PROSPECTUS SUPPLEMENT
(To Prospectus dated June 20, 1997)

                                    (LOGO)

                               CITYSCAPE CORP.
                   CITYSCAPE HOME EQUITY LOAN TRUST, SERIES 1997-C

$ 39,600,000    Class A-1              Variable Pass-Through Rate
$ 27,500,000    Class A-2              6.78% Pass-Through Rate
$ 12,438,000    Class A-3              7.38% Pass-Through Rate
$  7,800,000    Class A-4              7.00% Pass-Through Rate
$ 78,527,000    Class A-5              Variable Pass-Through Rate
$  6,659,000    Class M-1F             7.24% Pass-Through Rate
$  4,867,000    Class M-2F             7.48% Pass-Through Rate
$  9,268,000    Class M-1A             Variable Pass-Through Rate
$  5,609,000    Class M-2A             Variable Pass-Through Rate
$  3,586,076    Class B-1F             7.83% Pass-Through Rate
$  4,145,924    Class B-1A             Variable Pass-Through Rate


                  Home Equity Loan Pass-Through Certificates
Distributions payable on the 25th day of each month, commencing in July 1997

                       FINANCIAL ASSET SECURITIES CORP.
                                  Depositor

                               CITYSCAPE CORP.
                             Seller and Servicer

                           ------------------------

    The Cityscape Home Equity Loan Trust, Series 1997-C Certificates consist of (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (collectively, the "Group I Senior Certificates"), (ii) the Class A-5 Certificates (the "Group II Senior Certificates"), (iii) the Class M-1F Certificates and the Class M-2F Certificates (collectively, the "Group I Mezzanine Certificates"), (iv) the Class M-1A Certificates and the Class M-2A Certificates (collectively, the "Group II Mezzanine Certificates"), (v) the Class B-1F Certificates (the "Group I Subordinate Certificates" and, together with the Group I Senior Certificates and the Group I Mezzanine Certificates, the "Group I Certificates"), (vi) the Class B-1A Certificates (the "Group II Subordinate Certificates" and, together with the Group II Senior Certificates and the Group II Mezzanine Certificates, the "Group II Certificates"), (vii) the Class R-I Certificates and (viii) the Class R-II Certificates (together with the Class R-I Certificates, the "Residual Certificates"). The Group I and Group II Senior Certificates are collectively referred to herein as the "Senior Certificates," the Group I and Group II Mezzanine Certificates are collectively referred to herein as the "Mezzanine Certificates," and the Group I and Group II Subordinate Certificates are collectively referred to herein as the "Subordinate Certificates." The Group I and Group II Certificates (each, a "Certificate Group" and, collectively, the "Offered Certificates") and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

                                     Price to Public   Underwriting Discount  Proceeds to Depositor(2)
Class A-1 Certificates  . . . . .        100.000000%         0.195%                 99.805000%
Class A-2 Certificates(1) . . . .        100.000000%         0.295%                 99.705000%
Class A-3 Certificates(1) . . . .         99.953125%         0.400%                 99.553125%
Class A-4 Certificates(1) . . . .         99.968750%         0.350%                 99.618750%
Class A-5 Certificates  . . . . .        100.000000%         0.350%                 99.650000%
Class M-1F Certificates(1)  . . .        100.000000%         0.500%                 99.500000%
Class M-1A Certificates . . . . .         99.968750%         0.570%                 99.398750%
Class M-2F Certificates(1)  . . .         100.00000%         0.500%                 99.500000%
Class M-2A Certificates . . . . .         100.00000%         0.570%                 99.430000%
Class B-1F Certificates(1)  . . .         99.984375%         0.650%                 99.334375%
Class B-1A Certificates . . . . .          100.0000%         0.650%                 99.350000%
Total . . . . . . . . . . . . . .    $199,989,650.93       $699,847.70           $199,289,803.23


        (1) Plus accrued interest, if any, at the applicable Pass-Through Rate from June 10, 1997.
        (2)  Before deducting expenses, estimated to be $300,000


FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-13 HEREIN AND IN THE PROSPECTUS BEGINNING ON PAGE 11.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  GREENWICH CAPITAL                                PRUDENTIAL SECURITIES
     MARKETS, INC.                                     INCORPORATED

June 24, 1997



    THE YIELDS TO MATURITY OF THE OFFERED CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT ANY SUCH CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON ARE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE MORTGAGE LOAN GROUPS. THE YIELD TO INVESTORS ON THE CLASS A-1 CERTIFICATES AND THE GROUP II CERTIFICATES WILL ALSO BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SEE "RISK FACTORS--YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

    The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of June 9, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, Cityscape Corp. ("Cityscape"), as seller and servicer (in such capacities, the "Seller" and the "Servicer," respectively), and First Bank National Association, as trustee (the "Trustee"). The Trust Fund will consist primarily of two separate pools (each, a "Mortgage Loan Group") of mortgage loans (the "Mortgage Loans"). The Mortgage Loan Groups will be designated as
(i) Mortgage Loan Group I, which consists of a group of fixed-rate home equity loans (the "Group I Mortgage Loans") secured by first and second liens on one- to four-family residential properties and small mixed-use properties and (ii) Mortgage Loan Group II, which consists of a group of adjustable-rate home equity loans (the "Group II Mortgage Loans") secured by first liens on one- to four-family residential properties. The Group I Certificates will represent undivided ownership interests in the Group I Mortgage Loans, and the Group II Certificates will represent undivided ownership interests in the Group II Mortgage Loans. Distributions on each class of Offered Certificates will be made from collections on the Mortgage Loans of the related Mortgage Loan Group. As of the close of business on June 9, 1997, Mortgage Loan Group I and Mortgage Loan Group II consisted of Mortgage Loans (collectively, the "Initial Mortgage Loans") having aggregate unpaid principal balances of $80,183,777.04 and $97,549,923.60, respectively. On or prior to August 31,
1997, additional mortgage loans (the "Group I Subsequent Mortgage Loans") having an aggregate unpaid principal balance of up to $22,266,299.36 may be purchased by the Trust Fund with amounts on deposit in an account (the "Pre-Funding Account") to be established for such purpose on June 26, 1997, the date on which the Initial Mortgage Loans are expected to be conveyed to the Trust Fund and the Certificates to be issued (the "Closing Date").

    The aggregate original principal balance of each class of Offered Certificates (each such balance, an "Original Certificate Principal Balance" and, as such balance is reduced from time to time, the "Certificate Principal Balance") is set forth above. The Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates evidence senior, mezzanine and subordinate beneficial ownership interests, respectively, in the Trust Fund. Distributions to holders of the Offered Certificates will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the first Business Day thereafter (each, a "Distribution Date"), commencing in July 1997.

    Under the limited circumstances described herein, the Majority Residual Interestholders with respect to the Residual Certificates of each Certificate Group have the option (but not the obligation) to purchase the related Mortgage Loan Group, and the Servicer has the option (but not the obligation) to purchase each Mortgage Loan Group, any of which purchases would result in an early retirement of the Offered Certificates related to the applicable Mortgage Loan Group.

    The interests of the owners of the Offered Certificates will initially be represented by book-entries on the records of The Depository Trust Company (the "Depository") and participating members thereof. No person acquiring a beneficial interest in such a Certificate will be entitled to receive a physical certificate representing such Certificate, except in the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.

    Except for certain representations and warranties relating to the Mortgage Loans, Cityscape's obligations with respect to the Certificates are limited to its contractual servicing obligations. The Offered Certificates evidence interests in the Trust Fund only and are payable solely from amounts received with respect thereto. The Offered Certificates do not constitute an obligation of or an interest in the Depositor, the Trustee or Cityscape, or any of their respective affiliates, and will not be insured or guaranteed by any governmental agency. An election will be made to treat each Mortgage Loan Group as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes.

    Greenwich Capital Markets, Inc. and Prudential Securities Incorporated (together, the "Underwriters") intend to make a secondary market in the Offered Certificates but have no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.

    The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about the Closing Date.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Offered Certificates. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Method of Distribution" herein.

    This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated June 20, 1997 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    Upon written request, Cityscape will make available its most recent audited financial statements. Requests should be directed to Cityscape Corp., 565 Taxter Road, Elmsford, New York 10523, Attention: Cheryl P. Carl, Senior Vice President.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations." As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any class of Offered Certificates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus
Supplement and prior to the termination of the offering of the Offered Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made to Mr. Peter McMullin, Vice President, Financial Asset Securities Corp., in writing at 600 Steamboat Road, Greenwich, Connecticut 06830.


                               SUMMARY OF TERMS

    This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates        Cityscape Home  Equity Loan Trust,  Series 1997-
                             C,  Home Equity  Loan Pass-Through  Certificates
                             (the  "Certificates"), consisting  of the  Class
                             A-1,  Class   A-2,  Class  A-3  and   Class  A-4
                             Certificates (collectively, the "Group I  Senior
                             Certificates"), (ii) the Class A-5  Certificates
                             (the "Group II Senior Certificates"),  (iii) the
                             Class   M-1F   and   Class   M-2F   Certificates
                             (collectively,     the    "Group I     Mezzanine
                             Certificates"),  (iv) the Class  M-1A and  Class
                             M-2A  Certificates (collectively,  the "Group II
                             Mezzanine  Certificates"),  (v) the  Class  B-1F
                             Certificates    (the     "Group I    Subordinate
                             Certificates"  and,  together with  the  Group I
                             Senior  Certificates and  the Group I  Mezzanine
                             Certificates,   the   "Group I   Certificates"),
                             (vi) the Class B-1A  Certificates (the "Group II
                             Subordinate  Certificates"  and,  together  with
                             the   Group II  Senior   Certificates  and   the
                             Group II  Mezzanine Certificates,  the "Group II
                             Certificates"),     (vii) the     Class     R-1F
                             Certificates    (the    "Group    I     Residual
                             Certificates")   and  (viii)   the  Class   R-1A
                             Certificates    (the    "Group    II    Residual
                             Certificates"  and, together  with  the Group  I
                             Residual     Certificates,     the     "Residual
                             Certificates").   The  Group I Certificates  and
                             the   Group II  Certificates   are  collectively
                             referred    to    herein   as    the    "Offered
                             Certificates."   Only  the Offered  Certificates
                             are offered hereby.

The Depositor        Financial Asset  Securities Corp.  (the "Depositor"),  a
                     Delaware  corporation.  The  Depositor  is  an  indirect
                     limited   purpose   finance   subsidiary   of   National
                     Westminster  Bank  Plc  and  an  affiliate  of Greenwich
                     Capital Markets, Inc. ("Greenwich"). See "The Depositor" in the Prospectus and "Method of Distribution" herein.
                     None of the Depositor, National Westminster Bank Plc or any of their respective affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Certificates.

Servicer Cityscape Corp. ("Cityscape") will serve as the servicer (in such capacity, the "Servicer"). See "Cityscape Corp." herein. The Mortgage Loans were originated or purchased by Cityscape (in such capacity, the "Seller").

Trustee First Bank National Association, a national banking association, not in its individual capacity but solely as trustee on behalf of the holders of the Certificates (the "Trustee").

Cut-Off Date         With  respect to any  Initial Mortgage Loan  (as defined
                     herein),  the  close of  business on  June 9,  1997 (the
                     "Initial  Cut-Off Date").   With respect to  any Group I
                     Subsequent Mortgage Loan, the close of business on the date identified in the Subsequent Transfer Agreement.

Closing Date         On or about June 26, 1997.

Description of Certificates

  A.  General        The  Certificates will be  issued pursuant to  a Pooling
                     and Servicing Agreement,  dated as of June 9,  1997 (the
                     "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Seller and the Trustee.

        The Group I Certificates will be entitled to receive collections on a group of fixed-rate home equity loans (the "Group I Mortgage Loans") secured by first and second liens on one- to four-family residential properties and small mixed-use properties (the "Group I Mortgaged Properties"). The Group II Certificates will be entitled to receive collections on a group of adjustable-rate home equity loans (the "Group II Mortgage Loans") secured by first liens on one- to four-family residential properties (the "Group II Mortgaged Properties" and, together with the Group I Mortgaged Properties, the "Mortgaged Properties"). The Mortgage Loans that have been designated for inclusion in the Trust Fund as of June 9, 1997 are referred to herein as the "Initial Mortgage Loans" and those additional Group I Mortgage Loans to be acquired by the Trust Fund on or before August 31, 1997 are referred to herein as the "Group I Subsequent Mortgage Loans".

  B.  Form of Certificates       The Offered  Certificates will initially  be
                                 issued in book-entry  form. So long as  such
                                 Certificates  are  Book-Entry   Certificates
                                 (as defined herein), such  Certificates will
                                 be evidenced  by  one  or more  certificates
                                 registered   in  the  name  of  Cede  &  Co.
                                 ("Cede"),  as  nominee  of   The  Depository
                                 Trust  Company   (the  "Depository").     No
                                 person  acquiring  a  beneficial   ownership
                                 interest  in   such  Certificates  will   be
                                 entitled    to    receive    a    Definitive
                                 Certificate     (as     defined      herein)
                                 representing such person's interest,  except
                                 in  the event  Definitive  Certificates  are
                                 issued   under  the   limited  circumstances
                                 described herein.

  C.  Distributions      Distributions  on the  Offered Certificates  will be
                         made on the 25th day of  each month or, if such  day
                         is not  a Business Day,  on the  first Business  Day
                         thereafter,  commencing   in  July  1997   (each,  a
                         "Distribution   Date").   Distributions    on   each
                         Distribution Date  will be  made to  holders of  the
                         Certificates of record  as of the last  Business Day
                         of   the   month  preceding   the   month   of  such
                         Distribution Date  (each, a  "Record Date"),  except
                         that   the   final   distribution  on   an   Offered
                         Certificate will be made  only upon presentation and
                         surrender of such Offered Certificate at the  office
                         or agency  of the  Trustee in  St. Paul,  Minnesota.
                         Distributions  on the Mortgage Loans will be applied
                         to  the payment  of principal  and  interest on  the
                         Certificates  in  accordance   with  the  priorities
                         described below.

        1.  Interest         On each  Distribution Date, to  the extent funds
                             are  available  therefor,  the holders  of  each
                             class of  Offered Certificates will  be entitled
                             to receive  interest in an  amount equal  to the
                             sum of (i) interest  accrued during the  related
                             Accrual   Period  (as  defined  herein)  at  the
                             related  Pass-Through Rate  (as defined  herein)
                             on  the  Certificate Principal  Balance  of such
                             class  and  (ii) any Unpaid  Interest  Shortfall
                             Amount  (as  defined  herein)  payable  to  such
                             class,  except that  payment of  Unpaid Interest
                             Shortfall   Amounts   to   the   Mezzanine   and
                             Subordinate  Certificates  will be  subordinated
                             to  payments  of   principal  due  the   related
                             Offered Certificates on  such Distribution Date.
                             See    "Description   of    the   Certificates--
                             Allocation of Available Funds" herein.

        2.  Principal        Amounts  distributable in  respect of  principal
                             of the  Offered Certificates relating to a given
                             Mortgage Loan Group  will be allocated to  those
                             classes  of   such  Offered  Certificates   then
                             entitled to  receive distributions of  principal
                             in  the   order  and  priorities   described  in
                             "Description of the Certificates--Allocation  of
                             Available Funds" herein.   On each  Distribution
                             Date,   to  the   extent  funds   are  available
                             therefor after distributions of  interest on the
                             Offered Certificates  of each Certificate  Group
                             (as  described  in   the  preceding  paragraph),
                             those  classes  of   Offered  Certificates  then
                             entitled  to  receive  principal   distributions
                             will receive  as  principal the  sum  of (i)  an
                             amount  (the  "Regular  Principal   Distribution
                             Amount")  equal  to   the  lesser  of  (a)   the
                             aggregate of the  Certificate Principal Balances
                             of the Offered Certificates  of such Certificate
                             Group  immediately  prior to  such  Distribution
                             Date   and  (b) the  sum  of  (x) all  scheduled
                             installments of Mortgage Loan  principal and all
                             unscheduled collections and  recoveries of prin-
                             cipal, in  each case to  the extent  relating to
                             the Mortgage Loans  of the related Mortgage Loan
                             Group and  to  the extent  actually received  by
                             the Servicer  during the related Due  Period and
                             (y) in the case of the Group I  Certificates, on
                             the Distribution Date  immediately following the
                             Due  Period  in which  the  end  of the  Funding
                             Period (as defined herein)  occurs, that portion
                             of  the  Pre-Funded   Amount  not  utilized   to
                             purchase  Group I Subsequent Mortgage Loans (the
                             "Unutilized Funding Amount"), if  such amount is
                             less  than  $100,000  and  (ii) to   the  extent
                             described   herein,  an   amount  necessary   to
                             increase   the  Overcollateralized   Amount  (as
                             defined  herein)  for  the  related  Certificate
                             Group   to  the   related  Overcollateralization
                             Target  Amount  (as  defined  herein).   If  the
                             Unutilized  Funding  Amount  equals  or  exceeds
                             $100,000,  holders of  the Group  I Certificates
                             will  receive a  pro rata  distribution of  such
                             Unutilized Funding  Amount, as described  herein
                             (rather  than  a  distribution  of  such  amount
                             pursuant to  the order and  priorities otherwise
                             applicable    to    the    Regular     Principal
                             Distribution    Amount    as    described     in
                             "Description of the Certificates--Allocation  of
                             Available Funds").

Pass-Through Rates       The Pass-Through Rate for the Class A-1 Certificates
                         for a particular  Distribution Date is equal  to the
                         lesser of (a)  One-Month LIBOR on the  related LIBOR
                         Determination  Date (as  defined herein)  plus 0.14%
                         and (b)  the Class  A-1  Available Funds  Cap.   The
                         "Class A-1  Available Funds Cap" is a rate per annum
                         equal  to the weighted average of the interest rates
                         (the "Mortgage Rates") of the Group I Mortgage Loans
                         outstanding  as of the first day  of the related Due
                         Period net of the sum  of (i) the Servicing Fee Rate
                         (as defined herein) and (ii) the Trustee fee rate of
                         0.01125%  per annum (the  "Trustee Fee Rate").   The
                         Pass-Through  Rates  for  the  classes  of  Group  I
                         Certificates (other than the Class A-1 Certificates)
                         will  be as  set  forth on  the  cover page  hereof;
                         provided, however,  that, with respect to  the Class
                         A-3, Class A-4, Class M-1F, Class M-2F and Class  B-
                         1F Certificates, on any Distribution  Date after the
                         Call  Option Date (as defined below) relating to the
                         Group I Mortgage Loans, each such  Pass-Through Rate
                         will  be increased by 0.50% (50  basis points).  The
                         Pass-Through  Rate  for  each  class  of  Group   II
                         Certificates for a  particular Distribution Date  is
                         equal to the lesser of  (a) the sum of (i) One-Month
                         LIBOR on the  related LIBOR  Determination Date  (as
                         defined  herein) and (ii) the related Group II Pass-
                         Through Margin and (b) the Group II Available  Funds
                         Cap.   The  Group II  Pass-Through  Margins for  the
                         Class A-5,  Class M-1A,  Class M-2A  and Class  B-1A
                         Certificates  will  be  equal  to  0.24%  (24  basis
                         points),  0.50% (50  basis points), 0.70%  (70 basis
                         points) and 1.10% (110  basis points), respectively,
                         per  annum   until  the   first  Distribution   Date
                         following the Call Option Date relating to the Group
                         II  Mortgage Loans,  and  0.48%  (48 basis  points),
                         0.75% (75  basis points), 1.05%  (105 basis  points)
                         and  1.65%  (165  basis points),  respectively,  per
                         annum on and  after such Distribution  Date.  As  to
                         any Distribution Date, the "Group II Available Funds
                         Cap" is  a  rate per  annum  equal to  the  weighted
                         average  of the  Mortgage  Rates  on  the  Group  II
                         Mortgage  Loans outstanding as  of the first  day of
                         the  related Due Period,  net of the  sum of (i) the
                         Servicing Fee  Rate and  (ii) the Trustee  Fee Rate.
                         The  "Call Option Date"  with respect to  a Mortgage
                         Loan Group is  the first Distribution Date  on which
                         the  related  Group  Principal  Balance (as  defined
                         herein) is less than or  equal to 10% of the Maximum
                         Collateral  Amount  (as  defined  herein)  for  such
                         Mortgage Loan Group.  The Pass-Through Rates for the
                         Class A-1,  Class A-5,  Class M-1A,  Class M-2A  and
                         Class B-1A Certificates for the Distribution Date in
                         July 1997 will be 5.8275%, 5.9275%, 6.1875%, 6.3875%
                         and   6.7875%,  respectively,   per   annum.     See
                         "Calculation of One-Month LIBOR" herein.

Credit Enhancement       The credit  enhancement provided for  the benefit of
                         the  holders of  the  Offered  Certificates of  each
                         Certificate   Group  consists   solely  of   (a) any
                         overcollateralization resulting from allocation of the internal cash flows of such Certificate Group and the related Mortgage Loan Group and (b) the subordination provided to the Offered Certificates of each Certificate Group by any class or classes of Certificates of such Certificate Group that are subordinate thereto.

        Overcollateralization. The Pooling and Servicing Agreement provides for limited acceleration of principal distributions on the Offered Certificates of each Certificate Group relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. This acceleration of principal distributions on each Certificate Group is achieved by the application of certain excess cashflow as a payment of principal of the Offered Certificates of such Certificate Group, thereby creating overcollateralization to the extent the aggregate of the Loan Balances (as defined herein) of the Mortgage Loans in the related Mortgage Loan Group (the "Group Principal Balance") and, in the case of the Group I Certificates, the Pre-Funded Amount exceeds the aggregate Class Principal Balance of the Offered Certificates of such Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, and subject to the provisions described in the next paragraph, further application of such acceleration feature will cease as to that Certificate Group, unless necessary to maintain the required level of overcollateralization.

        As described herein, subject to certain trigger tests, the required levels of overcollateralization may increase or decrease. An increase would result in a temporary period of accelerated amortization of the Offered Certificates of the affected Certificate Group relative to the related Mortgage Loan Group to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

        Subordination. The Group I and Group II Mezzanine and Subordinate Certificates are subordinate in right of certain payments to the Group I and Group II Senior Certificates, respectively. The Class M-2F and Class M-2A Certificates are subordinate in right of certain payments to the Class M-1F and Class M-1A Certificates, respectively. The Group I and Group II Subordinate Certificates are subordinate in right of certain payments to the Group I and Group II Mezzanine Certificates, respectively. Generally, on any date on which no overcollateralization exists, all Realized Losses on the Mortgage Loans in each Mortgage Loan Group will be borne by the most subordinate class of Offered Certificates in such Group before being borne by a class senior thereto.

The Mortgage Loan
  Groups The Initial Mortgage Loans will be conveyed to the Trust Fund by the Depositor on or about June 26, 1997 (the "Closing Date"). The Mortgage Loans will be divided into two groups (each, a "Mortgage Loan Group"): Mortgage Loan Group I and Mortgage Loan Group II. The aggregate Loan Balances of the Group I Mortgage Loans and the Group II Mortgage Loans as of the close of business on the Initial Cut-Off Date were $80,183,777.04 (the "Group I Initial Cut-Off Date Principal Balance") and $97,549,923.60 (the "Group II Initial Cut-Off Date Principal Balance"), respectively.

        The Initial Mortgage Loans consist of 2,409 Mortgage Loans relating to Mortgaged Properties located in 39 states and the District of Columbia. Group I Subsequent Mortgage Loans having an aggregate principal balance of up to $22,266,299.36 may also be included in the Trust Fund on or before August 31, 1997.

        Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument creating a first lien or, in the case of certain Group I Mortgage Loans, a second lien on the related Mortgaged Property.

        Each Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of substantially equal monthly payments except for Balloon Mortgage Loans for which the amortization schedule extends beyond the stated maturity date and which provide for a payment at maturity that is substantially larger than any scheduled payment.

        All weighted averages specified herein are weighted based on the Cut-Off Date Principal Balances of the Initial Mortgage Loans. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Initial Cut-Off Date, unless indicated to the contrary herein. References to percentages of the Mortgage Loans in a particular Mortgage Loan Group mean percentages based on the Group Principal Balance of such Mortgage Loan Group as of the Initial Cut-Off Date.

        The Mortgage Loans are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Mortgage Loan Groups" herein.

                 The statistical information presented in this Prospectus Supplement regarding the Mortgage Loan Groups is based solely on the Initial Mortgage Loans and does not take into account any Group I Subsequent Mortgage Loans that may be added to Mortgage Loan Group I during the Funding Period through application of amounts on deposit in the Pre-Funding Account. As a result of the foregoing, the statistical information presented herein regarding the Initial Group I Mortgage Loans may vary in certain respects from comparable information based on the actual composition of the final Group I Mortgage Loans. See "The Mortgage Loan Groups."

        Group I Mortgage Loans. The Group I Mortgage Loans consist of 1,377 fixed-rate home equity loans to be acquired by the Trust Fund on the Closing Date (the "Initial Group I Mortgage Loans") and secured by first and second liens on one- to four-family residential properties and small mixed-use properties located in 37 states and the District of Columbia.

        Initial Group I Mortgage Loans representing approximately 84.69% of the Group I Initial Cut-Off Date Principal Balance are secured by mortgages which are first liens. The remainder of the Initial Group I Mortgage Loans are second in lien priority (together with any Group I Subsequent Mortgage Loan that is second in lien priority, the "Second Mortgage Loans") to mortgage loans that are secured by senior liens on the related Mortgaged Properties (any such senior lien, a "First Lien"), which First Lien mortgage loans are not included in the Group I Mortgage Loans.

        The Initial Group I Mortgage Loans bear interest at fixed rates (the "Group I Mortgage Rates") which range from 7.85% to 17.15% per annum. The weighted average Group I Mortgage Rate of the Initial Group I Mortgage Loans was approximately 11.67% per annum as of the Initial Cut-Off Date. As of the Initial Cut-Off Date, less than 1% of the Initial Group I Mortgage Loans were Simple Interest Loans (as defined herein). The Loan Balances of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date ranged from approximately $9,607 to $469,892. The average Initial Cut-Off Date Principal Balance of the Initial Group I Mortgage Loans was approximately $58,231. The weighted average original term to stated maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date was approximately 231 months. The weighted average remaining term to stated maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date was approximately 229 months. As of the Initial Cut-Off Date, the weighted average number of months that had elapsed since origination of the Initial Group I Mortgage Loans was approximately 2 months.

        The   lowest   and   highest   Combined   Loan-to-Value  Ratios,   at
        origination, of the Initial Group I Mortgage Loans were approximately 9.20% and 98.71% respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Group I Mortgage Loans at origination was approximately 73.89%. "Combined Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at origination plus, in the case of a Second Mortgage Loan, the outstanding principal balance of the related First Lien on the date of origination of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan or, in the case of a purchase money Mortgage Loan, the lesser of the purchase price or the appraised value.

        Initial Group I Mortgage Loans representing approximately 45.54% of the Group I Initial Cut-Off Date Principal Balance require monthly payments of principal based on amortization schedules significantly longer than the respective original terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"), in each case leaving a substantial portion of the original principal amount due and payable on the maturity date (each such payment, together with accrued interest on the related Balloon Mortgage Loan for the one-month period ending on the day preceding its stated maturity date, a
        "Balloon Payment"). Each Group I Mortgage Loan that is not a Balloon Mortgage Loan provides for a schedule of equal monthly payments which are sufficient to amortize fully the principal balance of such Mortgage Loan over its original term. See "Risk Factors--Balloon Mortgage Loans".

        On or prior to August 31, 1997, the Trust Fund is expected to acquire, subject to availability, Group I Subsequent Mortgage Loans that will have been originated or purchased on or before such date by the Seller. The maximum aggregate principal amount of Group I Subsequent Mortgage Loans that may be so acquired by the Trust Fund is approximately $22,266,299.36. All of the Group I Subsequent Mortgage Loans will be secured by liens on one- to four-family residential properties. See "The Mortgage Loan Groups".

        Group II Mortgage Loans. The Group II Mortgage Loans consist of 1,032 adjustable-rate home equity loans to be acquired by the Trust Fund on the Closing Date and secured by first liens on one- to four-family residential properties located in 36 states and the District of Columbia. The Group II Mortgage Loans bear interest at variable Mortgage Rates that as of the Initial Cut-Off Date ranged from 5.99% to 15.50%. The weighted average Mortgage Rate for the Group II Mortgage Loans was approximately 10.40% per annum as of the Initial Cut-Off Date. The Loan Balances of the Group II Mortgage Loans ranged from approximately $12,790 to $1,795,478. The average Loan Balance of the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately $94,525. The weighted average original term to stated maturity of the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 360 months. As of the Initial Cut-Off Date, the weighted average number of months that had elapsed since origination of the Initial Group II Mortgage Loans was approximately 2 months. The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 358 months. The weighted average number of months until the next Adjustment Date for the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 10 months. The lowest and highest Combined Loan-to-Value Ratios of the Group II Mortgage Loans at origination were approximately 14.12% and 97.50%, respectively. The weighted average Combined Loan-to-Value Ratio of the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 76.86%. None of the Group II Mortgage Loans is a Balloon Mortgage Loan.

        Except as described below, all of the Group II Mortgage Loans have Mortgage Rates that are subject to semi-annual adjustment on the applicable day of the months specified in the related Mortgage Notes (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month dollar deposits in the London market ("Six-Month LIBOR") and (ii) a fixed percentage amount specified in each such Mortgage Note (the "Gross Margin"). In no event, however, will the Mortgage Rates of the Group II Mortgage Loans increase or decrease on any Adjustment Date by more than 1.0% per annum with respect to 96.39% of the Group II Mortgage Loans or more than 1.5% per annum with respect to 3.61% of the Group II Mortgage Loans (each such rate limitation, a "Periodic Rate Cap"). A majority of the Mortgage Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index (as defined herein) values and the related Gross Margins. Approximately 34.45% of the Group II Mortgage Loans (the "2/28 LIBOR Mortgage Loans") will have fixed
        Mortgage Rates for 24 months after origination thereof before becoming subject to the semi-annual adjustment described above for Group II Mortgage Loans. Each Group II Mortgage Loan, over the life thereof, is subject to a maximum Mortgage Rate (a "Maximum Mortgage Rate") equal to the sum of the initial Mortgage Rate thereof and a percentage (a "Lifetime Cap") set forth in the related Mortgage Note. Group II Mortgage Loans representing approximately 91.28%,
        0.08%,  0.65%  and 7.99%  of  the  Group II  Cut-Off  Date  Principal
        Balance have Lifetime Caps of 6.00%, 6.45%, 6.50% and 7.00%, respectively, per annum. In general, each Mortgage Loan provides that in no event will the Mortgage Rate be less than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

        As of the Initial Cut-Off Date, the lowest and highest Gross Margins of the Group II Mortgage Loans were approximately 2.75% and 11.60%, respectively, and the weighted average of the Gross Margins of the Group II Mortgage Loans was approximately 7.18%.

        All of the Group II Mortgage Loans are Actuarial Loans (as defined herein).

        The Mortgage Loans are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Mortgage Loan Groups."

Pre-Funding Account      On the Closing Date, $22,266,299.36 (the "Pre-Funded
                         Amount")  will be deposited in an account (the "Pre-
                         Funding  Account")  that  is  in  the  name  of  and
                         maintained by the Trustee as  part of the Trust Fund
                         for  the  benefit  of the  holders  of  the Group  I
                         Certificates and  will be  used to  acquire Group  I
                         Subsequent Mortgage  Loans.  See "The  Mortgage Loan
                         Groups" herein.   The Pre-Funding Account  shall not
                         be  an asset  of the  REMIC related  to the  Group I
                         Mortgage  Loans.     Any  reinvestment  earnings  on
                         amounts in the Pre-Funding Account shall  be taxable
                         to the Seller.   During the period beginning on  the
                         Closing  Date  and   generally  terminating  on  the
                         earlier to occur of (i) the date on which the amount
                         on  deposit in the Pre-Funding Account (exclusive of
                         any investment earnings)  is less than $100,000  and
                         (ii)  August 31,  1997 (the  "Funding  Period"), the
                         Pre-Funded Amount  will  be maintained  in the  Pre-
                         Funding  Account.   The  Pre-Funded  Amount will  be
                         reduced  during the  Funding  Period by  the  amount
                         thereof used to purchase Group I Subsequent Mortgage
                         Loans in accordance  with the Pooling  and Servicing
                         Agreement.  Any  Unutilized Funding  Amount will  be
                         distributed to  holders of  the classes  of Group  I
                         Certificates  on the  related  Distribution Date  in
                         reduction  of  the   related  Certificate  Principal
                         Balances,   thus   resulting   in   an   unscheduled
                         distribution of principal in respect of such classes
                         of  Group  I   Certificates  on  such  date.     The
                         allocation  of  such  distribution  to  the  various
                         classes of Group  I Certificates will depend  on the
                         size  of  the  Unutilized Funding  Amount.    If the
                         Unutilized   Funding   Amount  equals   or   exceeds
                         $100,000, holders of the  Group I Certificates  will
                         be  entitled  to  a pro  rata  distribution  of such
                         Unutilized  Funding  Amount,  on the  basis  of  the
                         respective Original  Certificate Principal  Balances
                         of  such classes,  as  described  herein.    If  the
                         Unutilized  Funding Amount is less than $100,000, it
                         will be distributed  pursuant to  the allocation  of
                         the Regular  Principal Distribution  Amount for  the
                         related   Distribution   Date,   as   described   in
                         "Description  of  the   Certificates--Allocation  of
                         Available Funds."

Capitalized Interest
Account On the Closing Date the Seller will deposit into an account (the "Capitalized Interest Account"), to be maintained with and in the name of the Trustee on behalf of the Trust Fund, a portion of the proceeds of the sale of the Offered Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in July, August and September 1997 to cover shortfalls in interest on the Group I Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Group I Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period are required to be paid directly to the Seller. The Capitalized Interest Account shall not be an asset of the REMIC related to the Group I Mortgage Loans. Any reinvestment earnings on amounts in the Capitalized Interest Account shall be taxable to the Seller.

Underwriting Standards .         As    described    herein,   the    Seller's
                                 underwriting  standards  generally are  less
                                 stringent than those  of FNMA or FHLMC  with
                                 respect to  a borrower's credit history  and
                                 in  certain  other respects.   A  borrower's
                                 tarnished  credit history  may not  preclude
                                 the Seller from making a loan.   As a result
                                 of  this   approach  to  underwriting,   the
                                 Mortgage Loans  may experience higher  rates
                                 of delinquencies, defaults and  foreclosures
                                 than  mortgage loans  underwritten in a more
                                 traditional   manner.     See   "Cityscape's
                                 Portfolio  of  Mortgage  Loans--Underwriting
                                 Guidelines of the Seller" herein.

Servicing        Cityscape will  serve as the Servicer  under the Pooling and
                 Servicing Agreement.  The Servicer  will be  responsible for servicing the Mortgage Loans and will receive from  interest collected on  the Mortgage Loans a monthly  servicing fee on each  Mortgage  Loan  equal  to  the  Loan  Balance  thereof multiplied  by one-twelfth  of the Servicing Fee  Rate (such
                 product,  the   "Servicing  Fee").  See   "The  Pooling  and
                 Servicing Agreement--Servicing  Compensation and  Payment of
                 Expenses" herein.

        The Servicer will be obligated to make advances ("Advances") with respect to delinquent payments of interest on any Mortgage Loan to the extent described herein. The Trustee will be obligated to make any such Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Advances" herein.

Payments to Cover
  Prepayment Interest
  Shortfalls         The Servicer will be required to fund in respect of each
                     Distribution Date,  without any right  of reimbursement,
                     an amount equal to the  lesser of (a) the aggregate, for
                     each Mortgage  Loan, of  the excess,  if any, of  a full
                     month's  interest  on  the  amount  of   each  Principal
                     Prepayment  at a  rate per  annum  equal to  the related
                     interest rate  (the "Mortgage Rate") applicable  to such
                     Mortgage Loan  (or such lower  rate as may  be in effect
                     for a Mortgage Loan because of application of  the Civil
                     Relief  Act)  minus  the Servicing  Fee  Rate  (the "Net
                     Mortgage  Rate") over  the amount  of  interest actually
                     paid  by the Mortgagor in connection with such Principal
                     Prepayment  during  the  related  Due  Period  less  the
                     Servicing Fee  for the  related Mortgage  Loan for  such
                     month (a "Prepayment  Interest Shortfall")  and (b)  the
                     aggregate  Servicing Fee received by the Servicer in the
                     related  Due Period.    See "The  Pooling and  Servicing
                     Agreement--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans" herein.

Optional Termination         On  any Distribution  Date  on  which the  Group
                             Principal  Balance of  a Mortgage  Loan Group is
                             less  than  or  equal  to  10%  of  the  Maximum
                             Collateral Amount (as  defined herein) for  such
                             Mortgage   Loan  Group,   the  holders   of  the
                             majority interest  in the Residual  Certificates
                             of the related Certificate Group  (the "Majority
                             Residual Interestholders") will  have the option
                             (but  not  the  obligation)  to purchase,  as  a
                             whole, the Mortgage  Loans and the REO Property,
                             if  any,  with  respect  to  such Mortgage  Loan
                             Group and  thereby effect  the early  retirement
                             of all Certificates  of the related  Certificate
                             Group.   In addition,  on any Distribution  Date
                             on  which  the  Group  Principal  Balance  of  a
                             Mortgage  Loan Group is less than or equal to 5%
                             of   the  Maximum  Collateral  Amount  for  such
                             Mortgage Loan  Group, the  Servicer will  have a
                             similar  option  with   respect  to  each   such
                             Mortgage Loan Group.   See  "Description of  the
                             Certificates--Optional Termination" herein.

Certain Federal Income Tax
  Considerations         An election will be made to treat each Mortgage Loan
                         Group  (other than the  Pre-Funding Account  and the
                         Capitalized Interest Account relating to the Group I
                         Mortgage   Loans)  as   a   "real  estate   mortgage
                         investment conduit" (the "REMIC") for federal income
                         tax  purposes.  The  Offered  Certificates  of  each
                         Certificate   Group    will   constitute    "regular
                         interests"  in the  related REMIC  and  the Residual
                         Certificates   of   each  Certificate   Group   will
                         constitute the sole class of "residual interests" in
                         the related  REMIC.  See  "Certain Material  Federal
                         Income   Tax  Consequences"   herein  and   "Certain
                         Material  Federal Income  Tax  Consequences" in  the
                         Prospectus.

ERISA Considerations         The acquisition of an Offered Certificate by  an
                             employee  benefit plan  subject to  the Employee
                             Retirement  Income  Security  Act  of  1974,  as
                             amended  ("ERISA"),  or a  plan  or  arrangement
                             subject to  Section 4975 of the Code (as defined
                             herein)   (each  of  the  foregoing,  a  "Plan")
                             could,   in   some  instances,   result   in   a
                             "prohibited transaction"  or other violation  of
                             the   fiduciary  responsibility   provisions  of
                             ERISA and Code Section 4975.

        Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment         The   Offered  Certificates   will  not   constitute
                         "mortgage related securities" for purposes of SMMEA.
                         The  appropriate  characterization  of  the  Offered
                         Certificates   under   various    legal   investment
                         restrictions, and  thus  the  ability  of  investors
                         subject  to these  restrictions to  purchase Offered
                         Certificates,   may   be  subject   to   significant
                         interpretive  uncertainties.   All  investors  whose
                         investment   authority    is   subject    to   legal
                         restrictions should consult their own legal advisors
                         to  determine  whether,  and  to  what  extent,  the
                         Offered   Certificates    will   constitute    legal
                         investments for them. See "Legal Investment" in the Prospectus.

Ratings It is a condition to the issuance of the Offered Certificates that (i) the Group I Senior Certificates and Group II Senior Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and Fitch Investors Service, L.P. ("Fitch" and, together with S&P and DCR, the "Rating Agencies"), (ii) the Class M-1F Certificates be rated "AA" by each of the Rating Agencies, (iii) the Class M-1A Certificates be rated "AA+" by S&P and "AA" by DCR and Fitch, (iv) the Class M-2F Certificates be rated "A" by each of the Rating Agencies, (v) the Class M-2A Certificates be rated "A+" by S&P, "A" by Fitch and "A-" by DCR,
             (vi) the Class B-1F Certificates be rated "BBB" by each of the Rating Agencies and (vii) the Class B-1A Certificates be rated "BBB" by S&P and Fitch and "BBB-" by DCR. No rating addresses whether Group I Subsequent Mortgage Loans will be purchased by the Trust Fund, the amount of any such Mortgage Loans to be so purchased, or the impact any such purchase might have on the yields of the Offered Certificates. The security ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Ratings" herein.

                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

    Yield Generally. The yields to maturity of the Offered Certificates may vary from the anticipated yields to the extent such Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon are sensitive to the rate and timing of principal payments (including prepayments) of the Mortgage Loans. Certificateholders should consider, in the case of any Offered Certificates purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In addition, the timing of changes in the rate of Principal Prepayments (as defined herein) on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

    Prepayment Considerations and Risks. The rates of principal distributions on the Offered Certificates, the aggregate amounts of distributions thereon and the yields to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations and (iii) repurchases by Cityscape or the Servicer). In addition, as described herein, Initial Group I Mortgage Loans representing approximately 45.54% of the Group I Initial Cut-Off Date Principal Balance are Balloon Mortgage Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a single lump-sum payment at the end of the fifteenth year. The Mortgage Loans may be prepaid by the mortgagors (each, a "Mortgagor") at any time; however, with respect to certain Mortgage Loans, a prepayment charge will generally apply to full and partial prepayments by Mortgagors during the first three years after origination. Any such prepayment charge will be retained by the Servicer as additional servicing compensation. The Mortgage Loans are subject to the "due-on-sale" provisions included therein (insofar as such provisions are enforceable under applicable state law). Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Servicer of a defaulted Mortgage Loan or any purchase by the Majority Residual Certificateholders of a Certificate Group, or by the Servicer, of the remaining Mortgage Loans and REO Property with respect to the related Mortgage Loan Group in connection with the optional termination of such Mortgage Loan Group) will, subject to certain conditions, result in distributions to holders of the Offered Certificates then entitled to receive principal distributions of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, the overcollateralization provisions of the Trust Fund will result in a limited acceleration of principal payments to the holders of the Offered Certificates. Moreover, as described herein, on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, a principal prepayment will be made to the holders of certain classes of Group I Certificates in the amount which represents the excess of the Pre-Funded Amount over the aggregate Loan Balance of all Group I Subsequent Mortgage Loans acquired by the Trust Fund subsequent to the Closing Date (i.e., the balance on deposit in the Pre-Funding Account on such date (net of investment earnings)). See "Description of the Certificates" herein. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

    The weighted average life of a pool of loans (as with each Mortgage Loan Group included in the Trust Fund) is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is scheduled to be repaid to the investors in such pool. Because it is expected that there will be principal prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Loan Groups-- General".

    Defaults and Delinquent Payments. The yields to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. The Servicer will not be required to advance amounts in respect of delinquent payments of principal of the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not borne by a class of Certificates subordinate thereto, its actual yield to maturity will be lower than the yield to maturity so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses that are not borne by a subordinate class will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

    Payment Delay. Under the Pooling and Servicing Agreement, payments of principal and interest on the Group I Mortgage Loans in respect of any Due Period generally will not be passed through to the holders of the Group I Certificates until the Distribution Date in the following calendar month. As a result, the monthly distributions to the holders of the Group I Certificates generally will reflect Mortgagor payments during the prior calendar month. Each Distribution Date will be on the 25th day of each month (or the next succeeding business day), commencing in July 1997. Thus, the effective yield to the holders of all Group I Certificates (other than the Class A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate and the price paid for the Group I Certificates (other than the Class A-1 Certificates) by such holders because distributions on such Group I Certificates in respect of any given month will not be made until on or about the 25th day of the following month and will not bear interest during such delay.

EFFECT OF GROUP I MORTGAGE RATES ON THE PASS-THROUGH RATE FOR THE CLASS A-1 CERTIFICATES

    As described herein, the Pass-Through Rate for the Class A-1 Certificates adjusts monthly to equal the lesser of (a) One-Month LIBOR plus 0.14% and (b) Class A-1 Available Funds Cap. The Group I Mortgage Loans, from which distributions on the Class A-1 Certificates will be derived, will bear fixed Mortgage Rates; consequently, the amount of interest that accrues on the Class A-1 Certificates at the related Pass-Through Rate during any Accrual Period may be less than the amount that would accrue at One-Month LIBOR plus 0.14%, in which circumstance the value of the Class A-1 Certificates may be temporarily or permanently reduced.

RISK OF LIMITATIONS TO ADJUSTMENTS OF THE MORTGAGE RATES ON THE GROUP II MORTGAGE LOANS

    As described herein, the Pass-Through Rates for each class of Group II Certificates adjusts monthly to equal the lesser of (a) the sum of (i) One-Month LIBOR plus (ii) the related Group II Pass-Through Margin and (b) the Group II Available Funds Cap. Approximately 34.45% of the Group II Mortgage Loans are 2/28 Mortgage Loans which have fixed Mortgage Rates for 24 months after origination and, in addition, each of the Group II Mortgage Loans is subject to a Periodic Rate Cap and a Maximum Mortgage Rate; consequently, the amount of interest that accrues on a class of Group II Certificates at the related Pass-Through Rate during any Accrual Period may be less than the amount that would accrue at One-Month LIBOR plus the related Group II Pass-Through Margin, in which circumstance the value of such class or classes of Group II Certificates may be temporarily or permanently reduced.

GROUP I SUBSEQUENT MORTGAGE LOANS

    The ability of the Seller to originate or purchase mortgage loans subsequent to the date hereof and on or prior to August 31, 1997 that meet the requirements for transfer to the Trust Fund under the Pooling and Servicing Agreement will be affected by a variety of factors, including interest rates, employment levels, the rate of inflation and consumer perception of economic conditions generally. On the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, a principal prepayment will be made to the holders of certain classes of Group I Certificates in the amount which represents the excess of the Pre-Funded Amount over the Loan Balance of all Group I Subsequent Mortgage Loans acquired by the Trust Fund subsequent to the Closing Date (i.e., the balance on deposit inthe Pre-Funding Accounton such date(net of investmentearnings)).

EFFECT OF BASIS RISK ON CREDIT ENHANCEMENT

    Credit enhancement is provided to the Offered Certificates of each Certificate Group in part by means of the application of the General Excess Available Amount for such Certificate Group on each Distribution Date to make required distributions on the applicable classes of Offered Certificates. See "Description of the Certificates--Allocation of Available Funds" herein. The General Excess Available Amount on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans of the related Mortgage Loan Group during the related Due Period and such amount will be influenced by changes in the weighted average of the Mortgage Rates resulting from prepayments and liquidations of the Mortgage Loans in the related Mortgage Loan Group as well as from, in the case of the Group II Mortgage Loans, adjustments of the related Mortgage Rates. To the extent the weighted average of the Pass-Through Rates on the classes of Offered Certificates of a Certificate Group increases relative to the weighted average of the Mortgage Rates for the related Mortgage Loans, it may be necessary to apply all or a portion of the related General Excess Available Amount to make required distributions of interest on the related classes of Offered Certificates and, as a result, such General Excess Available Amount may be unavailable for any other purpose. In addition, it is possible that, under certain circumstances, the General Excess Available Amount may be insufficient to cover the required distributions of interest on the related classes of Offered Certificates.

BALLOON MORTGAGE LOANS

    Initial Group I Mortgage Loans representing approximately 45.54% of the Group I Initial Cut-Off Date Principal Balance are Balloon Mortgage Loans, which generally have original terms of 15 years and provide for monthly payments based on a 30 year amortization schedule and final monthly payments substantially greater than the preceding monthly payments. The existence of a Balloon Payment generally will necessitate that the related Mortgagor refinance the Mortgage Loan or sell the Mortgaged Property on or prior to the stated maturity date. The ability of a Mortgagor to accomplish either of these alternatives will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws and prevailing general economic conditions. None of the Seller, the Servicer, the Depositor or the Trustee is obligated to refinance any Mortgage Loan.

SECOND MORTGAGE LOANS

    Initial Group I Mortgage Loans representing 84.69% of the Group I Initial Cut-Off Date Principal Balance are secured by first liens, with the remaining Initial Group I Mortgage Loans (representing approximately 15.31% of the Group I Initial Cut-Off Date Principal Balance) being Second Mortgage Loans. The First Liens related to such Second Mortgage Loans will not be included in the Mortgage Loan Groups.

    The primary risk to holders of mortgage loans secured by second mortgages is that the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of a mortgage loan only to the extent that the claims of the first mortgage have been satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage. In servicing second mortgages in its portfolio, the Servicer may satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the first mortgage is satisfied. The Trust Fund will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any First Lien or to make payments due to the First Lien mortgagee. The Pooling and Servicing Agreement provides that the Servicer may be required to advance such amounts under the circumstances described therein. See "The Pooling and Servicing Agreement" herein.

    An overall decline in the residential real estate market, the general condition of a Mortgaged Property or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Second Mortgage Loans, together with any First Liens on the Mortgaged Properties, equal or exceed the values of the Mortgaged Properties. Such a decline could reduce or eliminate any economic interest of the Trust Fund in a Mortgaged Property before having any effect on the interest of the related First Lien mortgagee. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Second Mortgage Loans could be higher than those heretofore experienced by the Seller or in the home equity mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest (including Balloon Payments) on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loan Groups.

    Information is provided under "The Mortgage Loan Groups--General" with respect to the Combined Loan-to-Value Ratios of the Initial Group I Mortgage Loans. As discussed above, the value of the Mortgaged Properties securing the payment of Second Mortgage Loans could be adversely affected by a number of factors. As a result, despite the amortization of the Mortgage Loans and any First Liens on such Mortgaged Properties, there can be no assurance that the Combined Loan-to-Value Ratios of any Second Mortgage Loans determined as of a date subsequent to the origination date will be the same or lower than the Combined Loan-to-Value Ratios for such Mortgage Loans determined as of the origination date.

UNDERWRITING STANDARDS, LIMITED OPERATING HISTORY AND POTENTIAL DELINQUENCIES

    As described herein, Cityscape's underwriting standards generally are less stringent than those of the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") with respect to a borrower's credit history and in certain other respects. An applicant's tarnished credit history may not preclude Cityscape from making the applicant a loan. As a result of this approach to underwriting, the Mortgage Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the FNMA and FHLMC guidelines.

    Cityscape commenced servicing portfolios of mortgage loans in 1994. Accordingly, Cityscape does not have sufficient historical delinquency, bankruptcy, foreclosure or default information on which to rely for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

GEOGRAPHIC CONCENTRATION

    Initial Group I Mortgage Loans representing approximately 19.54%, 8.97%, 7.79% and 6.92% of the Group I Initial Cut-Off Date Principal Balance are secured by Mortgaged Properties located in New York, New Jersey, Pennsylvania and Georgia, respectively. Group II Mortgage Loans representing approximately 15.76%, 14.21%, 13.96%, 6.34% and 5.80% of the Group II Cut-Off Date Principal Balance are secured by mortgaged properties in Michigan, New York, New Jersey, Ohio and Illinois, respectively. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Initial Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Initial Mortgage Loans may increase substantially. Changes in the values of Mortgaged Properties may have an effect on the delinquency, foreclosure, bankruptcy and loss experience of the Initial Mortgage Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

SMALL MIXED-USE PROPERTIES

    Initial Group I Mortgage Loans representing approximately 2.42% of the Group I Initial Cut-Off Date Principal Balance are secured by small mixed-use properties. These are properties which have two to seven units including space used for retail, professional or other commercial uses. The Servicer has only recently commenced servicing mortgages secured by small mixed-use properties and, accordingly, has no representative historical delinquency, bankruptcy, foreclosure, default or prepayment experience applicable to the Mortgage Loans that are so secured. Due to the limited market for such properties, it is expected that, in the event of foreclosure, it will take a longer time to recover liquidation proceeds from such properties than from single-family properties.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the application of the Civil Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any such interest shortfalls could result in losses to the holders of the Offered Certificates. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

PURCHASED MORTGAGE LOANS

    Substantially all of the Mortgage Loans will have been either originated by or on behalf of the Seller or purchased and re-underwritten by the Seller in accordance with the Seller's customary loan purchase program. As described herein, the Seller will make certain representations and warranties regarding all of the Mortgage Loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the Certificateholders, the Seller will be required either to cure such breach or to repurchase the related Mortgage Loan or Loans. Upon the purchase of mortgage loans from third-party originators, Cityscape generally requires that the servicing of such mortgage loans be transferred to it. During the time of such transfer, it is possible that delays in the receipt of collections on such mortgage loans could occur resulting in a higher level of delinquencies during such period.

LEGAL CONSIDERATIONS

    The transfer of the Mortgage Loans from the Seller to the Depositor will be treated by the Seller and the Depositor as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, the receiver or bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver or bankruptcy trustee decided to challenge such transfer, delays in payments on the Certificates and possible reductions in the amount of such payments could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is a valid transfer of all of the Depositor's right, title and interest in the Mortgage Loans to the Trust Fund.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

    Applicable federal and state laws regulate interest rates and other charges with respect to mortgage loans and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus.

BOOK-ENTRY REGISTRATION

    The Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and will not be registered in the names of the holders of the Certificate Owners (as defined herein) or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used herein and in the Pooling and Servicing Agreement) and will be able to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Form, Denomination, Exchange, Registration and Title".

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as Mortgaged Properties. The failure to comply with such laws and regulations may result in fines and penalties.

    Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and other related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances.


                   CITYSCAPE'S PORTFOLIO OF MORTGAGE LOANS

UNDERWRITING GUIDELINES OF CITYSCAPE

    The following is a description of the underwriting guidelines customarily and currently employed by Cityscape with respect to home equity loans which it originates or purchases from others. Cityscape revises such guidelines from time to time in connection with changing economic and market conditions.

    Cityscape's business consists primarily of originating, purchasing and servicing home equity loans. Cityscape specializes in home equity loans (such term as used herein includes both refinancings and purchase money loans) that do not conform to the underwriting standards of FNMA, FHLMC, banks and other primary lending institutions, particularly as such standards relate to a prospective borrower's credit history. In analyzing loan applications, Cityscape analyzes both the borrower's credit and the value of the underlying property which will secure the loan, including the characteristics of the underlying First Lien, if any.

    Cityscape considers factors pertaining to the borrower's current employment, stability of employment and income, financial resources, and credit history, reflecting not only the borrower's ability to pay but also the willingness to repay contractual obligations. The property's age, condition, location, value and continued marketability are additional factors considered in each risk analysis.

    Cityscape's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. All of Cityscape's underwriting determinations are made without regard to sex, marital status, race, color, religion, age or national origin. Each application is evaluated on its individual merits, applying the guidelines set forth below, to ensure that each application is considered on an equitable basis.

    Cityscape   originates  home   equity   loans   with   different   credit
characteristics depending on the credit profiles of individual borrowers. Except for Balloon Mortgage Loans, the home equity loans originated by Cityscape generally have amortization schedules ranging from 15 years to 30 years, bear interest at either adjustable rates based on indices set forth in the related Mortgage Notes or fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Cityscape also originates Balloon Mortgage Loans, which generally provide for scheduled amortization over 30 years with a due date and a Balloon Payment at the end of the fifteenth year. The principal amount of the loans purchased or originated by Cityscape generally ranges from a minimum of $8,500 to a maximum of $500,000. Under current policy, the majority of the home equity loans Cityscape acquires or originates have Combined Loan-to-Value Ratios which do not exceed 85%, except that in some instances, on an exception basis, Cityscape may accept a loan with a Combined Loan-to-Value Ratio up to 100%. The collateral securing loans acquired or originated by Cityscape are generally one- to four-family residences, including condominiums, manufactured housing and townhomes and such properties may or may not be occupied by the owner. It is Cityscape's policy not to accept mobile home or commercial properties (other than small mixed-use properties) or unimproved land as collateral. However, Cityscape will accept small multifamily properties which consist of more than four residential units.

    Cityscape's home equity loan program includes a full documentation program and a non-income verification program. Under the full documentation program, the borrower's total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally cannot exceed 50% of the borrower's monthly gross income. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for full documentation programs is generally verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For Cityscape's non-income verification program, proof of employment or self-employment is required.

    Cityscape requires that a full appraisal of the property used as collateral for any loan that it acquires or originates be performed in connection with the origination of the loan. All appraisals are performed by third party, fee-based appraisers and generally conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior and interior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property.

    A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit performance weighs heavily in the evaluation of risk by Cityscape. The credit report is used to evaluate the borrower's record and must be current at the time of application. A lack of credit history will not necessarily preclude a loan if the borrower has sufficient equity in the property. Slow payments on the borrower's credit report must be satisfactorily explained and will normally reduce the amount of the loan for which the applicant can be approved.

    Cityscape requires title insurance coverage issued by an approved ALTA title insurance company on all property securing home equity loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Cityscape against loss if the title or lien position is not as indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the lesser of (a) the new loan and any senior mortgage and (b) an amount sufficient to cover replacement costs of the mortgaged property.

    Cityscape has established classifications with respect to the credit profiles of loans based on certain borrower characteristics. Each loan applicant is placed into one of four letter ratings ("A" through "D", with subratings within those categories), depending upon a number of factors including the applicant's credit history, based on credit bureau reports and employment status. Terms of loans made by Cityscape, as well as the maximum loan-to-value ratio and debt service-to-income ratio (calculated by dividing fixed monthly debt payments by gross monthly income), vary depending upon the classification of the borrower. Borrowers with lower credit ratings generally pay higher interest rates and loan origination fees. The criteria currently used by Cityscape in classifying loan applicants can be generalized as follows:

    "A" Risk.    Under the "A" risk category, a loan applicant must generally have repaid installment or revolving debt according to its terms.

             - Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of one (or two on a case-by-case basis) 30-day late payment(s) within the last 12 months being acceptable.

             - Non-mortgage credit: minor derogatory items are allowed, but a letter of explanation is required; any recent open collection accounts or open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

             -   Bankruptcy filings:   must  have been  discharged more  than
                 four years prior to closing with credit re-established.

             - Maximum Combined Loan-to-Value Ratio: up to 80% (or 90% on an exception basis) is permitted for a loan secured by an owner-occupied one- to four-family residence; 75% (or up to 80% on an exception basis) for a loan secured by an owner-occupied condominium; and 70% (or up to 80% on an exception basis) for a loan secured by a non-owner-occupied one- to four-family residence.

             -   Debt service-to-income ratio:  generally 45% or less.

    "B" Risk.    Under  the  "B" risk  category, a  loan applicant  must have generally repaid installment or revolving debt according to its terms.

             - Existing mortgage loans: required to be current at the time the application is submitted, with a maximum of three (or four on a case-by-case basis) 30-day late payments within the last 12 months being acceptable.

             - Non-mortgage credit: some prior defaults may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; any open charge-offs, judgments or liens would generally disqualify a loan applicant from this category.

             - Bankruptcy filings: must have been discharged more than two years prior to closing with credit re-established.

             - Maximum Combined Loan-to-Value Ratio: up to 80% (or 90% on an exception basis) is permitted for a loan secured by an owner-occupied one- to four-family residence; and 70% (or 80% on an exception basis) for a loan secured by a non-owner-occupied one- to four-family residence.

             - Debt service-to-income ratio: generally 50% or less (45% or less for 90% Combined Loan-to-Value Ratios).

    "C" Risk.    Under  the  "C" risk  category, a  loan  applicant  may have experienced significant credit problems in the past.

             - Existing mortgage loans: not required to be current at the time the application is submitted; applicant is allowed a maximum of five 30-day late payments and two 60-day late payments within the last 12 months.

             - Non-mortgage credit: significant prior delinquencies may have occurred, but major credit paid or installment debt paid as agreed may offset some delinquency; all delinquent credit must be current or paid off.

             - Bankruptcy filings: must have been discharged and a minimum one year of re-established credit is required.

             - Maximum Combined Loan-to-Value Ratio: up to 75% (or 80% on an exception basis for first liens only) is permitted for a loan secured by an owner-occupied one- to four-family residence; 65% for a loan secured by an owner-occupied condominium; and 70% for a non-owner-occupied one- to four-family residence.

             -   Debt service-to-income ratio:  generally 50% or less.

    "D" Risk.    Under  the "D"  risk  category a  loan  applicant  may  have experienced significant credit problems in the past.

             -   Existing mortgage loans:   must be brought current from loan
                 proceeds and no more than 150 days delinquent at closing; an explanation for such delinquency is required.

             - Non-mortgage credit: significant prior defaults may have occurred, but the applicant must be able to demonstrate regularity in payment of some credit obligations; all charge-offs, judgments, liens or collection accounts must be paid off.

             - Bankruptcy filings: open Chapter 13 bankruptcies will be considered with evidence that the plan is being paid according to terms; outstanding balance must be paid in full and discharged from loan proceeds.

             -   Maximum  Combined  Loan-to-Value  Ratio:    up  to  70%   is
                 permitted for a loan secured by an owner-occupied one- to four-family residence; 60% for a loan secured by an owner-occupied condominium; and 65% for a non-owner-occupied one- to four-family residence.

             -   Debt service-to-income ratio:  generally 50% or less.

        Exceptions. As described above, Cityscape uses the foregoing categories and characteristics only as guidelines. On a case-by-case basis, Cityscape may determine that the prospective mortgagor warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a Combined Loan-to-Value Ratio exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low Combined Loan-to-Value Ratio; pride of ownership; stable employment or length of occupancy at the applicant's current residence. An upgrade or exception may also be allowed if the applicant places a down payment in escrow equal to at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate debt load. Accordingly, Cityscape may classify in a more favorable risk category certain mortgage loans that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

    Underwriting Guidelines for Small Mixed-Use and Multifamily Properties. Cityscape originates mortgage loans secured by residential multifamily properties consisting of more than four units (although no such mortgage loans are included in the Mortgage Loans) as well as mortgage loans secured by small mixed-use properties. A potential mortgagor of such a property must have established credit and any charge-offs, judgment liens or bankruptcies generally would disqualify the application. If a potential mortgagor is attempting to obtain a mortgage on a small mixed-use or multifamily property with two to six units, then such small mixed-use property should have net income at least equal to debt service. If any such mortgagor is attempting to obtain a mortgage on a small mixed-use or multi-family property with seven or more units, such mortgagor should have a net income to debt service ratio of at least 1.2. The maximum Loan-to-Value Ratio Cityscape allows for a small mixed-use or multifamily property is usually no greater than 68%. Cityscape may require a Phase I Environmental Report for mortgage loans secured by properties with seven or more units depending on the location, the use of the subject property and any indication in the related appraisal of a potential environmental problem. Approximately 2.42% of the Initial Group I Mortgage Loans by Cut-Off Date Principal Balances are secured by small mixed-use Mortgaged Properties. None of the Group II Mortgage Loans is secured by a small mixed-use mortgaged property.


                               CITYSCAPE CORP.

GENERAL

    Cityscape Corp., a New York corporation and a wholly owned subsidiary of Cityscape Financial Corp., a publicly traded Delaware corporation, is a full service mortgage banker engaged in the business of originating, purchasing, selling and servicing mortgage loans primarily secured by one- to four-family residential properties and small mixed-use or multifamily properties, with an emphasis on non-conforming first and second mortgages. Cityscape was incorporated in New York in 1985 and currently is licensed as a mortgage banker or registered, as required, in 44 states (including New York, Illinois, Maryland, New Jersey, Indiana, Pennsylvania, Massachusetts, Connecticut, California and Virginia) and the District of Columbia.

    Cityscape has its principal offices at 565 Taxter Road, Elmsford, New York 10523 (telephone number (914) 592-6677). It currently has 914 employees including professionals and support staff. For the years ended December 31, 1994, 1995 and 1996, Cityscape originated or purchased approximately $154 million, $418 million and $1.3 billion of loans, respectively. Cityscape's net worth as of December 31, 1991, 1992, 1993, 1994, 1995 and 1996 was
$1,993,330, $2,083,076, $2,398,279, $3,176,738,  $50,657,221 and $83,476,527,
respectively.

    As of March 31, 1997, the Servicer was servicing a loan portfolio (including loans it has retained for its own account, but not those master serviced on behalf of others) of approximately $1,788,360,359. This loan portfolio consisted of 30,053 loans with an average principal balance of approximately $59,507.

    As a publicly traded company, Cityscape Financial Corp. is required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Cityscape Financial Corp. will furnish without charge to each person to whom this Prospectus Supplement is delivered, upon written or oral request, a copy of the most recent periodic filings made with the Securities and Exchange Commission. Requests should be directed to Cheryl P. Carl, Senior Vice President, Cityscape Financial Corp., 565 Taxter Road, Elmsford, New York 10523 (telephone number
(914) 592-6677).

    The Servicer may resign only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations in accordance therewith.

    The Servicer may not assign its obligations under the Pooling and Servicing Agreement unless it first obtains the written consent of the Trustee; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, the Servicer may delegate certain of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet certain eligibility requirements, as set forth in the Pooling and Servicing Agreement, and each sub-servicing agreement shall require servicing of the Mortgage Loans consistent with the terms of the Pooling and Servicing Agreement (see "The Pooling and Servicing Agreement -- Sub-Servicing").

DELINQUENCY AND CHARGE-OFF EXPERIENCE

    The following tables set forth information relating to the delinquency and foreclosure and loan charge-off experience of Cityscape for its servicing portfolio of home equity loans (including home equity loans serviced on a contractual basis for others but not those master serviced on behalf of others) as of the dates or for the periods indicated.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

                                                 At December 31,                                   At March 31,
                                           1995                         1996                          1997
                                   Number                         Number                       Number
                                     of                             of                           of
                                   Loans       Amount             Loans      Amount            Loans           Amount
Servicing portfolio . . . . . .     5,043    $327,273,085        24,305   $1,485,308,459      30,053       $1,788,360,359
  Past due loans(1):
    30-59 days  . . . . . . . .        91       6,019,360         1,020       55,788,579         75            44,009,563
    60-89 days  . . . . . . . .        24       1,659,761           364       20,459,505         308           17,820,533
    90 days or more . . . . . .        42       2,489,565           493       28,900,463         658           40,918,860

Total past due loans  . . . . .       157      10,168,686         1,877      105,148,547       1,722          102,748,956
Foreclosures pending(2) . . . .        49       4,050,186           369       28,370,475         531           40,399,244
REO Properties(3) . . . . . . .         3         224,086            15        1,009,990          18            1,444,882

Total past due loans,
foreclosures pending and REO
Properties  . . . . . . . . . .       209      14,442,958         2,261      134,529,012       2,271          144,593,082

Total past due loans,
foreclosures pending, and REO
properties as a percentage of
servicing portfolio . . . . . .      4.1%          4.4%            9.3%          9.1%            7.6%               8.1%


(1) The past due period is based on the actual number of days that a payment is contractually past due. A loan as to which a monthly payment was due
    30-59 days prior to the date specified is reported as 30-59 days past due, etc.

(2) Includes bankruptcies which preclude foreclosure.

(3) An "REO Property" is a property acquired and held as a result of foreclosure or deed in lieu of foreclosure.



                          LOAN CHARGE-OFF EXPERIENCE



                                                                                             For the Three
                                                          For the Twelve Months                  Months
                                                           Ended December 31,                Ended March 31,
                                                           1995            1996                   1997

Servicing portfolio at period end . . . . . . . .     $327,273,085     $1,485,308,459       $1,788,360,359
Average outstanding(1)  . . . . . . . . . . . . .     $147,690,551     $  840,646,422       $1,686,184,150
  Number of loans outstanding . . . . . . . . . .            5,043             24,305               30,053
  Gross losses(2) . . . . . . . . . . . . . . . .     $     51,816     $       32,689       $            0
  Loan recoveries . . . . . . . . . . . . . . . .     $          0     $          689       $            0

  Net loan charge-offs  . . . . . . . . . . . . .     $     51,816     $       32,000       $            0

  Net loan charge-offs as a percentage of average
     outstanding  . . . . . . . . . . . . . . . .           0%                 0%                    0%
  Net loan charge-offs as a percentage of
     servicing portfolio at period end  . . . . .           0%                 0%                    0%


(1) "Average  outstanding"  for  each  period  presented  is  the  arithmetic average of the principal balances of the loans in Cityscape's servicing portfolio outstanding at the close of business on the final business day of each month during such period. With respect to REO Properties, Cityscape generally will obtain an updated appraisal of the property, and the fair market value (as determined by such new appraisal) will be the principal balance used in such calculation.

(2) "Gross losses" means the outstanding principal balance plus accrued but unpaid interest on liquidated mortgage loans.

    The Servicer commenced servicing portfolios of mortgage loans in 1994. Accordingly, neither the Servicer nor Cityscape has representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.

    The increase in the above delinquency experience for the period ended December 31, 1996 from the period ended December 31, 1995 may be due in part to the Servicer moving its servicing operations to a new office in July 1996 and conversion to a new servicing computer system in August 1996. These changes resulted in system downtime which may have affected the Servicer's collection operations. There can be no assurance that these events are the cause of the increase in the delinquencies, and there can be no assurance that the delinquencies will decrease in the future.

    While the above delinquency, foreclosure and loan charge-off experiences are typical of Cityscape's experiences at the dates and for the periods indicated, there can be no assurance that the delinquency, foreclosure and loan charge-off experiences on the Mortgage Loans will be similar. Accordingly, the information should not necessarily be considered to reflect the credit quality of the Mortgage Loans included in the Trust Fund, or as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the tables is based on all of the loans in Cityscape's servicing portfolio (including home equity loans serviced on a contractual basis for others but not those master serviced on behalf of others). The Mortgage Loans, in general, are likely to have characteristics which may distinguish them from the majority of the loans in Cityscape's servicing portfolio.

    The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, Cityscape or any of its affiliates, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


                           THE MORTGAGE LOAN GROUPS

GENERAL

    The Initial Mortgage Loans are expected to include 2,409 fixed- and adjustable-rate Mortgage Loans evidenced by Mortgage Notes secured by first lien mortgages or deeds of trust or, in the case of certain Group I Mortgage Loans, second lien mortgages or deeds of trust (collectively, the "Mortgages") on the Mortgaged Properties. This subsection describes generally the characteristics of the Initial Mortgage Loans. The Mortgaged Properties consist of owner-occupied properties and non-owner-occupied investment properties. The Mortgaged Properties do not include mobile homes, commercial properties (except for commercial units in the small mixed-use properties) or unimproved land. With respect to each Initial Mortgage Loan, the "Cut-Off Date Principal Balance" is the unpaid principal balance of such Mortgage Loan on the Initial Cut-Off Date.

    Mortgage Loans in Cityscape's portfolio have been selected for inclusion in the Mortgage Loan Groups with a view to satisfying various standards prevailing in the mortgage-backed securities market, including Mortgage Rates, Combined Loan-to-Value Ratios and terms to maturity. Pursuant to the Pooling and Servicing Agreement, Cityscape will make various representations and warranties regarding the Mortgage Loans. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans."

    All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Initial Cut-Off Date, unless indicated to the contrary herein. All weighted averages specified herein are weighted based on the Cut-Off Date Principal Balances of the Initial Mortgage Loans. References to percentages of the Mortgage Loans in a particular Mortgage Loan Group mean percentages based on the aggregate Cut-Off Date Principal Balances of the Initial Mortgage Loans in such Mortgage Loan Group.

GROUP I MORTGAGE LOAN STATISTICS

    The Initial Group I Mortgage Loans are expected to consist of 1,377 fixed-rate Mortgage Loans evidenced by Mortgage Notes secured by Mortgages on Mortgaged Properties located in 37 states and the District of Columbia. Additional Mortgage Loans (the "Group I Subsequent Mortgage Loans"), all of which will be secured by liens on one- to four-family residential properties, are expected to be acquired by the Trust Fund on or prior to August 31, 1997. Approximately 84.69% of the Initial Group I Mortgage Loans are secured by first liens on the related Mortgaged Properties, and the remainder are secured by second liens on the related Mortgaged Properties. As of the Initial Cut-Off Date, the aggregate Loan Balances of the Initial Group I Mortgage Loans totaled $80,183,777.04 (the "Group I Initial Cut-Off Date Principal Balance"). The Initial Group I Mortgage Loans bear interest at fixed Mortgage Rates ranging from 7.85% to 17.15% per annum as of the Initial Cut-Off Date. As of the Initial Cut-Off Date, less than 1% of the Group I Mortgage Loans were Simple Interest Loans. The weighted average Group I Mortgage Rate for the Initial Group I Mortgage Loans was approximately 11.67% per annum as of the Initial Cut-Off Date. The lowest Loan Balance of any Initial Group I Mortgage Loan was approximately $9,607 and the highest was approximately $469,892 as of the Initial Cut-Off Date. The average Loan Balance of the Initial Group I Mortgage Loans was approximately $58,231 as of the Initial Cut-Off Date. The weighted average original term to stated maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date was approximately 231 months. The weighted average remaining term to stated maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date was approximately 229 months. As of the Initial Cut-Off Date, the weighted average number of months that have elapsed since origination of the Mortgage Loans was approximately 2 months. The lowest and highest Combined Loan-to-Value Ratios of the Initial Group I Mortgage Loans at origination were 9.20% and 98.71%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date was approximately 73.89%. The weighted average Combined Loan-to-Value Ratio of the Initial Group I Mortgage Loans that are Second Mortgage Loans was approximately 78.30% as of the Initial Cut-Off Date.

    Initial Group I Mortgage Loans representing approximately 10.88% of the Group I Initial Cut-Off Date Principal Balance are secured by non-owner-occupied Mortgaged Properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Mortgage Loans) and approximately 2.42% of the Group I Initial Cut-Off Date Principal Balance are secured by small mixed-use properties, which consist of two to seven units including space used for retail, professional or other commercial uses.

    Initial Group I Mortgage Loans representing approximately 54.46% of the Group I Initial Cut-Off Date Principal Balance are fully amortizing Mortgage Loans having original stated maturities of not more than 30 years. The remaining Initial Group I Mortgage Loans, representing approximately 45.54% of the Group I Initial Cut-Off Date Principal Balance, consist of Balloon Mortgage Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. No Initial Group I Mortgage Loan, including any Balloon Mortgage Loan, is scheduled to mature later than June 1, 2027.

    As of the Initial Cut-Off Date, approximately 2.34% of the Initial Group I Mortgage Loans were between 30 and 59 days past due, and no Initial Group I Mortgage Loan was 60 or more days past due.

    The Combined Loan-to-Value Ratios of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                          Percent of
                                                                                           Group I
                                                                                         Initial Cut-
                                              Number of             Aggregate              Off Date
Range of Combined Loan-to-Value           Initial Group I      Initial Cut-Off Date       Principal
           Ratios (%)                      Mortgage Loans       Principal Balance          Balance
 9.20%   -    10.00%                               1               $      14,991.18            0.02%
10.01    -    15.00                                2                      77,624.79            0.10
15.01    -    20.00                                2                      32,019.60            0.04
20.01    -    25.00                               10                     392,504.10            0.49
25.01    -    30.00                                9                     278,786.78            0.35
30.01    -    35.00                               18                     594,496.00            0.74
35.01    -    40.00                               25                     884,264.19            1.10
40.01    -    45.00                               29                   1,516,695.58            1.89
45.01    -    50.00                               41                   1,883,005.16            2.35
50.01    -    55.00                               37                   1,691,797.29            2.11
55.01    -    60.00                               62                   3,486,982.56            4.35
60.01    -    65.00                               96                   5,684,536.46            7.09
65.01    -    70.00                              170                  10,081,115.05           12.57
70.01    -    75.00                              191                  11,776,608.66           14.69
75.01    -    80.00                              319                  21,813,742.88           27.20
80.01    -    85.00                              165                   9,658,366.75           12.05
85.01    -    90.00                              188                   9,979,909.29           12.45
90.01    -    95.00                               10                     219,589.61            0.27
95.01    -    98.71                                2                     116,741.11            0.15

    TOTAL   . . . . . . . . . . . . .          1,377                 $80,183,777.04          100.00%


    As of the Initial Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Group I Mortgage Loans was approximately 73.89%.

    Mortgage Rates of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                  Number of                Aggregate              Percent of Group I
                               Initial Group I       Initial Cut-Off Date        Initial Cut-Off Date
  Range of Mortgage Rates       Mortgage Loans         Principal Balance          Principal Balance
          (%)
   7.8500%   -   8.0000%                2                  $   220,674.71                0.28%
   8.0001    -   8.5000                 8                      613,321.41                0.76
   8.5001    -   9.0000                15                    1,210,669.66                1.51
   9.0001    -   9.5000                37                    2,854,547.52                3.56
   9.5001    -  10.0000                92                    7,124,475.68                8.89
  10.0001    -  10.5000                90                    5,122,488.11                6.39
  10.5001    -  11.0000               206                   12,888,536.79               16.07
  11.0001    -  11.5000               191                    9,898,479.71               12.34
  11.5001    -  12.0000               217                   12,421,671.16               15.49
  12.0001    -  12.5000               154                    8,387,348.91               10.46
  12.5001    -  13.0000               123                    7,411,252.44                9.24
  13.0001    -  13.5000                79                    4,107,230.40                5.12
  13.5001    -  14.0000                69                    3,221,634.20                4.02
  14.0001    -  14.5000                28                    1,251,461.94                1.56
  14.5001    -  15.0000                36                    2,140,795.62                2.67
  15.0001    -  15.5000                11                      663,609.36                0.83
  15.5001    -  16.0000                12                      399,831.36                0.50
  16.0001    -  16.5000                 3                      118,738.80                0.15
  16.5001    -  17.0000                 2                       70,922.25                0.09
  17.0001    -  17.1500                 2                       56,087.01                0.07

                                    1,377                  $80,183,777.04              100.00%
    TOTAL   . . . . . . .


    As of the Initial Cut-Off Date, the weighted average Mortgage Rate of the Initial Group I Mortgage Loans was approximately 11.67% per annum.

    The original terms to maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
          Original Terms to             Initial Group I    Initial Cut-Off Date           Date
          Maturity (months)             Mortgage Loans      Principal Balance       Principal Balance
                 60                             4           $    139,521.01              0.17%
                 84                             3                 32,750.90              0.04
                 120                           45              1,460,685.02              1.82
                 180                          848             49,136,304.68             61.28
                 240                          197              9,017,638.32             11.25
                 300                            6                598,887.18              0.75
                 360                          274             19,797,989.93             24.69

    TOTAL   . . . . . . . . . . . .         1,377            $80,183,777.04            100.00%


    As of the Initial Cut-Off Date, the weighted average original term to maturity of the Initial Group I Mortgage Loans was approximately 231 months.

    The remaining terms to maturity of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
     Range of Remaining Terms to        Initial Group I    Initial Cut-Off Date           Date
          Maturity (months)             Mortgage Loans      Principal Balance       Principal Balance
                 58   -  60                     4           $    139,521.01              0.17%
                 73 - 84                        3                 32,750.90              0.04
                 109 -120                      45              1,460,685.02              1.82
                 157 -168                       2                151,386.79              0.19
                 169 -180                     846             48,984,917.89             61.09
                 229 -240                     197              9,017,638.32             11.25
                 289 -300                       6                598,887.18              0.75
                 349 -360                     274             19,797,989.93             24.69

    TOTAL   . . . . . . . . . . . .         1,377            $80,183,777.04            100.00%


    As of the Initial Cut-Off Date, the weighted average remaining term to maturity of the Initial Group I Mortgage Loans was approximately 229 months.

    The Loan Balances of the Initial Group I Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                               Percent of Group I
         Range of                     Number of            Aggregate            Initial Cut-Off
    Initial Cut-Off Date            Initial Group I    Initial Cut-Off Date           Date
   Principal Balances ($)           Mortgage Loans      Principal Balance       Principal Balance
$  9,607.26 - $ 10,000.00                  10            $    99,153.02              0.12%
  10,000.01 -   15,000.00                  54                718,335.47              0.90
  15,000.01 -   20,000.00                 106              1,906,581.91              2.38
  20,000.01 -   25,000.00                 107              2,482,255.02              3.10
  25,000.01 -   30,000.00                 111              3,104,793.52              3.87
  30,000.01 -   35,000.00                 108              3,529,002.00              4.40
  35,000.01 -   40,000.00                 126              4,731,291.21              5.90
  40,000.01 -   45,000.00                  88              3,752,403.08              4.68
  45,000.01 -   50,000.00                  95              4,568,157.59              5.70
  50,000.01 -   55,000.00                  58              3,053,285.02              3.81
  55,000.01 -   60,000.00                  69              3,983,666.09              4.97
  60,000.01 -   65,000.00                  47              2,957,564.01              3.69
  65,000.01 -   70,000.00                  43              2,916,636.79              3.64
  70,000.01 -   75,000.00                  44              3,204,920.67              4.00
  75,000.01 -   80,000.00                  32              2,471,651.19              3.08
  80,000.01 -   85,000.00                  20              1,658,213.68              2.07
  85,000.01 -   90,000.00                  28              2,455,119.05              3.06
  90,000.01 -   95,000.00                  23              2,117,726.19              2.64
  95,000.01 -  100,000.00                  29              2,846,992.64              3.55
 100,000.01 -  150,000.00                 112             13,250,283.28             16.52
 150,000.01 -  200,000.00                  36              6,209,729.03              7.74
 200,000.01 -  250,000.00                  16              3,625,626.07              4.52
 250,000.01 -  300,000.00                   9              2,462,527.31              3.07
 300,000.01 -  350,000.00                   5              1,607,970.91              2.01
 450,000.01 -  469,892.29                   1                469,892.29              0.59

    TOTAL   . . . . . . . . . . . .     1,377            $80,183,777.04            100.00%


    As of the Initial Cut-Off Date, the average Loan Balance of the Initial Group I Mortgage Loans was approximately $58,231.

    As of the Initial Cut-Off Date, the geographic distribution of the Initial Group I Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
                                        Initial Group I    Initial Cut-Off Date           Date
                State                   Mortgage Loans      Principal Balance       Principal Balance
Arizona . . . . . . . . . . . . . .             2           $    123,356.66              0.15%
California  . . . . . . . . . . . .            24              1,325,871.77              1.65
Colorado  . . . . . . . . . . . . .             3                184,806.65              0.23
Connecticut . . . . . . . . . . . .            22              1,637,046.01              2.04
Delaware  . . . . . . . . . . . . .            13                740,022.73              0.92
District of Columbia  . . . . . . .            22              1,848,150.82              2.30
Florida . . . . . . . . . . . . . .            82              3,903,844.41              4.87
Georgia . . . . . . . . . . . . . .           103              5,550,236.93              6.92
Hawaii  . . . . . . . . . . . . . .             4                143,021.29              0.18
Illinois  . . . . . . . . . . . . .            64              3,096,499.88              3.86
Indiana . . . . . . . . . . . . . .            63              2,449,288.24              3.05
Iowa  . . . . . . . . . . . . . . .             1                 91,769.01              0.11
Kansas  . . . . . . . . . . . . . .             2                115,219.44              0.14
Kentucky  . . . . . . . . . . . . .            24              1,005,433.79              1.25
Louisiana . . . . . . . . . . . . .             9                239,460.65              0.30
Maryland  . . . . . . . . . . . . .            67              4,583,242.84              5.72
Massachusetts . . . . . . . . . . .            27              1,896,688.53              2.37
Michigan  . . . . . . . . . . . . .            58              2,917,128.22              3.64
Minnesota . . . . . . . . . . . . .            10                427,089.12              0.53
Mississippi . . . . . . . . . . . .            18                704,734.03              0.88
Missouri  . . . . . . . . . . . . .            62              2,176,684.26              2.71
Nebraska  . . . . . . . . . . . . .             1                 40,487.05              0.05
New Jersey  . . . . . . . . . . . .            74              7,192,353.75              8.97
New Mexico  . . . . . . . . . . . .             1                 19,877.50              0.02
New York  . . . . . . . . . . . . .           205             15,670,914.02             19.54
North Carolina  . . . . . . . . . .            39              2,673,159.08              3.33
Ohio  . . . . . . . . . . . . . . .            86              3,811,664.36              4.75
Oklahoma  . . . . . . . . . . . . .             1                 93,530.52              0.12
Pennsylvania  . . . . . . . . . . .           123              6,247,459.85              7.79
Rhode Island  . . . . . . . . . . .             1                 20,000.00              0.02
South Carolina  . . . . . . . . . .            57              2,754,463.92              3.44
Tennessee . . . . . . . . . . . . .            52              3,233,086.64              4.03
Texas . . . . . . . . . . . . . . .             1                 58,425.94              0.07
Utah  . . . . . . . . . . . . . . .             5                186,821.64              0.23
Vermont . . . . . . . . . . . . . .             4                135,269.77              0.17
Virginia  . . . . . . . . . . . . .            27              2,152,028.36              2.68
West Virginia . . . . . . . . . . .             6                205,228.84              0.26
Wisconsin . . . . . . . . . . . . .            14                529,410.52              0.66

    TOTAL   . . . . . . . . . . . .         1,377            $80,183,777.04            100.00%


    As of the Initial Cut-Off Date, the distribution of the types of Mortgaged Properties related to the Initial Group I Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
                                        Initial Group I    Initial Cut-Off Date           Date
       Mortgaged Property Type          Mortgage Loans      Principal Balance       Principal Balance
Single family . . . . . . . . . . .          1,174            $66,875,089.92            83.40%
Two- to four-family . . . . . . . .            161             10,338,794.48            12.89
Condominium . . . . . . . . . . . .             24              1,032,215.09             1.29
Small mixed-use . . . . . . . . . .             18              1,937,677.55             2.42

    TOTAL   . . . . . . . . . . . .          1,377            $80,183,777.04           100.00%


    As of the Initial Cut-Off Date, the distribution of the occupancy status of the Mortgaged Properties related to the Initial Group I Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
                                        Initial Group I    Initial Cut-Off Date           Date
          Occupancy Status              Mortgage Loans      Principal Balance       Principal Balance
Owner-occupied  . . . . . . . . . .          1,214            $71,463,077.68           89.12%
Non-owner-occupied  . . . . . . . .            163              8,720,699.36           10.88

    TOTAL   . . . . . . . . . . . .          1,377            $80,183,777.04          100.00%


    As of the Initial Cut-Off Date, the distribution of the lien priority of the Mortgages related to the Initial Group I Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                           Number of            Aggregate            Initial Cut-Off
                                        Initial Group I    Initial Cut-Off Date           Date
            Lien Priority               Mortgage Loans      Principal Balance       Principal Balance
First lien  . . . . . . . . . . . .          1,040          $67,908,455.36              84.69%
Second lien . . . . . . . . . . . .            337           12,275,321.68              15.31

    TOTAL   . . . . . . . . . . . .          1,377          $80,183,777.04             100.00%


    As of the Initial Cut-Off Date, the distribution of the months since origination of the Initial Group I Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group I
                                       Number of              Aggregate             Initial Cut-Off
          Months Since              Initial Group I      Initial Cut-Off Date             Date
           Origination               Mortgage Loans       Principal Balance        Principal Balance
           less than 1                      164             $ 8,366,477.86              10.43%
                  1                         522              27,111,285.89              33.81
                  2                         471              29,594,675.53              36.91
                  3                         133               9,298,081.95              11.60
                  4                          46               2,973,616.14               3.71
                  5                          19               1,461,362.37               1.82
                  6                          11                 659,919.62               0.82
                  7                           3                 300,743.67               0.38
                  8                           4                 191,601.16               0.24
                  9                           1                  24,940.59               0.03
                 10                           1                  49,685.47               0.06
                 12                           1                  89,533.78               0.11
                 13                           1                  61,853.01               0.08

    TOTAL   . . . . . . . . . .           1,377             $80,183,777.04             100.00%


    As of the Initial Cut-Off Date, the weighted average number of months since origination of the Initial Group I Mortgage Loans was approximately 2 months.

GROUP II MORTGAGE LOAN STATISTICS

    The Group II Mortgage Loans are expected to include 1,032 adjustable-rate Mortgage Loans evidenced by Mortgage Notes secured by first lien Mortgages on Mortgaged Properties located in 36 states and the District of Columbia. As of the Initial Cut-Off Date, the aggregate Loan Balances of the Group II Mortgage Loans totaled $97,549,923.60 (the "Group II Initial Cut-Off Date Principal Balance"). The Group II Mortgage Loans bear interest at variable Mortgage Rates ranging as of the Initial Cut-Off Date from 5.99% to 15.50% per annum. The weighted average Mortgage Rate for the Group II Mortgage Loans was approximately 10.40% per annum as of the Initial Cut-Off Date. The lowest Loan Balance of any Group II Mortgage Loan as of the Initial Cut-Off Date was approximately $12,790 and the highest was approximately $1,795,478. The average Loan Balance of the Group II Mortgage Loans was approximately $94,525 as of the Initial Cut-Off Date. The original term to stated maturity of each of the Group II Mortgage Loans was 360 months. The weighted average remaining term to stated maturity of the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 358 months. As of the Initial Cut-Off Date, the weighted average number of months that have elapsed since origination of the Group II Mortgage Loans was approximately 2 months. The weighted average number of months until the next Adjustment Date for the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 10 months. The lowest and highest Combined Loan-to-Value Ratios of the Group II Mortgage Loans at origination were approximately 14.12% and 97.50%, respectively. The weighted average Combined Loan-to-Value Ratio of the Group II Mortgage Loans as of the Initial Cut-Off Date was approximately 76.86%.

    Except as specified below, all of the Group II Mortgage Loans have Mortgage Rates that are subject to semi-annual adjustment on the applicable day of the months specified in the related Mortgage Notes (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i) the average of the London interbank offered rates for six-month dollar deposits in the London market ("Six-Month LIBOR") and (ii) a fixed percentage amount specified in each such Mortgage Note (the "Gross Margin"). In no event, however, will the Mortgage Rates of the Group II Mortgage Loans increase or decrease on any Adjustment Date by more than 1.0% per annum with respect to approximately 96.39% of the Group II Mortgage Loans or more than 1.5% per annum with respect to approximately 3.61% of the Group II Mortgage Loans (each such rate limitation, a "Periodic Rate Cap"). A majority of the Mortgage Loans were originated with Mortgage Rates less than the sum of the then applicable Mortgage Index (as defined herein) values and the related Gross Margins. Approximately 34.45% of the Group II Mortgage Loans (the "2/28 LIBOR Mortgage Loans") will have fixed Mortgage Rates for 24 months after origination thereof before becoming subject to the semi-annual adjustment described above for Group II Mortgage Loans. Each Group II Mortgage Loan, over the life thereof, is subject to a maximum Mortgage Rate (a "Maximum Mortgage Rate") equal to the sum of the initial Mortgage Rate thereof and a percentage (a "Lifetime Cap") set forth in the related Mortgage Note. Group II Mortgage Loans representing approximately 91.28%, 0.08%, 0.65% and 7.99% of the Group II Initial Cut-Off Date Principal Balance have Lifetime Caps of 6.00%, 6.45%, 6.50% and 7.00%, respectively, per annum. In general, each Mortgage Loan provides that in no event will the Mortgage Rate be less than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate"). Effective with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term.

    As of the Initial Cut-Off Date, the lowest and highest Gross Margins of the Group II Mortgage Loans were approximately 2.75% and 11.60%, respectively, and the weighted average of the Gross Margins of the Group II Mortgage Loans was approximately 7.18%.

    Group II Mortgage Loans representing approximately 4.98% of the Group II Initial Cut-Off Date Principal Balance are secured by non-owner-occupied Mortgage Properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Mortgage Loans). No Group II Mortgage Loan is secured by a small mixed-use property. All of the Group II Mortgage Loans are secured by first liens and have original stated maturities of not more than 30 years. None of the Group II Mortgage Loans is a Balloon Mortgage Loan. No Group II Mortgage Loan is scheduled to mature later than June 14, 2027.

    As of the Initial Cut-Off Date, approximately 1.89% of the Group II Mortgage Loans were between 30 and 59 days past due, and no Group II Mortgage Loan was 60 days or more past due.

    The Mortgage Rates of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following tables may not equal the total due to rounding):

                                   Number of                Aggregate             Percent of Group II
                                   Group II           Initial Cut-Off Date        Initial Cut-Off Date
Range of Mortgage Rates (%)     Mortgage Loans          Principal Balance          Principal Balance
 5.9900%  -    6.0000%                  1                  $    239,760.62                  0.25%
 6.0001    -    6.5000                  1                        81,600.00                  0.08
 6.5001    -    7.0000                  2                       290,846.28                  0.30
 7.0001    -    7.5000                  4                       514,897.86                  0.53
 7.5001    -    8.0000                 20                     2,146,215.78                  2.20
 8.0001    -    8.5000                 32                     5,000,381.77                  5.13
 8.5001    -    9.0000                 88                     8,746,580.10                  8.97
 9.0001    -    9.5000                 95                     9,784,398.29                 10.03
 9.5001    -   10.0000                142                    13,708,561.34                 14.05
10.0001    -   10.5000                131                    12,332,792.91                 12.64
10.5001    -   11.0000                182                    17,355,401.94                 17.79
11.0001    -   11.5000                108                     9,674,544.44                  9.92
11.5001    -   12.0000                 91                     7,413,971.42                  7.60
12.0001    -   12.5000                 54                     4,381,192.38                  4.49
12.5001    -   13.0000                 37                     2,921,230.63                  2.99
13.0001    -   13.5000                 14                       891,550.75                  0.91
13.5001    -   14.0000                 16                     1,372,403.77                  1.41
14.0001    -   14.5000                  8                       423,915.77                  0.43
14.5001    -   15.0000                  4                       184,269.71                  0.19
15.0001    -   15.5000                  2                        85,407.84                  0.09

                                    1,032                   $97,549,923.60                100.00%
   TOTAL  . . . . . . . . .


    As of the Initial Cut-Off Date, the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 10.40% per annum.

    The Combined Loan-to-Value Ratios of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                         Percent of
                                                                                          Group II
                                           Number of              Aggregate           Initial Cut-Off
Range of Combined Loan-to-Value             Group II         Initial Cut-Off Date      Date Principal
Ratios (%)                               Mortgage Loans       Principal Balance           Balance
  14.12%   -    15.00%                           2                 $     57,981.39             0.06%
  15.01    -    20.00                            2                       74,940.67             0.08
  20.01    -    25.00                            4                      174,797.28             0.18
  25.01    -    30.00                            4                      219,925.62             0.23
  30.01    -    35.00                            6                      249,505.43             0.26
  35.01    -    40.00                            5                      578,291.20             0.59
  40.01    -    45.00                            7                      471,635.41             0.48
  45.01    -    50.00                           11                      775,931.39             0.80
  50.01    -    55.00                           22                    2,185,817.83             2.24
  55.01    -    60.00                           38                    4,115,425.86             4.22
  60.01    -    65.00                           79                    5,617,900.98             5.76
  65.01    -    70.00                          122                    9,483,173.78             9.72
  70.01    -    75.00                          131                   11,909,943.94            12.21
  75.01    -    80.00                          326                   32,284,369.17            33.10
  80.01    -    85.00                          104                   10,704,802.00            10.97
  85.01    -    90.00                          162                   17,599,445.66            18.04
  90.01    -    95.00                            6                      929,171.11             0.95
  95.01    -    97.50                            1                      116,864.88             0.12

    TOTAL   . . . . . . . . . . . .          1,032                  $97,549,923.60           100.00%


    As of the Initial Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Group II Mortgage Loans was approximately 76.86%.

    The Gross Margins of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                       Percent of
                                           Number of        Aggregate Initial       Group II Initial
                                           Group II            Cut-Off Date           Cut-Off Date
Range of Gross Margins (%)              Mortgage Loans      Principal Balance      Principal Balance
 2.7500%   -    2.7500%                         1             $     55,951.34               0.06%
 3.5001    -    3.7500                          1                1,795,477.73               1.84
 3.7501    -    4.0000                          1                   85,348.25               0.09
 4.0001    -    4.2500                          6                1,068,733.81               1.10
 4.2501    -    4.5000                          1                  151,773.67               0.16
 4.5001    -    4.7500                          1                  116,717.56               0.12
 4.7501    -    5.0000                          3                  250,327.25               0.26
 5.0001    -    5.2500                         20                1,747,349.61               1.79
 5.2501    -    5.5000                         30                3,085,640.63               3.16
 5.5001    -    5.7500                         42                3,928,125.78               4.03
 5.7501    -    6.0000                         55                5,884,394.22               6.03
 6.0001    -    6.2500                         89                8,056,656.92               8.26
 6.2501    -    6.5000                         77                7,121,332.08               7.30
 6.5001    -    6.7500                        121               10,564,152.25              10.83
 6.7501    -    7.0000                         81                7,181,748.76               7.36
 7.0001    -    7.2500                         90                7,496,399.72               7.68
 7.2501    -    7.5000                         51                4,407,021.60               4.52
 7.5001    -    7.7500                         71                6,156,233.00               6.31
 7.7501    -    8.0000                         49                4,869,427.93               4.99
 8.0001    -    8.2500                         39                3,583,774.58               3.67
 8.2501    -    8.5000                         41                4,361,668.23               4.47
 8.5001    -    8.7500                         24                2,213,155.18               2.27
 8.7501    -    9.0000                         35                3,379,992.05               3.46
 9.0001    -    9.2500                         13                1,474,317.20               1.51
 9.2501    -    9.5000                         15                1,152,143.61               1.18
 9.5001    -    9.7500                         12                  903,228.26               0.93
 9.7501    -   10.0000                         48                5,222,319.98               5.35
10.0001    -   10.2500                          2                  177,431.48               0.18
10.2501    -   10.5000                          3                  209,354.80               0.21
10.5001    -   10.7500                          4                  426,430.23               0.44
10.7501    -   11.0000                          4                  302,359.00               0.31
11.2501    -   11.5000                          1                   47,450.00               0.05
11.5001    -   11.6000                          1                   73,486.89               0.08

    TOTAL   . . . . . . . . . . . .         1,032              $97,549,923.60             100.00%


    As of the Initial Cut-Off Date, the weighted average Gross Margin of the Group II Mortgage Loans was approximately 7.18%.

    The remaining terms to maturity of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group II
                                           Number of        Aggregate Initial        Initial Cut-Off
     Range of Remaining Terms to           Group II            Cut-Off Date          Date Principal
          Maturity (months)             Mortgage Loans      Principal Balance            Balance
                 351                            1             $      90,841.62              0.09%
                 352                            1                    32,855.80              0.03
                 353                            1                    31,172.02              0.03
                 354                            6                   679,034.23              0.70
                 355                           19                 3,721,223.16              3.81
                 356                           28                 2,535,015.19              2.60
                 357                          182                18,082,323.74             18.54
                 358                          392                35,813,351.49             36.71
                 359                          296                27,337,126.40             28.02
                 360                          106                 9,226,979.95              9.46

                TOTAL                       1,032               $97,549,923.60            100.00%


    As of the Initial Cut-Off Date, the weighted average remaining term to maturity of the Group II Mortgage Loans was approximately 358 months.

    The Minimum Mortgage Rates of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group II
                                           Number of            Aggregate            Initial Cut-Off
                                           Group II        Initial Cut-Off Date      Date Principal
Range of Minimum Rates (%)              Mortgage Loans      Principal Balance            Balance
   5.9900%    - 6.0000%                         1            $     239,760.62               0.25%
   6.2501     - 6.5000                          1                   81,600.00               0.08
   6.7501     - 7.0000                          2                  290,846.28               0.30
   7.0001     - 7.2500                          2                  254,324.19               0.26
   7.2501     - 7.5000                          2                  260,573.67               0.27
   7.5001     - 7.7500                          3                  368,428.34               0.38
   7.7501     - 8.0000                         17                1,777,787.44               1.82
   8.0001     - 8.2500                          9                  965,158.05               0.99
   8.2501     - 8.5000                         23                4,035,223.72               4.14
   8.5001     - 8.7500                         23                2,190,266.48               2.25
   8.7501     - 9.0000                         66                6,631,099.15               6.80
   9.0001     - 9.2500                         37                4,252,547.04               4.36
   9.2501     - 9.5000                         58                5,531,851.25               5.67
   9.5001     - 9.7500                         57                5,686,648.32               5.83
   9.7501     -10.0000                         87                8,285,736.32               8.49
  10.0001     -10.2500                         56                5,711,164.50               5.85
  10.2501     -10.5000                         75                6,621,628.41               6.79
  10.5001     -10.7500                         82                7,340,346.76               7.52
  10.7501     -11.0000                         97                9,676,446.35               9.92
  11.0001     -11.2500                         62                5,998,288.76               6.15
  11.2501     -11.5000                         46                3,676,255.68               3.77
  11.5001     -11.7500                         54                4,111,826.95               4.22
  11.7501     -12.0000                         38                3,438,013.20               3.52
  12.0001     -12.2500                         32                2,604,234.90               2.67
  12.2501     -12.5000                         22                1,776,957.48               1.82
  12.5001     -12.7500                         13                1,020,085.92               1.05
  12.7501     -13.0000                         23                1,765,275.98               1.81
  13.0001     -13.2500                          7                  441,180.85               0.45
  13.2501     -13.5000                          7                  450,369.90               0.46
  13.5001     -13.7500                          7                  614,795.80               0.63
  13.7501     -14.0000                          9                  757,607.97               0.78
  14.0001     -14.2500                          7                  357,437.48               0.37
  14.2501     -14.5000                          1                   66,478.29               0.07
  14.5001     -14.7500                          2                  107,510.97               0.11
  14.7501     -15.0000                          2                   76,758.74               0.08
  15.0001     -15.2500                          1                   40,588.60               0.04
  15.2501     -15.5000                          1                   44,819.24               0.05

    TOTAL   . . . . . . . . . . . .         1,032              $97,549,923.60             100.00%


    As of the Initial Cut-Off Date, the weighted average Minimum Mortgage Rate of the Group II Mortgage Loan was approximately 10.40% per annum.

    The Maximum Mortgage Rates of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group II
                                           Number of        Aggregate Initial        Initial Cut-Off
                                           Group II            Cut-Off Date               Date
     Range of Maximum Rates (%)         Mortgage Loans      Principal Balance       Principal Balance
  11.9900%  -  12.0000%                         1             $    239,760.62             0.25%
  12.2501   -  12.5000                          1                   81,600.00             0.08
  12.7501   -  13.0000                          2                  290,846.28             0.30
  13.0001   -  13.2500                          2                  254,324.19             0.26
  13.2501   -  13.5000                          2                  260,573.67             0.27
  13.5001   -  13.7500                          3                  368,428.34             0.38
  13.7501   -  14.0000                         16                1,722,825.10             1.77
  14.0001   -  14.2500                          9                  965,158.05             0.99
  14.2501   -  14.5000                         21                3,795,531.00             3.89
  14.5001   -  14.7500                         21                1,929,157.22             1.98
  14.7501   -  15.0000                         66                6,597,159.30             6.76
  15.0001   -  15.2500                         36                3,892,379.54             3.99
  15.2501   -  15.5000                         56                5,453,154.20             5.59
  15.5001   -  15.7500                         56                5,652,594.33             5.79
  15.7501   -  16.0000                         83                7,404,486.46             7.59
  16.0001   -  16.2500                         53                5,518,934.70             5.66
  16.2501   -  16.5000                         75                6,160,281.20             6.32
  16.5001   -  16.7500                         82                7,168,278.86             7.35
  16.7501   -  17.0000                         95                9,983,250.88             10.23
  17.0001   -  17.2500                         62                6,263,565.89             6.42
  17.2501   -  17.5000                         42                3,945,466.52             4.04
  17.5001   -  17.7500                         58                4,640,442.67             4.76
  17.7501   -  18.0000                         41                3,741,899.91             3.84
  18.0001   -  18.2500                         30                2,299,205.96             2.36
  18.2501   -  18.5000                         26                2,063,451.61             2.12
  18.5001   -  18.7500                         12                  958,365.95             0.98
  18.7501   -  19.0000                         25                1,946,113.58             1.99
  19.0001   -  19.2500                          8                  702,427.82             0.72
  19.2501   -  19.5000                         10                  708,169.75             0.73
  19.5001   -  19.7500                          7                  403,184.86             0.41
  19.7501   -  20.0000                          8                  538,690.69             0.55
  20.0001   -  20.2500                          9                  474,318.58             0.49
  20.2501   -  20.5000                          3                  198,406.41             0.20
  20.5001   -  20.7500                          3                  408,349.07             0.42
  20.7501   -  21.0000                          4                  353,849.56             0.36
  21.0001   -  21.2500                          2                   89,299.57             0.09
  21.2501   -  21.5000                          2                   75,991.26             0.08

    TOTAL   . . . . . . . . . . . .         1,032              $97,549,923.60            100.00%


    As of the Initial Cut-Off Date, the weighted average Maximum Mortgage Rate of the Group II Mortgage Loans was approximately 16.48% per annum.

    The Loan Balances of the Group II Mortgage Loans as of the Initial Cut-Off Date were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                        Percent of
                                             Number of        Aggregate Initial          Group II
                                              Group II          Cut-Off Date         Initial Cut-Off
      Range of Initial Cut-Off Date        Mortgage Loans     Principal Balance       Date Principal
      Principal Balances ($)                                                             Balance
    $ 12,790.31 -$  15,000.00                      2              $    25,981.35            0.03%
      15,000.01 -   20,000.00                      7                  129,372.45            0.13
      20,000.01 -   25,000.00                     19                  449,125.20             0.46
      25,000.01 -   30,000.00                     27                  767,665.32             0.79
      30,000.01 -   35,000.00                     30                  990,265.89             1.02
      35,000.01 -   40,000.00                     48                1,816,988.46             1.86
      40,000.01 -   45,000.00                     51                2,194,286.12             2.25
      45,000.01 -   50,000.00                     43                2,063,495.32             2.12
      50,000.01 -   55,000.00                     55                2,906,215.02             2.98
      55,000.01 -   60,000.00                     59                3,385,675.56             3.47
      60,000.01 -   65,000.00                     57                3,589,346.96             3.68
      65,000.01 -   70,000.00                     54                3,645,186.80             3.74
      70,000.01 -   75,000.00                     38                2,764,435.45             2.83
      75,000.01 -   80,000.00                     50                3,880,873.96             3.98
      80,000.01 -   85,000.00                     34                2,814,139.86             2.88
      85,000.01 -   90,000.00                     42                3,690,054.49             3.78
      90,000.01 -   95,000.00                     30                2,786,125.80             2.86
      95,000.01 -  100,000.00                     43                4,217,535.74             4.32
     100,000.01 -  150,000.00                    226               27,243,271.56            27.93
     150,000.01 -  200,000.00                     64               11,126,348.24            11.41
     200,000.01 -  250,000.00                     22                4,912,704.04             5.04
     250,000.01 -  300,000.00                     13                3,539,050.91             3.63
     300,000.01 -  350,000.00                      4                1,267,630.39             1.30
     350,000.01 -  400,000.00                      7                2,620,977.85             2.69
     400,000.01 -  450,000.00                      2                  880,502.67             0.90
     450,000.01 -  500,000.00                      1                  459,813.22             0.47
     500,000.01 -  550,000.00                      2                1,034,719.42             1.06
     550,000.01 -  600,000.00                      1                  552,657.82             0.57
   1,750,000.01 -1,795,477.73                  1                1,795,477.73             1.84

    TOTAL   . . . . . . . . . . . . .         1,032              $97,549,923.60           100.00%


    As of the Initial Cut-Off Date, the average Loan Balance of the Group II Mortgage Loans was approximately $94,525.

    As of the Initial Cut-Off Date, the geographic distribution of the Group II Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group II
                                           Number of        Aggregate Initial        Initial Cut-Off
                                           Group II            Cut-Off Date          Date Principal
State                                   Mortgage Loans      Principal Balance            Balance
California  . . . . . . . . . . . .            11              $  1,626,287.52              1.67%
Colorado  . . . . . . . . . . . . .             7                   667,433.59              0.68
Connecticut . . . . . . . . . . . .            14                 1,706,140.36              1.75
Delaware  . . . . . . . . . . . . .            14                 1,446,467.96              1.48
District of Columbia  . . . . . . .             3                   271,853.30              0.28
Florida . . . . . . . . . . . . . .            29                 4,580,387.41              4.70
Georgia . . . . . . . . . . . . . .            34                 3,898,297.79              4.00
Illinois  . . . . . . . . . . . . .            50                 5,659,049.08              5.80
Indiana . . . . . . . . . . . . . .            23                 1,562,565.69              1.60
Kansas  . . . . . . . . . . . . . .            10                 1,035,838.57              1.06
Kentucky  . . . . . . . . . . . . .            12                 1,194,656.00              1.22
Louisiana . . . . . . . . . . . . .             2                   136,752.55              0.14
Maryland  . . . . . . . . . . . . .            46                 4,012,489.73              4.11
Massachusetts . . . . . . . . . . .            31                 4,241,144.54              4.35
Michigan  . . . . . . . . . . . . .           207                15,369,025.31             15.76
Minnesota . . . . . . . . . . . . .             3                   195,539.44              0.20
Mississippi . . . . . . . . . . . .             3                   147,686.64              0.15
Missouri  . . . . . . . . . . . . .            12                   618,493.40              0.63
Nebraska  . . . . . . . . . . . . .             1                    75,600.00              0.08
New Hampshire . . . . . . . . . . .            17                 1,464,546.51              1.50
New Jersey  . . . . . . . . . . . .           117                13,616,229.51             13.96
New Mexico  . . . . . . . . . . . .             1                    48,710.97              0.05
New York  . . . . . . . . . . . . .           143                13,864,647.50             14.21
North Carolina  . . . . . . . . . .            19                 1,771,928.79              1.82
Ohio  . . . . . . . . . . . . . . .            96                 6,185,944.38              6.34
Oklahoma  . . . . . . . . . . . . .             1                    94,360.65              0.10
Pennsylvania  . . . . . . . . . . .            43                 4,830,059.93              4.95
Rhode Island  . . . . . . . . . . .             1                    66,424.20              0.07
South Carolina  . . . . . . . . . .             5                   395,575.22              0.41
Tennessee . . . . . . . . . . . . .            23                 2,063,317.11              2.12
Texas . . . . . . . . . . . . . . .             3                   161,946.85              0.17
Utah  . . . . . . . . . . . . . . .             1                    45,090.68              0.05
Vermont . . . . . . . . . . . . . .            12                   939,671.52              0.96
Virginia  . . . . . . . . . . . . .            13                 1,779,165.73              1.82
Washington  . . . . . . . . . . . .             1                    61,384.57              0.06
West Virginia . . . . . . . . . . .             3                   226,868.20              0.23
Wisconsin . . . . . . . . . . . . .            21                 1,488,342.40              1.53

    TOTAL   . . . . . . . . . . . .         1,032               $97,549,923.60            100.00%


    As of the Initial Cut-Off Date, the distribution of the types of Mortgaged Properties related to the Group II Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                           Number of        Aggregate Initial      Percent of Group II
                                           Group II            Cut-Off Date          Initial Cut-Off
       Mortgaged Property Type          Mortgage Loans      Principal Balance       Principal Balance
Single family . . . . . . . . . . .            916           $84,913,324.30                87.05%
Two- to four-family . . . . . . . .             99             9,552,525.61                 9.79
Condominium . . . . . . . . . . . .             17             3,084,073.69                 3.16

    TOTAL   . . . . . . . . . . . .          1,032           $97,549,923.60               100.00%


    As of the Initial Cut-Off Date, the distribution of the occupancy status of the Mortgaged Properties related to the Group II Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                   Percent of Group II
                                           Number of        Aggregate Initial        Initial Cut-Off
                                           Group II            Cut-Off Date               Date
          Occupancy Status              Mortgage Loans      Principal Balance       Principal Balance
Owner-occupied  . . . . . . . . . .            960           $92,695,409.36               95.02%
Non-owner-occupied  . . . . . . . .             72             4,854,514.24                4.98

    TOTAL   . . . . . . . . . . . .          1,032           $97,549,923.60              100.00%


    As of the Initial Cut-Off Date, the distribution of the months since origination of the Group II Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                                                  Percent of Group II
                                       Number of          Aggregate Initial         Initial Cut-Off
          Months Since                  Group II             Cut-Off Date            Date Principal
           Origination               Mortgage Loans       Principal Balance             Balance
           Less than 1                      106                $ 9,226,979.95               9.46%
                1                           296                 27,337,126.40              28.02
                2                           392                 35,813,351.49              36.71
                3                           182                 18,082,323.74              18.54
                4                            28                  2,535,015.19               2.60
                5                            19                  3,721,223.16               3.81
                6                             6                    679,034.23               0.70
                7                             1                     31,172.02               0.03
                8                             1                     32,855.80               0.03
                9                             1                     90,841.62               0.09

    TOTAL   . . . . . . . . . .           1,032                $97,549,923.60             100.00%


    As of the Initial Cut-Off Date, the weighted average number of months since origination of the Group II Mortgage Loans was approximately 2 months.

CONVEYANCE OF GROUP I SUBSEQUENT MORTGAGE LOANS

    The Pooling and Servicing Agreement permits the Trust Fund to acquire, prior to August 31, 1997, Group I Subsequent Mortgage Loans in an amount not to exceed $22,266,299.36 in aggregate principal balance. Accordingly, the statistical characteristics of the Group I Mortgage Loans set forth above (which are based exclusively on the Initial Mortgage Loans) and the statistical characteristics of Mortgage Loan Group I after giving effect to the acquisition of any Group I Subsequent Mortgage Loans will likely differ in certain respects. Each date on which the Seller transfers any Group I Subsequent Mortgage Loans to the Trust Fund shall be referred to herein as a "Subsequent Transfer Date."

    The Group I Subsequent Mortgage Loans to be conveyed to the Trust Fund will be subject to the approval of the Rating Agencies and are not expected to vary materially in the aggregate from the Initial Group I Mortgage Loans.

PAYMENTS ON THE MORTGAGE LOANS

    Each Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of substantially equal monthly payments, except for the Group I Balloon Mortgage Loans, for which the amortization schedule extends beyond the stated maturity date and which provide for a payment at maturity that is substantially larger than prior scheduled monthly payments.

    Each Group I Mortgage Loan will provide for monthly payments by the related Mortgagor according to one of two methods: the "simple interest" method (such Mortgage Loans, the "Simple Interest Loans"); or the actuarial method (such Mortgage Loans, the "Actuarial Loans"). As of the Initial Cut-Off Date, less than 1% of the Group I Mortgage Loans were Simple Interest Loans. Such Simple Interest Loans provide that the interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Mortgage Loan and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment. Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Mortgage Note. Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month that is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Group II Mortgage Loans are Actuarial Loans.

                     THE POOLING AND SERVICING AGREEMENT

ASSIGNMENT OF THE MORTGAGE LOANS

    On the Closing Date, the Seller will transfer ownership of the Initial Mortgage Loans to the Depositor. Immediately after such transfer, pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in trust for the benefit of the holders of the Certificates, all right, title and interest of the Depositor in and to each such Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal collected by the Servicer with respect to such Mortgage Loans after the Initial Cut-Off Date (to the extent not applied in computing the Initial Cut-Off Date Principal Balance) and interest payments due after the Initial Cut-Off Date. On each Subsequent Transfer Date, the Seller will transfer ownership to the related Group I Subsequent Mortgage Loans to the Trustee in trust for the benefit of the holders of the Certificates, including all principal collected by the Servicer with respect to each such Group I Subsequent Mortgage Loan after the related Cut-Off Date (to the extent not applied in computing the related Cut-Off Date Principal Balance) and interest payments due after such Cut-Off Date.

    In connection with such transfer and assignment, on the Closing Date the Depositor will deliver, or cause to be delivered, the following documents (collectively constituting the "Trustee's Mortgage File") to the Trustee with respect to each Mortgage Loan: (i) the original Mortgage Note, endorsed in blank or to the order of the Trustee, with all prior and intervening endorsements showing a complete chain of endorsement from the originator of the Mortgage Loan to Cityscape; (ii) the original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a Responsible Officer of Cityscape or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording); (iii) the original executed assignment of the Mortgage executed by Cityscape to the Trustee or in blank, acceptable for recording except with respect to any currently unavailable information; (iv) the original assignment and any intervening assignments of the Mortgage, showing a complete chain of assignment from the originator of the Mortgage Loan to Cityscape (or, if any such assignment has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by a Responsible Officer of Cityscape or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of such assignment submitted for recording); (v) the original, or a copy certified by Cityscape or the originator of the Mortgage Loan to be a true and complete copy of the original, of each assumption, modification, written assurance or substitution agreement, if any; (vi) an original, or a copy certified by Cityscape to be a true and complete copy of the original, of a lender's title insurance policy, or if a lender's title policy has not been issued as of the Closing Date a marked-up commitment (binder) (including any marked additions thereto or deletions therefrom) to issue such policy; (vii) either an original hazard insurance policy, a certificate of insurance issued by the related insurer or its agent as to such policy or an officer's certificate of Cityscape certifying that a hazard insurance policy is in effect as to the Mortgaged Property (in which case such officer's certificate shall be accompanied by a copy of such hazard insurance policy); and (viii) if required, either a flood insurance policy or a certificate of insurance issued by the related insurer or its agent as to such policy.

    On each Subsequent Closing Date, the Depositor will deliver, or cause to be delivered, the Trustee's Mortgage File to the Trustee with respect to each Group I Subsequent Mortgage Loan to be conveyed to the Trustee on such date.

    The Trustee will review the Mortgage Loan documents relating to the Initial Mortgage Loans on or prior to the Closing Date and will review the Mortgage Loans relating to the Group I Subsequent Mortgage Loans on or prior to the Subsequent Transfer Date, and will hold such documents in trust for the benefit of the holders of the Certificates. After the Closing Date, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Servicer, Cityscape and the Depositor in writing. If Cityscape cannot or does not cure such omission or defect within 90 days after its receipt of notice from the Trustee, Cityscape will be required to repurchase the related Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the Loan Balance thereof plus accrued and unpaid interest thereon, calculated at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (the "Net Mortgage Rate") (or, if Cityscape is no longer the Servicer, at the applicable Mortgage Rate) through the day before the Due Date in the calendar month in which such purchase occurs. Rather than repurchase the Mortgage Loan as provided above, Cityscape may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the related Mortgage Loan Group as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have a Loan Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not substantially less than the Loan Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Cityscape in the Collection Account not later than the succeeding
Determination Date and held for distribution to the holders of the Certificates on the related Distribution Date), (ii) have a Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Combined Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not more than two years greater than (and not more than two years less than) that of the Deleted Mortgage Loan, (v) have the same or lower credit risk, as measured by credit risk category under Cityscape's underwriting guidelines and (vi) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to the holders of the Offered Certificates or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Loan Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account, the Certificate Account and the Distribution Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

    When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (each, a "Due Date"), the borrower pays interest on the amount prepaid only to the date of prepayment. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date (a "Prepayment Interest Shortfall"), the amount of the Servicing Fee otherwise payable to the Servicer for such month shall, to the extent of such shortfall, be deposited by the Servicer in the Collection Account for distribution to holders of the Offered Certificates on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to the Servicer with respect to payments on the Mortgage Loans received during the Due Period to which such Distribution Date relates. Any such deposit by the Servicer will be reflected in the distributions to holders of the Offered Certificates made on the Distribution Date on which the Principal Prepayment received would be distributed. See "Description of the Certificates--Example of Distributions" herein.

ADVANCES

    Subject to the following limitations, on the fifth business day prior to each Distribution Date (such fifth business day, the "Servicer Remittance Date"), the Servicer will in general be required to advance its own funds, or funds in the Collection Account that constitute amounts held for future distribution, in an amount equal to the amount necessary to make the amount then on deposit in the Collection Account with respect to interest collections received on the Mortgage Loans of each Mortgage Loan Group that were due during the immediately preceding Due Period equal to the Interest Remittance Amount for such Group with respect to such Due Period, after taking into account all amounts in respect of Prepayment Interest Shortfalls paid by the Servicer as described in the preceding paragraph (any such advance, an "Advance").

    Advances are intended to maintain a regular flow of scheduled interest payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Servicer to make an Advance as required under the Pooling and Servicing Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, or such other entity as may be appointed as successor servicer will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 9, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Servicer and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    Cityscape Home Equity Loan Trust, Series 1997-C will consist of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (the "Group I Senior Certificates"), (ii) the Class A-5 Certificates (the "Group II Senior Certificates"), (iii) the Class M-1F Certificates and the Class M-2F Certificates (the "Group I Mezzanine Certificates"), (iv) the Class M-1A Certificates and the Class M-2A
Certificates (the "Group II Mezzanine Certificates"), (v) the Class B-1F Certificates (the "Group I Subordinate Certificates" and, together with the Group I Senior Certificates and the Group I Mezzanine Certificates, the "Group I Certificates"), (vi) the Class B-1A Certificates (the "Group II Subordinate Certificates" and, together with the Group II Senior Certificates and the Group II Mezzanine Certificates, the "Group II Certificates"),
(vii) the Class R-I Certificates and (viii) the Class R-II Certificates (and, together with the Class R-I Certificates, the "Residual Certificates"), which do not have a principal balance and will evidence a residual interest in the related Mortgage Loan Group. The Group I and Group II Certificates (collectively, the "Offered Certificates") and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

    The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1F, Class M-2F, Class M-1A, Class M-2A, Class B-1F and Class B-1A Certificates will have Original Certificate Principal Balances specified on the cover hereof and, together with the Residual Certificates, will evidence the entire beneficial ownership interest in the Trust Fund. The aggregate of the Original Certificate Principal Balances of the Offered Certificates is $200,000,000.

    The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each class may be issued in a denomination which is not an integral multiple thereof). The assumed final maturity dates for the classes of Offered Certificates are the applicable Distribution Dates set forth in the table below:

           Class                             Assumed Final Maturity Dates
    -----------------------------------      ----------------------------

    Class A-1   . . . . . . . . . . . .            April 25, 2012
    Class A-2   . . . . . . . . . . . .            July 25, 2017
    Class A-3   . . . . . . . . . . . .            July 25, 2028
    Class A-4   . . . . . . . . . . . .            July 25, 2028
    Class A-5   . . . . . . . . . . . .            July 25, 2028
    Class M-1F  . . . . . . . . . . . .            July 25, 2028
    Class M-2F  . . . . . . . . . . . .            July 25, 2028
    Class M-1A  . . . . . . . . . . . .            July 25, 2028
    Class M-2A  . . . . . . . . . . . .            July 25, 2028
    Class B-1F  . . . . . . . . . . . .            July 25, 2028
    Class B-1A  . . . . . . . . . . . .            July 25, 2028


BOOK-ENTRY CERTIFICATES

    The Offered Certificates will initially be book-entry certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates, the original aggregate principal balances of which will equal the Original Certificate Principal Balance of each class and will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner" or "Certificate Owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate") except in the event Definitive Certificates are issued under the limited circumstances described herein.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may be transferred only in compliance with the procedures of such Financial Intermediaries and Depository participants.

    The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. None of the Depositor, Cityscape or the Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates within the meaning of the Pooling and Servicing Agreement will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be "Certificateholders", as that term is used in the Pooling and Servicing
Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Reports on the Trust Fund provided by the Servicer to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

    The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if
(a) the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate a book-entry system through the Depository; or (c) beneficial owners of the Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Certificates through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the Book-Entry Certificates through the Depository of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-
registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

    Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing on July 25, 1997 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of the related Distribution Date (each, a "Record Date").

DEPOSITS INTO THE COLLECTION ACCOUNT

    The Trustee shall establish and, initially, maintain an account (the "Collection Account") on behalf of the holders of the Certificates. Within two business days after receipt (or, if applicable, on or prior to such other date as may be specified in the Pooling and Servicing Agreement), the Servicer shall remit to the Trustee (or, in the event the Collection Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Collection Account the following payments and collections received or made by it subsequent to the applicable Cut-Off Date (to the extent not applied in computing the applicable Cut-Off Date Principal Balance):

        (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans that are due subsequent to the applicable Cut-Off Date;

        (iii) all proceeds of any related insurance policies (to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicer's normal servicing procedures) ("Insurance Proceeds"), and all other cash amounts received either (i) through eminent domain or condemnation with respect to the Mortgaged Properties or (ii) in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), together with the net proceeds on a monthly basis received with respect to any Mortgaged Properties acquired by the Servicer by foreclosure, deed in lieu of foreclosure or otherwise;

        (iv) all payments made by the Servicer in respect of Prepayment Interest Shortfalls;

        (v) any amount required to be deposited by the Servicer in connection with any losses on investment of funds in the Collection Account;

        (vi) any amounts required to be deposited by the Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Servicer in lieu of requiring each Mortgagor to maintain a primary hazard insurance policy;

        (vii) all proceeds of any Mortgage Loans or property acquired in respect of Mortgage Loans through foreclosure purchased by Cityscape or the Servicer and all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans;

        (viii) the amount of any Advances to be deposited to the Collection Account pursuant to the Pooling and Servicing Agreement; and

        (ix) all amounts required to be deposited therein in respect of repurchases of Mortgage Loans.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The Trustee will withdraw funds from the Collection Account for the following purposes:

        (i) to pay to the Servicer the Servicing Fee (subject to reduction as described above under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans") and, as additional servicing compensation, any net earnings on or investment income with respect to funds in the Collection Account credited thereto;

        (ii) to reimburse the Servicer for Advances (including certain servicing advances), such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of interest on the Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

        (iii) to reimburse the Servicer for any Advances (including certain servicing advances) previously made that the Servicer has determined to be nonrecoverable;

        (iv) to reimburse the Servicer from Insurance Proceeds for expenses incurred by the Servicer and covered by the related insurance policies;

        (v) to pay to Cityscape or the Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been acquired by Cityscape or the Servicer from the Trust Fund (by purchase or replacement) pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Loan Balance of such purchased or replaced Mortgage Loan;

        (vi)     to  reimburse   the  Servicer  for   expenses  incurred  and
    reimbursable pursuant to the Pooling and Servicing Agreement;

        (vii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

        (viii)   to   clear  and  terminate   the  Collection   Account  upon
    termination of the Pooling and Servicing Agreement.

    In addition, on or prior to 12:00 noon New York time on the second Business Day preceding the related Distribution Date, the Trustee will withdraw from the Collection Account the Interest Remittance Amount and the Principal Remittance Amount (each as defined herein) for each Certificate Group and deposit such amounts into the Certificate Account, as described below.

DEPOSITS INTO THE CERTIFICATE ACCOUNT

    The Trustee shall maintain a certificate account (the "Certificate Account") on behalf of the holders of the Certificates. The Trustee shall, promptly upon receipt, deposit into the Certificate Account and retain therein the following with respect to each Certificate Group:

        (i) the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date;

        (ii) any amount received by the Trustee in connection with a termination of the Trust Fund in accordance with the Pooling and Servicing Agreement;

        (iii) any amount received from the Servicer and required to be deposited therein in respect of losses on investment of funds in the Certificate Account; and

        (iv) the amount, if any, required to be withdrawn from either the Pre-Funding Account or the Capitalized Interest Account in respect of such Distribution Date.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

    The Trustee will withdraw funds from the Certificate Account and apply them not later than 1:00 p.m. New York time on each Distribution Date in the following order of priority:

        (i) first, to the Trustee, the Trustee Fee with respect to each Certificate Group for such Distribution Date; and

        (ii) second, to the Distribution Account, any remaining amounts then on deposit in the Certificate Account.

DEPOSITS INTO THE DISTRIBUTION ACCOUNT

    The Trustee shall maintain a distribution account (the "Distribution Account") on behalf of the holders of the Certificates. The Trustee shall, promptly upon receipt, deposit into the Distribution Account and retain therein the following:

        (i)  the  aggregate  amount  withdrawn  by  it  from  the  Certificate
    Account  as  described  in  clause  (ii)   under  "Withdrawals  from  the
    Certificate Account" above; and

        (ii) any amount required to be deposited by the Servicer in connection with any losses on investment of funds in the Distribution Account.

PRE-FUNDING ACCOUNT

    On the Closing Date, the Seller will deposit $22,266,299.36 (the "Pre-Funded Amount") into an account (the "Pre-Funding Account"), to be maintained by and in the name of the Trustee as part of the Trust Fund for the benefit of the holders of the Group I Certificates. The Pre-Funding Account will be used to acquire Group I Subsequent Mortgage Loans during the period beginning on the Closing Date and generally terminating on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000 and (ii) August 31, 1997 (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Group I Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period (the "Unutilized Funding Amount") will be distributed to holders of certain classes of Group I Certificates on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, in reduction of the related Certificate Principal Balances, thus resulting in an unscheduled distribution of principal in respect of such classes of Group I Certificates on such date. The manner in which the Unutilized Funding Amount is allocated to the Group I Certificates will depend on its size. If the Unutilized Funding Amount equals or exceeds $100,000, holders of the Group I Certificates will be entitled to a pro rata distribution of such Unutilized Funding Amount, on the basis of the respective Original Certificate Principal Balances of such classes. If the Unutilized Funding Amount is less than $100,000, it will be distributed pursuant to the allocation of the Regular Principal Distribution Amount for the related Distribution Date, as described in "-- Allocation of Available Funds" below.

    Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Certificate Account. The Pre-Funding Account will not be an asset of the REMIC related to the Group I Mortgage Loans. For federal income tax purposes, the Pre-Funding Account will be owned by and all reinvestment earnings on amounts in the Pre-Funding Account shall be taxable to the Seller.

CAPITALIZED INTEREST ACCOUNT

    On the Closing Date the Seller will deposit into an account (the "Capitalized Interest Account"), to be maintained with and in the name of the Trustee as part of the Trust Fund for the benefit of the holders of the Group I Certificates, a portion of the proceeds of the sale of the Group I
Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in July, August and September 1997 to cover shortfalls in interest on the Group I Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Group I Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the related Distribution Date are required to be paid directly to the Seller. The Capitalized Interest Account will not be an asset of the REMIC related to the Group I
Mortgage Loans. For federal income tax purposes, the Capitalized Interest Account will be owned by and all reinvestment earnings on amounts in the Capitalized Interest Account shall be taxable to the Seller.

ALLOCATION OF AVAILABLE FUNDS

    Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds with respect to the related Certificate Group. "Available Funds" with respect to each Certificate Group as of any Distribution Date is the aggregate amount on deposit in the Distribution Account relating to the Mortgage Loans of the related Mortgage Loan Group after 1:00 p.m. New York time on such Distribution Date (excluding the portion thereof, if any, consisting of any net reinvestment earnings).

    On each Distribution Date, the Trustee will withdraw from the Distribution Account all Available Funds then on deposit therein with respect to each Certificate Group and will distribute the same in the following order of priority:

        (A) concurrently, to each class of Senior Certificates of such Certificate Group, the Interest Distributable Amount for such class for such Distribution Date (any insufficiency being allocated among the classes of Senior Certificates of such Certificate Group in proportion to such classes' respective Interest Distributable Amounts for such Distribution Date);

        (B) sequentially, to the Class M-1, Class M-2 and Class B-1 Certificates of such Certificate Group, in that order, the related Monthly Interest Distributable Amount for such Distribution Date;

        (C) on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, the Pro Rata Pre-Funding Distribution Amount, if any, to the Group I Certificates, pro rata, on the basis of their respective Original Certificate Principal Balances;

        (D) from the lesser of (x) that portion of such Available Funds remaining after making the distributions in paragraphs (A), (B) and (C) above and (y) the Regular Principal Distribution Amount for such Certificate Group:

             (i) in the case of the Group I Certificates:

                 (1) to the Class A-4 Certificates, the Class A-4 Priority General Distribution Amount up to the amount necessary to reduce the Certificate Principal Balance of the Class A-4 Certificates to zero;

                 (2) sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero, the amount necessary to reduce the Aggregate Senior Certificate Principal Balance for Group I (after giving effect to any reduction thereof on such Distribution Date pursuant to paragraph (C) and clause (D)(i)(1) above) to the related Senior Optimal Principal Balance for such Distribution Date;

                 (3) sequentially, to the Class M-1F, Class M-2F and Class B-1F Certificates, in that order, the amount necessary to reduce the Certificate Principal Balance of each such class to the related Optimal Principal Balance for such Distribution Date; or

             (ii) in the case of the Group II Certificates, sequentially, to the Class A-5, Class M-1A, Class M-2A and Class B-1A Certificates, in that order, the amount necessary to reduce the Certificate
        Principal  Balance  of   each  such  class  to  the  related  Optimal
        Principal Balance for such Distribution Date;

        (E) from the General Excess Available Amount for such Certificate Group for such Distribution Date:

             (i) the Overcollateralization Deficiency Amount, if any, for such Certificate Group, payable as follows:

                 (1)  in the case of the Group I Certificates:

                     (a) to the Class A-4 Certificates, the Class A-4 Priority Excess Distribution Amount up to the amount necessary to reduce the Certificate Principal Balance of the Class A-4 Certificates (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C) and (D) above) to zero;

                     (b) sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero, the amount necessary to reduce the Aggregate Senior Certificate Principal Balance for the Group I Certificates (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C), (D) and
                 (E)(i)(1)(a) above) to the related Senior Optimal Principal Balance for such Distribution Date;

                     (c) sequentially, to the Class M-1F, Class M-2F and Class B-1F Certificates, in that order, the amount necessary to reduce the Certificate Principal Balance of each such class (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C) and (D) above) to the related Optimal Principal Balance for such Distribution Date; or

                 (2) in the case of the Group II Certificates, sequentially, to the Class A-5, Class M-1A, Class M-2A and Class B-1A Certificates, in that order, the amount necessary to reduce the Certificate Principal Balance of each such class (after giving effect to any reduction thereof on such Distribution Date pursuant to section (D) above) to the related Optimal Principal Balance for such Distribution Date;

             (ii) to the Class M-1 Certificates of such Certificate Group, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date;

             (iii) to the Class M-2 Certificates of such Certificate Group, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date; and

             (iv) to the Class B-1 Certificates of such Certificate Group, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date.

    As more fully described in the Pooling and Servicing Agreement, any remaining Available Funds for such Distribution Date then on deposit in the Distribution Account will be distributed to the Servicer, in payment of unpaid servicing fees and reimbursement of certain outstanding Advances, and then to holders of the Residual Certificates of each Certificate Group.

    Notwithstanding the foregoing, if the Certificate Principal Balance of the Senior Certificates of a Certificate Group on any Distribution Date would exceed the Group Principal Balance of the related Mortgage Loan Group after giving effect to distributions to be made on such Distribution Date (a "Senior Class Subordination Deficit"), then all amounts distributable as principal of the Senior Certificates of such Certificate Group on such Distribution Date will be allocated concurrently to the outstanding classes of Senior Certificates of such Certificate Group, pro rata, on the basis on their respective Certificate Principal Balances.

DEFINITIONS

    The "Accrual Period" for the Group I Certificates (other than the Class A-1 Certificates) for a given Distribution Date will be the calendar month preceding the month of such Distribution Date and will be calculated based on a 360-day year consisting of twelve 30-day months; provided, however, that the initial Accrual Period for the Group I Certificates (other than the Class A-1 Certificates) will be the 21-day period beginning on June 10, 1997 and ending on and including June 30, 1997. The "Accrual Period" for the Class A-1 Certificates and the Group II Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date; provided, however, that the initial Accrual Period for the Class A-1 Certificates and the Group II Certificates will be the actual number of days included in the period commencing on the Closing Date and ending on and including July 24, 1997.

    The "Allocable Loss Amount" with respect to each Distribution Date and each Certificate Group means the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all classes of Offered Certificates of such Certificate Group (after giving effect to all distributions on such Distribution Date) over (b) the Group Principal Balance of the related Mortgage Loan Group as of the end of the preceding Due Period.

    The "Aggregate Senior Certificate Principal Balance" means, with respect to any Distribution Date and the Group I Certificates, the aggregate of the Certificate Principal Balances of the Group I Senior Certificates, and, with respect to any Distribution Date and the Group II Certificates, the Certificate Principal Balance of the Class A-5 Certificates.

    The "Call Option Date" with respect to each Mortgage Loan Group is the first Distribution Date on which the Group Principal Balance of such Mortgage Loan Group is less than or equal to 10% of the Maximum Collateral Amount for such Mortgage Loan Group.

    The "Certificate Principal Balance" of any class of Offered Certificates, as of any Distribution Date, will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate
Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of such class on all prior Distribution Dates and (ii) with respect to any Mezzanine Certificates and any Class B Certificates, all related Allocable Loss Amounts applied in reduction of principal of such Certificates on all prior Distribution Dates.

    The "Class A-4 Priority Excess Distribution Amount" with respect to any Distribution Date is the lesser of (A) the product of (x) the applicable Class A-4 Priority Percentage for such Distribution Date and (y) the Class A-4 Pro Rata Excess Distribution Amount for such Distribution Date and (B) the least of (x) General Excess Available Amount for the Group I Certificates, (y) the amount, if any, by which the Aggregate Senior Certificate Principal Balance for the Group I Certificates (after giving effect to any reduction thereof pursuant to sections (C) and (D)(i) under "-- Allocation of Available Funds" above on such Distribution Date) exceeds the Senior Optimal Principal Balance for the Group I Certificates for such Distribution Date and (z) the Group I Overcollateralization Deficiency Amount for such Distribution Date.

    The "Class A-4 Priority General Distribution Amount" with respect to any Distribution Date is the lesser of (A) the product of (x) the applicable Class A-4 Priority Percentage for such Distribution Date and (y) the Class A-4 Pro Rata General Distribution Amount for such Distribution Date and (B) the Senior Principal Distribution Amount with respect to the Group I Certificates for such Distribution Date.

    The "Class A-4 Priority Percentage" with respect to each Distribution Date is the applicable percentage specified below:

                   Distribution Date              Priority Percentage
                   -----------------              -------------------

                 July 1997 - June 2000                       0%
                 July 2000 - June 2002                      45%
                 July 2002 - June 2003                      80%
                 July 2003 - June 2004                     100%
                 July 2004 and thereafter                  300%

    The "Class A-4 Pro Rata Excess Distribution Amount" with respect to any Distribution Date is an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Senior Certificate Principal Balance with respect to the Group I Certificates immediately prior to such Distribution Date and
(y) the least of (1) the General Excess Available Amount for the Group I Certificates, (2) the amount, if any, by which the Aggregate Senior Certificate Principal Balance for the Group I Certificates (after giving effect to any reduction thereof pursuant to sections (C) and (D)(i) under "-- Allocation of Available Funds" above on such Distribution Date) exceeds the Senior Optimal Principal Balance for the Group I Certificates for such Distribution Date and (3) the Group I Overcollateralization Deficiency Amount for such Distribution Date.

    The "Class A-4 Pro Rata General Distribution Amount" with respect to any Distribution Date is an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Senior Certificate Principal Balance for the Group I Certificates immediately prior to such Distribution Date and (y) the Senior Principal Distribution Amount for the Group I Certificates for such Distribution Date.

    The "Class B Optimal Principal Balance" means (i) with respect to each Certificate Group and any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and (ii) with respect to each Certificate Group and any other Distribution Date, the Group Principal Balance of the related Mortgage Loan Group as of the last day of the Due Period that precedes such Distribution Date minus the sum of (a) the aggregate of the Certificate Principal Balances of the Senior Certificates and Mezzanine Certificates of such Certificate Group (after taking into account any distributions made on such Distribution Date in reduction of such Certificate Principal Balances prior to such determination) and (b) the Overcollateralization Target Amount for such Certificate Group for such Distribution Date; provided, however, that the Class B Optimal Principal Balance for any Certificate Group shall never be less than zero or greater than the Original Certificate Principal Balance of the Class B Certificates of such Certificate Group.

    The "Class M-1 Optimal Principal Balance" means (i) with respect to each Certificate Group and any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and (ii) with respect to each Certificate Group and any other Distribution Date, the Group Principal Balance of the related Mortgage Loan Group as of the last day of the Due Period that precedes such
Distribution Date minus the sum of (i) the aggregate of the Certificate Principal Balances of the Senior Certificates of such Certificate Group (after taking into account any distributions made on such Distribution Date in reduction of the Certificate Principal Balances of such classes of Senior Certificates prior to such determination) and (ii) the greater of (x) the sum of (1)(a) in the case of the Group I Certificates, 16.50% of the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period or (b) in the case of the Group II Certificates, 20.00% of the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period and (2) the Overcollateralization Target Amount for such Certificate Group for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the related Maximum Collateral Amount; provided however, that the Class M-1 Optimal Principal Balance for any Certificate Group shall never be less than zero or greater than the Original Certificate Principal Balance of the Class M-1 Certificates of such Certificate Group.

    The "Class M-2 Optimal Principal Balance" means (i) with respect to each Certificate Group and any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and (ii) with respect to each Certificate Group and any other Distribution Date, the Group Principal Balance of the related Mortgage Loan Group as of as of the last day of the Due Period that precedes such Distribution Date minus the sum of (i) the aggregate of the Certificate Principal Balances of the Senior Certificates and the Class M-1 Certificates of such Certificate Group (after taking into account any distributions made on such Distribution Date in reduction of such Certificate Principal Balances prior to such determination) and (ii) the greater of (x) the sum of (1)(a) in the case of the Group I Certificates, 7.00% of the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period or (b) in the case of the Group II Certificates, 8.50% of the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period and (2) the Overcollateralization Target Amount for such Group for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the related Maximum Collateral Amount; provided, however, that the Class M-2 Optimal Principal Balance for any Certificate Group shall never be less than zero or greater than the Original Certificate Principal Balance of the Class M-2 Certificates of such Certificate Group.

    The "Delinquency Percentage," with respect to any Distribution Date, the related Due Period and each Mortgage Loan Group, is the fraction, expressed as a percentage, the numerator of which is the aggregate of the Loan Balances of all Mortgage Loans in such Mortgage Loan Group that are 60 or more days Delinquent, in foreclosure or relating to REO Properties as of the close of business on the last day of the related Due Period and the denominator of which is the Group Principal Balance of such Mortgage Loan Group as of the close of business on the last day of such Due Period.

    A Mortgage Loan is "Delinquent" if any monthly payment due thereon is not made by the close of business on the day such monthly payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent", etc.

    A "Due Period" (i) with respect to the initial Distribution Date is the period from and including June 10, 1997 through and including June 30, 1997 and (ii) with respect to any subsequent Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

    The "General Excess Available Amount" means (i) with respect to each Distribution Date and the Group I Certificates is the amount, if any, by which the Group I Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to sections
(A),  (B), (C) and (D)(i)  under "--Allocation of  Available Funds" above and
(ii) with respect  to each Distribution Date  and the Group  II Certificates, the amount, if any, by which the Group II Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to sections (A), (B) and (D)(ii) under "-- Allocation of Available Funds" above.

    The "Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the sum of (i) the Monthly Interest Distributable Amount for such class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount for such class for such Distribution Date.

    The "Interest Remittance Amount" for each Mortgage Loan Group and any Distribution Date is (a) the product of (x) the Group Principal Balance of such Mortgage Loan Group at the beginning of the calendar month preceding the month in which such Distribution Date occurs and (y) one-twelfth of the weighted average Net Mortgage Rate for such Mortgage Loan Group at the beginning of the calendar month preceding the month in which such Distribution Date occurs, less (b) the excess, if any, of the Prepayment Interest Shortfalls for such Mortgage Loan Group for the related Due Period over the Servicing Fee for such Due Period.

    The "Loan Balance" of any Mortgage Loan is the outstanding principal balance thereof calculated in accordance with the terms of the related Mortgage Note; provided, however, that the Loan Balance for any Mortgage Loan that has been liquidated through foreclosure sale, trustee's sale, disposition of the related REO Property or taking of the related Mortgaged Property by eminent domain shall be zero as of the last day of the Due Period in which such Mortgage Loan becomes liquidated and at all times thereafter.

    "Loss Reimbursement Deficiency" means, with respect to any Distribution Date and the Class M-1 Certificates, Class M-2 Certificates or Class B
Certificates, the amount of Allocable Loss Amounts for the related Group applied to the reduction of the Certificate Principal Balance of such class and not reimbursed pursuant to "--Allocation of Available Funds" above as of such Distribution Date.

    The "Maximum Collateral Amount" means (i) with respect to the Group I Certificates, the sum of (a) the Group Principal Balance of all Initial Group I Mortgage Loans as of the Initial Cut-Off Date and (b) the Loan Balances of all Subsequent Mortgage Loans as of the applicable Cut-Off Dates and
(ii) with respect to the Group II Certificates, the Group Principal Balance of all Group II Mortgage Loans as of the Cut-Off Date.

    The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

    The "Optimal Principal Balance" with respect to each Group and any Distribution Date means the Class B Optimal Principal Balance, Class M-1 Optimal Principal Balance, Class M-2 Optimal Principal Balance or the Senior Optimal Principal Balance, as the context requires.

    An "Overcollateralization Deficiency Amount" with respect to any Distribution Date and each Group equals the amount, if any, by which the Overcollateralization Target Amount for such Group exceeds the related Overcollateralized Amount on such Distribution Date (such Overcollateralized Amount to be calculated after giving effect to all prior distributions on all classes of Certificates on such Distribution Date pursuant to sections (A),
(B), (C) and (D) under "--Allocation of Available Funds" above with respect to such Group).

    The "Overcollateralization Target Amount" means (i) with respect to the Group I Certificates and (a) any Distribution Date occurring prior to the related Stepdown Date, an amount equal to (I) 1.5% of the related Maximum Collateral Amount for the related Mortgage Loan Group if a Stepup Trigger Event is not occurring and (II) 4.0% of such Maximum Collateral Amount if a Stepup Trigger Event is occurring; and (b) with respect to any Distribution Date on or after such Stepdown Date, an amount equal to (III) 3.0% of the related Group Principal Balance as of the end of the related Due Period if a Stepup Trigger Event is not occurring and (IV) 8% of such related Group Principal Balance if a Stepup Trigger Event is occurring; provided, however, that the Overcollateralization Target Amount for the Group I Certificates shall in no event be less than 0.50% of the related Maximum Collateral Amount; and (ii) with respect to the Group II Certificates and (x) any Distribution Date occurring prior to the related Stepdown Date, an amount equal to (I) 2.0% of the related Maximum Collateral Amount for the related Mortgage Loan Group if a Stepup Trigger Event is not occurring and (II) 5.0% of such Maximum Collateral Amount if a Stepup Trigger Event is occurring; and
(y) with respect to any Distribution Date on or after such Stepdown Date, an amount equal to (III) 4.0% of the related Group Principal Balance as of the end of the related Due Period if a Stepup Trigger Event is not occurring and
(IV) 10% of such related Group Principal Balance if a Stepup Trigger Event is occurring; provided, however, that such Group's Overcollateralization Target Amount shall in no event be less than 0.50% of the related Maximum Collateral Amount.

    The "Overcollateralized Amount" for each Certificate Group for any Distribution Date is the amount, if any, by which (i) the related Group Principal Balance on the last day of the immediately preceding Due Period exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates of such Certificate Group as of such Distribution Date after giving effect to distributions to be made on such Certificates on such Distribution Date.

    A "Principal Prepayment" with respect to any Distribution Date is any mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

    The "Principal Remittance Amount" for such Mortgage Loan Group for any Distribution Date is (a) the sum of the amounts specified in clause (i), clause (iii) (net of certain expenses and reimbursement obligations and to the extent applied to Mortgage Loan principal), clause (vi), clause (vii) and clause (ix) under "--Deposits into the Collection Account" above with respect to such Mortgage Loan Group, in each case to the extent such amounts relate to principal and are actually received in the related Due Period, less (b) with respect to each Mortgage Loan in such Mortgage Loan Group that has previously been purchased or replaced by the Servicer or Cityscape, all amounts received thereon in any month subsequent to the month of such purchase or substitution, as the case may be, to the extent such amounts relate to principal and have been withdrawn from the Collection Account.

    The "Pro Rata Pre-Funding Distribution Amount" means, as to the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, (i) the Unutilized Funding Amount, if such amount is greater than or equal to $100,000 and (ii) zero, if such amount is less than $100,000.

    A "Realized Loss" (i) with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Loan") is the amount of loss realized equal to the portion of the Loan Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Servicer for related Advances, expenses and Servicing Fees) towards interest and principal owing on the Mortgage Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal and interest of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

    A "Realized Loss Percentage" means, as to any Distribution Date and each Mortgage Loan Group, the percentage equivalent of a fraction, the numerator of which is the amount of cumulative Realized Losses on the Mortgage Loans in such Mortgage Loan Group from the Initial Cut-Off Date through the end of the related Due Period and the denominator of which is the Maximum Collateral Amount of such Mortgage Loan Group.

    The "Regular Pre-Funding Distribution Amount"" means, as to the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, (i) the Unutilized Funding Amount, if such amount is less than $100,000 and (ii) zero, if such amount is greater than or equal to $100,000.

    The "Regular Principal Distribution Amount" means, with respect to each Group and any Distribution Date, an amount equal to the lesser of:

        (A) the aggregate of the Certificate Principal Balances of the classes of Offered Certificates of such Group immediately prior to such Distribution Date; and

        (B) the sum of (i) each scheduled payment of principal collected on the Mortgage Loans of the related Mortgage Loan Group by the Servicer in the related Due Period, (ii) all partial and full principal prepayments of such Mortgage Loans applied by the Servicer during such Due Period,
    (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received with respect to such Mortgage Loan Group during such Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan of such Mortgage Loan Group, (v) the principal portion of any Substitution Adjustments with respect to such Mortgage Loan Group required to be deposited in the Collection Account, (vi) in the case of the Group I Certificates, on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, the Regular Pre-Funding Distribution Amount, if any, and (vii) on the Distribution Date on which the related Mortgage Loan Group or the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price, in respect of principal, that relates to such Mortgage Loan Group.

    The "Rolling Delinquency Percentage" means, with respect to any Distribution Date and each Mortgage Loan Group, the average of the Delinquency Percentages for such Mortgage Loan Group with respect to the last day of each of the three immediately preceding Due Periods.

    The "Senior Credit Enhancement Percentage," with respect to each Certificate Group and any Distribution Date, is the percentage obtained by dividing (i) the sum of (a) the aggregate of the Certificate Principal Balances of the Mezzanine Certificates and the Class B Certificates of such Certificate Group and (b) the Overcollateralized Amount for such Certificate Group, in each case after giving effect to the distributions of principal on such Distribution Date, by (ii) the Group Principal Balance of the related Mortgage Loan Group as of the end of the related Due Period.

    The "Senior Optimal Principal Balance" means (i) with respect to each Certificate Group and any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero and (ii) with respect to each Certificate Group and any other Distribution Date, the Group Principal Balance of the related Mortgage Loan Group as of the last day of the Due Period that precedes such Distribution Date minus the greater of (a) the sum of (1)(x) in the case of the Group I Certificates, 29.50% of the Group Principal Balance of such Mortgage Loan Group as of the last day of the related Due Period or (y) in the case of the Group II Certificates, 39.00% of the Group Principal Balance of such Mortgage Loan Group as of the last day of the related Due Period and
(2) the Overcollateralization Target Amount for such Certificate Group for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (b) 0.50% of the related Maximum Collateral Amount; provided, however, that any Certificate Group's Senior Optimal Principal Balance shall never be less than zero or greater than the Aggregate Senior Certificate Principal Balance for such Certificate Group as of the Closing Date.

    The "Senior Principal Distribution Amount" means, with respect to each Distribution Date, the lesser of the (i) Regular Principal Distribution Amount for such Distribution Date and (ii) the amount, if any, by which the Aggregate Senior Certificate Principal Balance for such Distribution Date (after giving effect to distributions made on such Distribution Date pursuant to section (C) under "-- Allocation of Available Funds" above) exceeds the Senior Optimal Principal Balance for such Distribution Date.

    The "Stepdown Date" with respect to each Certificate Group means the earlier of:

    (X) the first Distribution Date occurring after June 2000 as to which all of the following conditions exist:

             (1) the Group Principal Balance of the related Mortgage Loan Group has been reduced to an amount less than or equal to 50% of the related Maximum Collateral Amount;

             (2) no Stepdown Trigger Event is continuing with respect to such Mortgage Loan Group; and

             (3)  the Trustee determines (before actual distributions
        are made on such Distribution Date) that, if effect were given to all distributions of principal to be made on such date (assuming that the Stepdown Date has occurred), the Aggregate Senior Certificate Principal Balance of such Certificate Group would be reduced on such date to the excess of (i) the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period over (ii) the greater of (a) the sum of (1) (x) in the case of the Group I Certificates, 29.50% of the Group Principal Balance of the related Mortgage Loan Group as of the last day of the related Due Period or (y) in the case of the Group II Certificates, 39.00% of the Group Principal Balance of the related Mortgage Loan Group as of the last
        day  of  the  related  Due   Period  and  (2)  the   related
        Overcollateralization  Target Amount  for  such Distribution
        Date  (such  Overcollateralization   Target  Amount   to  be
        calculated (A) as if such Distribution Date were occurring on or after the related Stepdown Date and (B) without giving effect to (I) in the case of the Group I Certificates, the
        proviso    in   clause    (i)   of    the    definition   of
        "Overcollateralization Target Amount" or (II) in the case of the Group II Certificates, the proviso in clause (ii) of such definition) and (b) 0.50% of the related Maximum Collateral Amount; and

    (Y) the Distribution Date on which the Aggregate Senior Certificate Principal Balance for such Certificate Group equals zero.

    The "Stepdown Trigger Event" means, with respect to any Distribution Date and each Mortgage Loan Group, that the Group Delinquency Percentage for such Mortgage Loan Group exceeds 50% of the Senior Credit Enhancement Percentage for such Certificate Group for such Distribution Date (assuming, for purposes of calculating the Senior Credit Enhancement Percentage, that distributions are made on such Distribution Date and no Stepdown Trigger Event has occurred).

    The "Stepup Rolling Delinquency Test," means with respect to each Mortgage Loan Group, a determination as to whether for such Mortgage Loan
Group: (i) for any Distribution Date occurring in or prior to September 1998, the related Rolling Delinquency Percentage is more than 13.5% or 14.0%, (ii) for any subsequent Distribution Date occurring in or prior to December 1999, the related Rolling Delinquency Percentage is more than 15.0% or 15.0% or
(iii) for any Distribution Date occurring in or after January 2000, the related Rolling Delinquency Percentage is more than 17.0% or 17.0%, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, respectively.

    A "Stepup Trigger Event" means, with respect to each Mortgage Loan Group, the occurrence on any Distribution Date of either of the following:
(i) the Stepup Cumulative Loss Test is met or (ii) the Stepup Rolling Delinquency Test is met.

    The "Stepup Cumulative Loss Test" means, with respect to each Mortgage Loan Group, a determination as to whether for such Mortgage Loan Group:
(i) for any Distribution Date occurring in or prior to June 1999, the related Realized Loss Percentage is more than 1.44% or 1.66%, (ii) for any subsequent Distribution Date occurring in or prior to June 2000, the related Realized
Loss Percentage is more than 2.48% or 2.85%, (iii) for any subsequent Distribution Date occurring in or prior to June 2001, the related Realized Loss Percentage is more than 3.30% or 3.80%, (iv) for any subsequent Distribution Date occurring in or prior to June 2002, the related Realized Loss Percentage is more than 3.92% or 4.51%, or (v) for any subsequent Distribution Date occurring in or after July 2002, the related Realized Loss Percentage is more than 4.13% or 4.75%, in each case, with respect to the Group I Mortgage Loans and the Group II Mortgage Loans, respectively.

    The "Trustee Fee" as of any Distribution Date shall be determined in accordance with the rate agreed upon in writing between the Trustee and Cityscape on the Closing Date.

    The "Unpaid Interest Shortfall Amount" means (i) for each class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each Class and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period following the initial Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Class A-1 Certificates and the Group II Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with, the Depositor, Cityscape or any successor Servicer. The One-Month LIBOR value for the initial Accrual Period will be 5.6875% per annum.

    On each LIBOR Determination Date, One-Month LIBOR for the related Accrual Period for the Class A-1 Certificates and the Group II Certificates will be established by the Trustee as follows:

        (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

        (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

    The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates and the Group II Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

EXAMPLE OF DISTRIBUTIONS

    The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence:

June 9, 1997                 Initial Cut-Off Date for Initial Mortgage Loans.
June 10 to June 30, 1997     (A) Initial  Due Period.  The Servicer  receives
                                 (x)  scheduled  payments  of  principal  and
                                 interest and  (y) Principal Prepayments  and
                                 interest   thereon  to   the  date  of  such
                                 prepayment.   For  succeeding   Distribution
                                 Dates, the Due  Period will commence on  the
                                 first  day of  the preceding  calendar month
                                 and end on the last day of such month.
June 30, 1997        (B) Initial Record  Date.   Each subsequent Record  Date
                         will be the last Business Day of the month preceding the month of the related Distribution Date.
July 14, 1997        (C) Determination Date (the fourteenth day of the  month
                         of such Distribution Date or, if such fourteenth day is not a Business Day, the preceding Business Day).
July 18, 1997        (D) Servicer Remittance Date.
July 25, 1997        (E) Distribution Date.

Succeeding monthly periods follow the pattern of (A) through (E).

(A) Principal Prepayments received during this period will be distributed to holders of the Certificates on July 25, 1997 (to the extent not applied in computing the Initial Cut-Off Date Principal Balance). When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected only from the last Due Date as to which the most recent scheduled payment was made by the borrower to the date of prepayment.
(B) Distributions of principal and interest on July 25, 1997 will be made to holders of the Certificates of record as of the close of business on the Record Date.
(C) Determination Date.
(D) No later than each Servicer Remittance Date, the Servicer is required to make Advances with respect to the Mortgage Loans.
(E) The Trustee will make distributions to holders of the Certificates on the 25th day of the month following the month in which the related Due Period ends, or if such day is not a Business Day, on the next Business Day.


WEIGHTED AVERAGE LIVES

    The timing of changes in the rate of Principal Prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments.

    The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from June 26, 1997 (the "Closing Date") until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Loan Groups--General."

    The "Assumed Final Maturity Date" for each class of Offered Certificates is as set forth herein under "Description of the Certificates--General". For the Class A-1 and Class A-2 Certificates, such date is the date on which the "Original Certificate Principal Balance" set forth herein for such Class less all amounts distributed to the related Certificateholders on account of principal would be reduced to zero, assuming that no prepayments are received on the Mortgage Loans, scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, no excess
cashflow  is  used   to  make  accelerated  payments  of   principal  to  the
Certificateholders of such classes of Offered Certificates and the Overcollaterization Target Amount is zero. The Assumed Final Maturity Date for the other Group I Certificates and the Group II Certificates is the thirteenth Distribution Date following the Due Period in which the Loan Balances of all Group I Mortgage Loans and all Group II Mortgage Loans, respectively, have been reduced to zero, assuming that the Mortgage Loans pay in accordance with their terms. The weighted average life of each class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein, (iii) the Required Overcollateralization Amount is as defined herein and (iv) the Majority Residual Certificateholders of each Certificate Group and the Servicer may cause a termination of the related Mortgage Loan Group as provided herein.

    The model used in this Prospectus Supplement with respect to the Mortgage Loans is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Group I Mortgage Loans, a Prepayment Assumption (the "Group I Prepayment Assumption") assumes constant prepayment rates of 4.8% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.745% per annum (i.e., 19.2% divided by 11) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Group I Mortgage Loans, the Group I Prepayment Assumption assumes a constant prepayment rate of 24% per annum. As used in the table below, 0% Group I Prepayment Assumption assumes prepayment rates equal to 0% of the Group I Prepayment Assumption (i.e., no prepayments). Correspondingly, 150% Group I Prepayment Assumption assumes prepayment rates equal to 150% of the Group I Prepayment Assumption and so forth. With respect to the Group II Mortgage Loans, the Prepayment Assumption (the "Group II Prepayment Assumption") assumes a constant prepayment rate per annum ("CPR") for the life of the Mortgage Loans. The Group I and Group II Prepayment Assumptions do not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group I and Group II Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    Each of the Prepayment Scenarios in the table on page S-64 assumes the respective percentages of Prepayment Assumptions described thereunder. For example, Prepayment Scenario III assumes 75% of the Group I Prepayment Assumption with respect to the Group I Mortgage Loans and a Group II Prepayment Assumption of 21% CPR with respect to the Group II Mortgage Loans.

    The tables on pages S-65 through S-75 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Class Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-65 through S-75. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

    The percentages and weighted average lives in the tables on pages S-65 through S-75 were determined assuming that: (i) the Group I and Group II Mortgage Loans consist of 8 and 4 sub-pools, respectively, of loans with Cut-Off Date Principal Balances, Mortgage Rates, original and remaining terms to maturity, original amortization terms and, in the case of the Group II Mortgage Loans, weighted average Gross Margins, weighted average months to roll and Periodic Caps as set forth in the table below, (ii) the Closing Date for the Offered Certificates occurs on June 26, 1997 and the Offered Certificates were sold to investors by the Underwriter on the Closing Date,
(iii) distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in July 1997, in accordance with the priorities described herein, (iv) the Pass-Through Rate for each class of Group I Certificates (other than the Class A-1 Certificates) is as described on the cover hereof,
(v) the Accrual Period for the each class of Group I Certificates (other than the Class A-1 Certificates) for each Distribution Date will consist of 30 days in a 360-day year consisting of twelve 30-day months (or 21 days, in the case of the initial Distribution Date), (vi) the Accrual Period for each Distribution Date for the Class A-1 Certificates and each class of Group II Certificates will consist of the actual number of days from and including the preceding Distribution Date (or the Closing Date in the case of the July 25, 1997 Distribution Date) to and including the day immediately preceding such Distribution Date, (vii) the prepayment rates with respect to the Group I Mortgage Loans are a multiple of the Group I Prepayment Assumption and with respect to the Group II Mortgage Loans are constant prepayment rates, each as stated in the "Prepayment Scenarios" table below, (viii) prepayments include thirty days' interest thereon (or 21 days' interest in the case of prepayments made during the initial Due Period), (ix) Cityscape is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted Average Life (years) to Call Option Date" in the tables below, (x) each Certificate Group's Overcollateralization Target Amount is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (xi) scheduled payments for all Mortgage Loans are received on the first day of each month (or in the case of the month of the Closing Date, the day following the Initial Cut-Off Date), the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (xii) all Mortgage Loans within a Mortgage Loan Group prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (xiii) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xiv) One-Month LIBOR is at all times 5.6875%, (xv) the Pass-Through Rate for the Class A-1 Certificates is 5.8275%, (xvi) the Pass-Through Rates for the Class A-5, Class M-1A, Class M-2A and Class B-1A Certificates are 5.9275%, 6.1875%, 6.3875% and 6.7875%,
respectively, until the Distribution Date following the Call Option Date, at which time such Pass-through Rates are assumed to be 6.1675%, 6.4375%, 6.7375% and 7.3375%, respectively, (xvii) the Mortgage Rate for each Group II Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xviii) with respect to the Group II Mortgage Loans, Six-Month LIBOR is equal to 5.8750%; (xix) with respect to Group I, Sub-Pools 7 and 8 (specified in the table below) will be transferred to the Trust Fund in July 1997 with principal payments on such Group I Mortgage Loans being received by the Servicer in August 1997 and passed through to holders of the Group I Certificates on the Distribution Date in September 1997; (xx) sufficient funds will be available in the Capitalized Interest Account to cover any shortfalls in interest due to the Pre-Funding Account and the transfer of Group I Mortgage Loans described in clause (xviii); (xxi) no reinvestment income from any Account is earned and available for distribution; and (xxii) the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period is zero. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS

     Prepayment Scenario:              Scenario I    Scenario II   Scenario III   Scenario IV   Scenario V    Scenario VI
 Group I Prepayment Assumption             0%            50%            75%           100%         150%          200%
 Group II Prepayment Assumption (CPR)      0%            10%            21%            25%          32%           42%



                      ASSUMED GROUP I MORTGAGE LOAN CHARACTERISTICS

                                                             Original     Remaining        Original
                                                             Term to       Term to       Amortization
             Initial Cut-Off Date          Mortgage          Maturity      Maturity          Term
 Sub-Pool      Principal Balance             Rate            (Months)      (Months)        (Months)
    1            $   1,632,956.93          11.6513%             114           113               114
    2               12,619,894.07          11.4890%             180           179               180
    3                9,017,638.32          11.1736%             240           239               240
    4                  598,887.18          12.1553%             300           298               300
    5               19,797,989.93          11.4740%             360           358               360
    6               36,516,410.61          11.9642%             180           178               360
    7*              12,126,027.10          11.4323%             273           272               273
    8*              10,140,272.26          11.9642%             180           179               360

                  $102,450,076.40

   _____________________
   * Sub-Pools 7 and 8 represent  the  Group  I Subsequent  Mortgage Loans.



                    ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS


            Initial Cut-Off               Original   Remaining     Original       Weighted    Weighted
                 Date                     Term to     Term to    Amortization     Average     Average
Sub-           Principal      Mortgage    Maturity   Maturity       Term           Gross       Months    Periodic
Pool            Balance         Rate      (Months)   (Months)     (Months)         Margin     to Roll       Cap
                                                                                                         <C.>
  1         $60,542,710.14    10.1594%       360        358          360           7.0893%        4       1.0%
  2           3,399,176.51    10.5341%       360        357          360           6.9889%        3       1.5%
  3          33,485,713.45    10.8317%       360        358          360           7.3618%       22       1.0%
  4             122,323.50    11.1466%       360        358          360           7.8629%       22       1.5%

            $97,549,923.60


Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown, at various Prepayment Scenarios.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                Class A-1
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .      100%          100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .       94            73         63          52          31           9
June 25, 1999 . . . . . . . .       91            43         20           0           0           0
June 25, 2000 . . . . . . . .       88            16          0           0           0           0
June 25, 2001 . . . . . . . .       85             0          0           0           0           0
June 25, 2002 . . . . . . . .       81             0          0           0           0           0
June 25, 2003 . . . . . . . .       77             0          0           0           0           0
June 25, 2004 . . . . . . . .       73             0          0           0           0           0
June 25, 2005 . . . . . . . .       69             0          0           0           0           0
June 25, 2006 . . . . . . . .       65             0          0           0           0           0
June 25, 2007 . . . . . . . .       60             0          0           0           0           0
June 25, 2008 . . . . . . . .       55             0          0           0           0           0
June 25, 2009 . . . . . . . .       49             0          0           0           0           0
June 25, 2010 . . . . . . . .       42             0          0           0           0           0
June 25, 2011 . . . . . . . .       34             0          0           0           0           0
June 25, 2012 . . . . . . . .        0             0          0           0           0           0
June 25, 2013 . . . . . . . .        0             0          0           0           0           0
June 25, 2014 . . . . . . . .        0             0          0           0           0           0
June 25, 2015 . . . . . . . .        0             0          0           0           0           0
June 25, 2016 . . . . . . . .        0             0          0           0           0           0
June 25, 2017 . . . . . . . .        0             0          0           0           0           0
June 25, 2018 . . . . . . . .        0             0          0           0           0           0
June 25, 2019 . . . . . . . .        0             0          0           0           0           0
June 25, 2020 . . . . . . . .        0             0          0           0           0           0
June 25, 2021 . . . . . . . .        0             0          0           0           0           0
June 25, 2022 . . . . . . . .        0             0          0           0           0           0
June 25, 2023 . . . . . . . .        0             0          0           0           0           0
June 25, 2024 . . . . . . . .        0             0          0           0           0           0
June 25, 2025 . . . . . . . .        0             0          0           0           0           0
June 25, 2026 . . . . . . . .        0             0          0           0           0           0
June 25, 2027 . . . . . . . .        0             0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .      10.24          1.84       1.34        1.08        0.80        0.66

Weighted Average Life (years)
  to Call Option Date . . . .      10.24          1.84       1.34        1.08        0.80        0.66


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                Class A-2
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100          99          43           0
June 25, 2000 . . . . . . . .        100         100         79          41           0           0
June 25, 2001 . . . . . . . .        100          91         46          18           0           0
June 25, 2002 . . . . . . . .        100          64         26           0           0           0
June 25, 2003 . . . . . . . .        100          47         11           0           0           0
June 25, 2004 . . . . . . . .        100          34          0           0           0           0
June 25, 2005 . . . . . . . .        100          27          0           0           0           0
June 25, 2006 . . . . . . . .        100          19          0           0           0           0
June 25, 2007 . . . . . . . .        100          12          0           0           0           0
June 25, 2008 . . . . . . . .        100           4          0           0           0           0
June 25, 2009 . . . . . . . .        100           0          0           0           0           0
June 25, 2010 . . . . . . . .        100           0          0           0           0           0
June 25, 2011 . . . . . . . .        100           0          0           0           0           0
June 25, 2012 . . . . . . . .         48           0          0           0           0           0
June 25, 2013 . . . . . . . .         22           0          0           0           0           0
June 25, 2014 . . . . . . . .         17           0          0           0           0           0
June 25, 2015 . . . . . . . .         11           0          0           0           0           0
June 25, 2016 . . . . . . . .          5           0          0           0           0           0
June 25, 2017 . . . . . . . .          0           0          0           0           0           0
June 25, 2018 . . . . . . . .          0           0          0           0           0           0
June 25, 2019 . . . . . . . .          0           0          0           0           0           0
June 25, 2020 . . . . . . . .          0           0          0           0           0           0
June 25, 2021 . . . . . . . .          0           0          0           0           0           0
June 25, 2022 . . . . . . . .          0           0          0           0           0           0
June 25, 2023 . . . . . . . .          0           0          0           0           0           0
June 25, 2024 . . . . . . . .          0           0          0           0           0           0
June 25, 2025 . . . . . . . .          0           0          0           0           0           0
June 25, 2026 . . . . . . . .          0           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         15.62        6.53       4.20        3.10        1.98        1.51

Weighted Average Life (years)
  to Call Option Date . . . .         15.62        6.53       4.20        3.10        1.98        1.51


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                Class A-3
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . .          100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100          85
June 25, 2000 . . . . . . . .        100         100        100         100          51           0
June 25, 2001 . . . . . . . .        100         100        100         100          45           0
June 25, 2002 . . . . . . . .        100         100        100          97          17           0
June 25, 2003 . . . . . . . .        100         100        100          70           8           0
June 25, 2004 . . . . . . . .        100         100        100          52           5           0
June 25, 2005 . . . . . . . .        100         100         91          49           5           0
June 25, 2006 . . . . . . . .        100         100         77          40           5           0
June 25, 2007 . . . . . . . .        100         100         64          31           4           0
June 25, 2008 . . . . . . . .        100         100         52          24           2           0
June 25, 2009 . . . . . . . .        100          94         42          18           0           0
June 25, 2010 . . . . . . . .        100          81         33          13           0           0
June 25, 2011 . . . . . . . .        100          68         26           9           0           0
June 25, 2012 . . . . . . . .        100          32         11           1           0           0
June 25, 2013 . . . . . . . .        100          20          6           0           0           0
June 25, 2014 . . . . . . . .        100          16          3           0           0           0
June 25, 2015 . . . . . . . .        100          13          1           0           0           0
June 25, 2016 . . . . . . . .        100          10          0           0           0           0
June 25, 2017 . . . . . . . .         96           7          0           0           0           0
June 25, 2018 . . . . . . . .         85           5          0           0           0           0
June 25, 2019 . . . . . . . .         73           3          0           0           0           0
June 25, 2020 . . . . . . . .         61           1          0           0           0           0
June 25, 2021 . . . . . . . .         54           0          0           0           0           0
June 25, 2022 . . . . . . . .         47           0          0           0           0           0
June 25, 2023 . . . . . . . .         39           0          0           0           0           0
June 25, 2024 . . . . . . . .         31           0          0           0           0           0
June 25, 2025 . . . . . . . .         21           0          0           0           0           0
June 25, 2026 . . . . . . . .         10           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         24.72       15.09      11.63        8.60        4.09        2.25

Weighted Average Life (years)
  to Call Option Date . . . .         22.86       14.15      10.11        7.13        3.79        2.25


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                Class A-4
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100          17
June 25, 2001 . . . . . . . .         99          92         89          89          97          17
June 25, 2002 . . . . . . . .         98          84         80          78          79          17
June 25, 2003 . . . . . . . .         97          74         68          62          54          17
June 25, 2004 . . . . . . . .         94          64         54          46          34           9
June 25, 2005 . . . . . . . .         87          40         28          19          19           1
June 25, 2006 . . . . . . . .         79          25         14           7           9           0
June 25, 2007 . . . . . . . .         71          16          7           3           1           0
June 25, 2008 . . . . . . . .         63          10          3           1           0           0
June 25, 2009 . . . . . . . .         55           6          2           0           0           0
June 25, 2010 . . . . . . . .         46           3          1           0           0           0
June 25, 2011 . . . . . . . .         38           2          0           0           0           0
June 25, 2012 . . . . . . . .          0           0          0           0           0           0
June 25, 2013 . . . . . . . .          0           0          0           0           0           0
June 25, 2014 . . . . . . . .          0           0          0           0           0           0
June 25, 2015 . . . . . . . .          0           0          0           0           0           0
June 25, 2016 . . . . . . . .          0           0          0           0           0           0
June 25, 2017 . . . . . . . .          0           0          0           0           0           0
June 25, 2018 . . . . . . . .          0           0          0           0           0           0
June 25, 2019 . . . . . . . .          0           0          0           0           0           0
June 25, 2020 . . . . . . . .          0           0          0           0           0           0
June 25, 2021 . . . . . . . .          0           0          0           0           0           0
June 25, 2022 . . . . . . . .          0           0          0           0           0           0
June 25, 2023 . . . . . . . .          0           0          0           0           0           0
June 25, 2024 . . . . . . . .          0           0          0           0           0           0
June 25, 2025 . . . . . . . .          0           0          0           0           0           0
June 25, 2026 . . . . . . . .          0           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         11.90        7.66       6.96        6.57        6.45        3.56

Weighted Average Life (years)
  to Call Option Date . . . .         11.90        7.66       6.91        6.42        5.19        2.99

*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                                Class A-5
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . . .      100%       100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . . .       97          85         71          66          57          45
June 25, 1999 . . . . . . . . .       96          73         50          43          30          15
June 25, 2000 . . . . . . . . .       96          63         34          25          12           0
June 25, 2001 . . . . . . . . .       95          53         27          22          12           0
June 25, 2002 . . . . . . . . .       95          45         21          16          10           0
June 25, 2003 . . . . . . . . .       94          37         17          12           7           0
June 25, 2004 . . . . . . . . .       93          33         13           9           5           0
June 25, 2005 . . . . . . . . .       92          29         10           7           3           0
June 25, 2006 . . . . . . . . .       91          26          8           5           2           0
June 25, 2007 . . . . . . . . .       90          23          6           4           1           0
June 25, 2008 . . . . . . . . .       89          21          5           3           1           0
June 25, 2009 . . . . . . . . .       87          18          4           2           0           0
June 25, 2010 . . . . . . . . .       86          16          3           2           0           0
June 25, 2011 . . . . . . . . .       84          14          2           1           0           0
June 25, 2012 . . . . . . . . .       81          13          2           1           0           0
June 25, 2013 . . . . . . . . .       79          11          1           0           0           0
June 25, 2014 . . . . . . . . .       76          10          1           0           0           0
June 25, 2015 . . . . . . . . .       73           8          1           0           0           0
June 25, 2016 . . . . . . . . .       69           7          0           0           0           0
June 25, 2017 . . . . . . . . .       65           6          0           0           0           0
June 25, 2018 . . . . . . . . .       60           5          0           0           0           0
June 25, 2019 . . . . . . . . .       54           5          0           0           0           0
June 25, 2020 . . . . . . . . .       48           4          0           0           0           0
June 25, 2021 . . . . . . . . .       40           3          0           0           0           0
June 25, 2022 . . . . . . . . .       34           2          0           0           0           0
June 25, 2023 . . . . . . . . .       28           2          0           0           0           0
June 25, 2024 . . . . . . . . .       22           1          0           0           0           0
June 25, 2025 . . . . . . . . .       15           1          0           0           0           0
June 25, 2026 . . . . . . . . .        7           0          0           0           0           0
June 25, 2027 . . . . . . . . .        0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . . .       20.90        6.68       3.29        2.70        1.92        1.07

Weighted Average Life (years)
  to Call Option Date . . . . .       20.87        6.37       3.03        2.48        1.75        1.07


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class M-1F
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100         100
June 25, 2001 . . . . . . . .        100         100         93          70          38          91
June 25, 2002 . . . . . . . .        100         100         75          53          24          37
June 25, 2003 . . . . . . . .        100          90         60          39          15           8
June 25, 2004 . . . . . . . .        100          77         48          29           9           0
June 25, 2005 . . . . . . . .        100          67         39          22           6           0
June 25, 2006 . . . . . . . .        100          57         31          16           1           0
June 25, 2007 . . . . . . . .        100          49         25          12           0           0
June 25, 2008 . . . . . . . .        100          42         20           9           0           0
June 25, 2009 . . . . . . . .        100          35         16           6           0           0
June 25, 2010 . . . . . . . .        100          30         12           4           0           0
June 25, 2011 . . . . . . . .        100          25         10           1           0           0
June 25, 2012 . . . . . . . .         74          11          2           0           0           0
June 25, 2013 . . . . . . . .         53           7          0           0           0           0
June 25, 2014 . . . . . . . .         49           6          0           0           0           0
June 25, 2015 . . . . . . . .         45           4          0           0           0           0
June 25, 2016 . . . . . . . .         40           2          0           0           0           0
June 25, 2017 . . . . . . . .         35           0          0           0           0           0
June 25, 2018 . . . . . . . .         31           0          0           0           0           0
June 25, 2019 . . . . . . . .         26           0          0           0           0           0
June 25, 2020 . . . . . . . .         22           0          0           0           0           0
June 25, 2021 . . . . . . . .         20           0          0           0           0           0
June 25, 2022 . . . . . . . .         17           0          0           0           0           0
June 25, 2023 . . . . . . . .         14           0          0           0           0           0
June 25, 2024 . . . . . . . .         11           0          0           0           0           0
June 25, 2025 . . . . . . . .          8           0          0           0           0           0
June 25, 2026 . . . . . . . .          1           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         19.00       10.57       7.85        6.10        4.53        4.87

Weighted Average Life (years)
  to Call Option Date . . . .         18.35       10.32       7.35        5.58        4.19        3.91

*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class M-2F
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100         100
June 25, 2001 . . . . . . . .        100         100         93          70          38          18
June 25, 2002 . . . . . . . .        100         100         75          53          24           8
June 25, 2003 . . . . . . . .        100          90         60          39          15           0
June 25, 2004 . . . . . . . .        100          77         48          29           9           0
June 25, 2005 . . . . . . . .        100          67         39          22           2           0
June 25, 2006 . . . . . . . .        100          57         31          16           0           0
June 25, 2007 . . . . . . . .        100          49         25          12           0           0
June 25, 2008 . . . . . . . .        100          42         20           7           0           0
June 25, 2009 . . . . . . . .        100          35         16           3           0           0
June 25, 2010 . . . . . . . .        100          30         12           0           0           0
June 25, 2011 . . . . . . . .        100          25          9           0           0           0
June 25, 2012 . . . . . . . .         74          11          0           0           0           0
June 25, 2013 . . . . . . . .         53           4          0           0           0           0
June 25, 2014 . . . . . . . .         49           2          0           0           0           0
June 25, 2015 . . . . . . . .         45           0          0           0           0           0
June 25, 2016 . . . . . . . .         40           0          0           0           0           0
June 25, 2017 . . . . . . . .         35           0          0           0           0           0
June 25, 2018 . . . . . . . .         31           0          0           0           0           0
June 25, 2019 . . . . . . . .         26           0          0           0           0           0
June 25, 2020 . . . . . . . .         22           0          0           0           0           0
June 25, 2021 . . . . . . . .         20           0          0           0           0           0
June 25, 2022 . . . . . . . .         17           0          0           0           0           0
June 25, 2023 . . . . . . . .         14           0          0           0           0           0
June 25, 2024 . . . . . . . .         11           0          0           0           0           0
June 25, 2025 . . . . . . . .          5           0          0           0           0           0
June 25, 2026 . . . . . . . .          0           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         18.95       10.43       7.83        6.00        4.30        3.88

Weighted Average Life (years)
  to Call Option Date . . . .         18.35       10.31       7.35        5.58        4.03        3.69


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class B-1F
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100         100
June 25, 2001 . . . . . . . .        100         100         93          70          38          11
June 25, 2002 . . . . . . . .        100         100         75          53          20           0
June 25, 2003 . . . . . . . .        100          90         60          39           7           0
June 25, 2004 . . . . . . . .        100          77         48          28           0           0
June 25, 2005 . . . . . . . .        100          67         39          17           0           0
June 25, 2006 . . . . . . . .        100          57         30           9           0           0
June 25, 2007 . . . . . . . .        100          49         21           3           0           0
June 25, 2008 . . . . . . . .        100          42         14           0           0           0
June 25, 2009 . . . . . . . .        100          35          8           0           0           0
June 25, 2010 . . . . . . . .        100          28          3           0           0           0
June 25, 2011 . . . . . . . .        100          21          0           0           0           0
June 25, 2012 . . . . . . . .         74           2          0           0           0           0
June 25, 2013 . . . . . . . .         53           0          0           0           0           0
June 25, 2014 . . . . . . . .         49           0          0           0           0           0
June 25, 2015 . . . . . . . .         45           0          0           0           0           0
June 25, 2016 . . . . . . . .         40           0          0           0           0           0
June 25, 2017 . . . . . . . .         35           0          0           0           0           0
June 25, 2018 . . . . . . . .         30           0          0           0           0           0
June 25, 2019 . . . . . . . .         23           0          0           0           0           0
June 25, 2020 . . . . . . . .         17           0          0           0           0           0
June 25, 2021 . . . . . . . .         14           0          0           0           0           0
June 25, 2022 . . . . . . . .         10           0          0           0           0           0
June 25, 2023 . . . . . . . .          6           0          0           0           0           0
June 25, 2024 . . . . . . . .          1           0          0           0           0           0
June 25, 2025 . . . . . . . .          0           0          0           0           0           0
June 25, 2026 . . . . . . . .          0           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         18.51       10.25       7.45        5.67        4.01        3.45

Weighted Average Life (years)
  to Call Option Date . . . .         18.24       10.25       7.28        5.53        3.91        3.39



*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class M-1A
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100         100
June 25, 2001 . . . . . . . .        100         100         77          62          68          89
June 25, 2002 . . . . . . . .        100         100         60          46          28          51
June 25, 2003 . . . . . . . .        100         100         47          35          19          30
June 25, 2004 . . . . . . . .        100          92         37          26          13          17
June 25, 2005 . . . . . . . .        100          83         29          19           9           8
June 25, 2006 . . . . . . . .        100          74         23          14           6           2
June 25, 2007 . . . . . . . .        100          66         18          11           4           0
June 25, 2008 . . . . . . . .        100          58         14           8           1           0
June 25, 2009 . . . . . . . .        100          52         11           6           0           0
June 25, 2010 . . . . . . . .        100          46          8           4           0           0
June 25, 2011 . . . . . . . .        100          41          7           2           0           0
June 25, 2012 . . . . . . . .        100          36          5           0           0           0
June 25, 2013 . . . . . . . .        100          31          4           0           0           0
June 25, 2014 . . . . . . . .        100          28          2           0           0           0
June 25, 2015 . . . . . . . .        100          24          0           0           0           0
June 25, 2016 . . . . . . . .        100          21          0           0           0           0
June 25, 2017 . . . . . . . .        100          18          0           0           0           0
June 25, 2018 . . . . . . . .        100          15          0           0           0           0
June 25, 2019 . . . . . . . .        100          13          0           0           0           0
June 25, 2020 . . . . . . . .        100          11          0           0           0           0
June 25, 2021 . . . . . . . .        100           9          0           0           0           0
June 25, 2022 . . . . . . . .         95           7          0           0           0           0
June 25, 2023 . . . . . . . .         80           5          0           0           0           0
June 25, 2024 . . . . . . . .         63           3          0           0           0           0
June 25, 2025 . . . . . . . .         43           0          0           0           0           0
June 25, 2026 . . . . . . . .         21           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         27.56       13.85       6.92        5.84        5.03        5.51

Weighted Average Life (years)
  to Call Option Date . . . .         27.48       13.00       6.24        5.28        4.59        4.20


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class M-2A
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100         100
June 25, 2001 . . . . . . . .        100         100         77          62          42          22
June 25, 2002 . . . . . . . .        100         100         60          46          28          13
June 25, 2003 . . . . . . . .        100         100         47          35          19           7
June 25, 2004 . . . . . . . .        100          92         37          26          13           0
June 25, 2005 . . . . . . . .        100          83         29          19           9           0
June 25, 2006 . . . . . . . .        100          74         23          14           4           0
June 25, 2007 . . . . . . . .        100          66         18          11           0           0
June 25, 2008 . . . . . . . .        100          58         14           8           0           0
June 25, 2009 . . . . . . . .        100          52         11           3           0           0
June 25, 2010 . . . . . . . .        100          46          8           0           0           0
June 25, 2011 . . . . . . . .        100          41          5           0           0           0
June 25, 2012 . . . . . . . .        100          36          2           0           0           0
June 25, 2013 . . . . . . . .        100          31          0           0           0           0
June 25, 2014 . . . . . . . .        100          28          0           0           0           0
June 25, 2015 . . . . . . . .        100          24          0           0           0           0
June 25, 2016 . . . . . . . .        100          21          0           0           0           0
June 25, 2017 . . . . . . . .        100          18          0           0           0           0
June 25, 2018 . . . . . . . .        100          15          0           0           0           0
June 25, 2019 . . . . . . . .        100          13          0           0           0           0
June 25, 2020 . . . . . . . .        100          11          0           0           0           0
June 25, 2021 . . . . . . . .        100           9          0           0           0           0
June 25, 2022 . . . . . . . .         95           6          0           0           0           0
June 25, 2023 . . . . . . . .         80           2          0           0           0           0
June 25, 2024 . . . . . . . .         63           0          0           0           0           0
June 25, 2025 . . . . . . . .         43           0          0           0           0           0
June 25, 2026 . . . . . . . .         21           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         27.55       13.77       6.82        5.71        4.64        3.94

Weighted Average Life (years)
  to Call Option Date . . . .         27.48       13.01       6.24        5.23        4.27        3.68


*  Rounded to the nearest whole percentage.


          PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                                               Class B-1A
                                                           Prepayment Scenario
Distribution Date             Scenario I  Scenario II  Scenario III  Scenario IV   Scenario V   Scenario VI

Initial Percentage  . . . . .        100%        100%       100%        100%        100%        100%
June 25, 1998 . . . . . . . .        100         100        100         100         100         100
June 25, 1999 . . . . . . . .        100         100        100         100         100         100
June 25, 2000 . . . . . . . .        100         100        100         100         100          76
June 25, 2001 . . . . . . . .        100         100         77          62          42          21
June 25, 2002 . . . . . . . .        100         100         60          46          28           7
June 25, 2003 . . . . . . . .        100         100         47          35          17           0
June 25, 2004 . . . . . . . .        100          92         37          26           7           0
June 25, 2005 . . . . . . . .        100          83         29          16           1           0
June 25, 2006 . . . . . . . .        100          74         22           9           0           0
June 25, 2007 . . . . . . . .        100          66         14           4           0           0
June 25, 2008 . . . . . . . .        100          58          9           0           0           0
June 25, 2009 . . . . . . . .        100          52          4           0           0           0
June 25, 2010 . . . . . . . .        100          46          1           0           0           0
June 25, 2011 . . . . . . . .        100          41          0           0           0           0
June 25, 2012 . . . . . . . .        100          36          0           0           0           0
June 25, 2013 . . . . . . . .        100          31          0           0           0           0
June 25, 2014 . . . . . . . .        100          28          0           0           0           0
June 25, 2015 . . . . . . . .        100          24          0           0           0           0
June 25, 2016 . . . . . . . .        100          19          0           0           0           0
June 25, 2017 . . . . . . . .        100          14          0           0           0           0
June 25, 2018 . . . . . . . .        100          11          0           0           0           0
June 25, 2019 . . . . . . . .        100           7          0           0           0           0
June 25, 2020 . . . . . . . .        100           4          0           0           0           0
June 25, 2021 . . . . . . . .        100           1          0           0           0           0
June 25, 2022 . . . . . . . .         95           0          0           0           0           0
June 25, 2023 . . . . . . . .         80           0          0           0           0           0
June 25, 2024 . . . . . . . .         63           0          0           0           0           0
June 25, 2025 . . . . . . . .         43           0          0           0           0           0
June 25, 2026 . . . . . . . .         19           0          0           0           0           0
June 25, 2027 . . . . . . . .          0           0          0           0           0           0
Weighted Average Life (years)
  to Maturity . . . . . . . .         27.52       13.39       6.51        5.43        4.34        3.52

Weighted Average Life (years)
  to Call Option Date . . . .         27.48       12.99       6.23        5.20        4.16        3.40


*  Rounded to the nearest whole percentage.


REPORTS TO HOLDERS OF THE CERTIFICATES

    On each Distribution Date, the Trustee will forward to each holder of a Certificate a statement generally setting forth:

        (i) the amount of the distributions, separately identified, with respect to the Offered Certificates of each Certificate Group;

        (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein for each Certificate Group;

        (iii) the amount of such distributions allocable to interest and the calculation thereof;

        (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each class of Offered Certificates, separately identified;

        (v)      the     Overcollateralization     Target      Amount     and
    Overcollateralized  Amount  for  each   Certificate  Group  as  of   such
    Distribution Date;

        (vi) the Class Principal Balance of each class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

        (vii) the Group Principal Balance for each Mortgage Loan Group at the end of the related Due Period;

        (viii) the related amount of the Servicing Fee paid to or retained by the Servicer with respect to each Mortgage Loan Group;

        (ix) the amount of the Trustee Fee paid to the Trustee with respect to each Mortgage Loan Group;

        (x) the amount of Advances for the related Due Period with respect to each Mortgage Loan Group;

        (xi) with respect to each Mortgage Loan Group, the number and aggregate Loan Balance of Mortgage Loans in such Mortgage Loan Group that were (A) delinquent (exclusive of Mortgage Loans in foreclosure)
    (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, the Loan Balance of such Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

        (xiii) with respect to each Mortgage Loan Group, the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

        (xiv) with respect to each Mortgage Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month;

        (xv) with respect to each Mortgage Loan Group, the cumulative amount of Realized Losses;

        (xvi)    with    respect    to    each    Certificate   Group,    any
    Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

        (xvii)   with  respect to each Group, the  Allocable Loss Amounts, if
    any,  allocated   to  each  class   of  the  Mezzanine   and  Subordinate
    Certificates of such Group;

        (xviii) whether a Stepdown Trigger Event or Stepup Trigger Event has occurred and is continuing;

        (xix)    the  Optimal  Principal  Balance  of each  class  of Offered
    Certificates;

        (xx) the Pass-Through Rate for each class of Offered Certificates for such Distribution Date; and

        (xxi) the amount on deposit in the Pre-Funding Account and in the Capitalized Interest Account.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

    The Pooling and Servicing Agreement may be amended by Cityscape, the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by Cityscape, the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Offered Certificate without the consent of the holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any class of the Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Offered Certificates of such class evidencing Percentage Interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

OPTIONAL TERMINATION

    The Majority Residual Certificateholders of each Certificate Group will have the right to repurchase all remaining Mortgage Loans and REO Properties, if any, in the related Mortgage Loan Group and thereby effect the early retirement of the Certificates of the related Certificate Group, subject to the Group Principal Balance of such Mortgage Loan Group at the time of repurchase being less than or equal to 10% of the Maximum Collateral Amount of such Mortgage Loan Group. In addition, on any Distribution Date on which the Group Principal Balance of a Mortgage Loan Group is less than or equal to 5% of the Maximum Collateral Amount of such Mortgage Loan Group, the Servicer will have a similar option with respect to such Mortgage Loan Group. In the event that the option is exercised, the repurchase will be made at a price equal to the sum of (i) the greater of (a) 100% of the Loan Balance of each Mortgage Loan and REO Property in such Mortgage Loan Group and (b) the fair market value (net of accrued interest) of the Mortgage Loans and REO Properties in such Mortgage Loan Group determined as set forth in the Pooling and Servicing Agreement, (ii) 30 days' interest thereon at a rate equal to the applicable Mortgage Rate and (iii) the aggregate amount of (x) all unreimbursed Advances related only to the Mortgage Loans in such Mortgage Loan Group, (y) all unreimbursed out-of-pocket costs and expenses previously incurred by the Servicer in the performance of its servicing obligations, to the extent such costs and expenses relate to the Mortgage Loans and REO Properties in such Mortgage Loan Group then held as part of the Trust Fund and (z) any accrued and unpaid Servicing Fees related to such Mortgage Loan Group. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates of the related Certificate Group in accordance with the Pooling and Servicing Agreement. Any such repurchase of the Mortgage Loans and REO Properties in such Mortgage Loan Group will result in the early retirement of the Certificates of the related Certificate Group.

OPTIONAL PURCHASE OF DEFAULTED LOANS

    As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at a price equal to 100% of the Loan Balance thereof plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor through the day before the Due Date in the calendar month in which such purchase occurs; provided, however, that the total amount of such Mortgage Loans that may be purchased by the Servicer described in this paragraph (not including Mortgage Loans repurchased due to a breach of a representation or warranty under the Pooling and Servicing Agreement) may not exceed 10% of the Aggregate Maximum Collateral Amount.

EVENTS OF DEFAULT; SERVICER TERMINATION TRIGGER EVENT

    Events of Default will consist, among other things, of: (i) any failure by the Servicer to deposit in the Collection Account or Certificate Account the required amounts or remit to the Trustee any payment (other than an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for two Business Days; (ii) any failure of the Servicer, on any Servicer Remittance Date, to make any Advance or to cover any Prepayment Interest Shortfalls, as described herein, which failure continues unremedied for one Business Day; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer by Cityscape, the Trustee, the Depositor or the holders of Offered Certificates evidencing not less than 51% of the voting rights evidenced by the Offered Certificates; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) any failure of the Servicer to maintain the stockholders' equity set forth in the Pooling and Servicing Agreement. A "Servicer
Termination Trigger Event" shall occur with respect to any Mortgage Loan Group if certain Realized Loss Percentages, as set forth in the Pooling and Servicing Agreement, are experienced by such Mortgage Loan Group. As of any date of determination, Voting Rights will be allocated among holders of the Offered Certificates in proportion to the Class Principal Balances of their respective classes on such date. Voting rights will be allocated among holders of the Certificates of each class of Offered Certificates in accordance with such holders' respective Percentage Interests in such class.

RIGHTS UPON EVENT OF DEFAULT OR SERVICER TERMINATION TRIGGER EVENT

    So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of the holders of Offered Certificates evidencing not less than 51% of the voting rights of each Certificate Group may terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to either Mortgage Loan Group or both Mortgage Loan Groups, as provided in the Pooling and Servicing Agreement, and in and to the related Mortgage Loans and the proceeds thereof, whereupon the Trustee will succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. If a Servicer Termination Trigger Event occurs and the Trustee receives instructions from the holders of Offered Certificates evidencing not less than 51% of the voting rights of the Offered Certificates of any Certificate Group, the Trustee shall terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement with respect to the related Mortgage Loan Group and in and to the related Mortgage Loans and the proceeds thereof. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

    No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights evidenced by the Offered Certificates so agree and have offered reasonable indemnity to the Trustee.

THE TRUSTEE

    First Bank National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and Cityscape may maintain other banking relationships in the ordinary course of business with the Trustee. Offered Certificates may be surrendered for final payment at the Corporate Trust Office of the Trustee located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Structured Finance/Cityscape 1997-C or at such other addresses as the Trustee may designate from time to time.


                               USE OF PROCEEDS

    The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    An election will be made to treat each Mortgage Loan Group forming part of the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account relating to the Group I Mortgage Loans) as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. In the opinion of Brown & Wood LLP, special tax counsel to the Trust and counsel to the Underwriters, assuming compliance with the Pooling and Servicing Agreement, each Mortgage Loan Group (other than the Pre-Funding Account and the Capitalized Interest Account related to the Group I Mortgage Loans) will qualify as a REMIC, the Offered Certificates of each Certificate Group will constitute "regular interests" in the related REMIC and the Residual
Certificates of each Certificate Group will constitute the sole class of "residual interests" in the related REMIC.

ORIGINAL ISSUE DISCOUNT

    The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Group I Mortgage Loans at 100% of the Group I Prepayment Assumption and Principal Prepayments on the Group II Mortgage Loans at a Group II Prepayment Assumption of 25% CPR. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Material Federal Income Tax Consequences" in the Prospectus.

    The Offered Certificates may be treated as being issued at a premium. In such case, the holders of the Offered Certificates may elect under Section 171 of the Internal Revenue Code of 1986, as amended (the "Code"), to amortize such premium under the constant yield method and to treat such amortizable premium as an offset to interest income on the Offered Certificates. Such election, however, would apply to all the Certificateholder's debt instruments acquired on or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, such holder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a holder of a Certificate may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further Principal Prepayments of the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

    As is described more fully under "Certain Material Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Offered Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

    In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a class of Offered Certificates is Cede, as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

    For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.


                                 STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The U.S. Department of Labor (the "DOL") has granted to Greenwich Capital Markets, Inc. an administrative exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch" and, together with S&P, Moody's and DCR, the "Exemption Rating Agencies");

        (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust fund must also meet the following requirements:

             (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

             (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exception Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

             (iii)     certificates   evidencing  interests   in  such   other
        investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by either of the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

    On May 23, 1997, the DOL published in the Federal Register a proposed amendment to the Exemption which will extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment will generally allow mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief, when granted as a final exemption, is proposed to be made effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

    (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

    (2)      All  Obligations   transferred  after  the   closing  date   (the
    "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

    (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating
    that  was   obtained  at  the  time  of   the  initial  issuance  of  the
    certificates by the trust.

    (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

    (5)      Either:

        (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

        (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

    (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

    (7)      Amounts   transferred   to   any   Pre-Funding   Account   and/or
    capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

        (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

        (ii) have been rated (or the obligor has been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("Permitted Investments").

    (8)      The related prospectus or prospectus supplement must describe:

        (i) any pre-funding Account and/or capitalized interest account used in connection with a pre-funding account;

        (ii)         the duration of the Pre-Funding Period;

        (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

        (iv)         that the amounts remaining in the Pre-Funding Account at
        the   end   of   the  Pre-Funding   Period   will   be   remitted  to
        certificateholders as repayments of principal.

    (9) The related pooling and servicing agreement must describe the Permitted Investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

    The Underwriters believe that all of the conditions for exemptive relief under the proposed amendment to the Exemption with respect to pre-funding have been or will be satisfied. Therefore, if the relief granted under the final amendment conforms to that proposed by the DOL, the acquisition, holding and transfer of the Offered Certificates would be eligible for relief under the Exemption, as amended, and such relief would be applicable retroactively to the Closing Date. Although there can be no assurance that the final amendment will be identical to that proposed, the Underwriters do not anticipate that any changes will be made which would adversely affect the applicability of the Exemption to the purchase, transfer or holding of the Offered Certificates by or on behalf of a Plan. However, any Plan investor that proposes to acquire Offered Certificates in reliance upon the Exemption should consult with its counsel and make its own determination as to the applicability of the Exemption and the advisability of investing in Offered Certificates in reliance upon the proposed pre-funding amendment.

    BECAUSE THE CHARACTERISTICS OF THE CLASS M-1F, CLASS M-1A, CLASS M-2F, CLASS M-2A, CLASS B-1F AND CLASS B-1A CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF CLASS M-1F, CLASS M-1A, CLASS M-2F, CLASS M-2A, CLASS B-1F AND CLASS B-1A CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, INITIAL ACQUISITIONS AND TRANSFERS OF THE CLASS M-
1F, CLASS M-1A, CLASS M-2F, CLASS M-2A, CLASS B-1F AND CLASS B-1A CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES: (I) A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF SUCH CERTIFICATE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO
SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE ACQUIROR OR TRANSFEREE'S ACCEPTANCE OF A CLASS M-1F, CLASS M-1A, CLASS M-2F, CLASS M-2A, CLASS B-1F OR CLASS B-1A CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                       LEGAL INVESTMENT CONSIDERATIONS

    The Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Greenwich (an affiliate of the Depositor) and Prudential Securities Incorporated, the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Depositor, the principal balances of the Offered Certificates set forth below opposite their respective names. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

                                    Class A-1        Class A-2      Class A-3      Class A-4      Class A-5
          Underwriter            Certificates      Certificates   Certificates   Certificates   Certificates
Greenwich Capital Markets, Inc.   $25,740,000     $17,875,000      $8,084,700     $5,070,000    $51,042,550
Prudential Securities              13,860,000       9,625,000       4,353,300      2,730,000     27,484,450
Incorporated  . . . . . . . .
Total . . . . . . . . . . . .     $39,600,000     $27,500,000     $12,438,000     $7,800,000    $78,527,000


                                         Class M-1F         Class M-2F      Class M-1A      Class M-2A
            Underwriter                Certificates       Certificates    Certificates    Certificates
Greenwich Capital Markets, Inc. . .      $4,328,350         $3,163,550      $6,024,200      $3,645,850
Prudential Securities Incorporated
                                          2,330,650          1,703,450       3,243,800       1,963,150
Total . . . . . . . . . . . . . . .      $6,659,000         $4,867,000      $9,268,000      $5,609,000


                                                                 Class B-1F                Class B-1A
                    Underwriter                                 Certificates              Certificates
Greenwich Capital Markets, Inc. . . . . . . . . . .            $2,330,949.40             $2,694,850.60
Prudential Securities Incorporated  . . . . . . . .             1,255,126.60              1,451,073.40
Total . . . . . . . . . . . . . . . . . . . . . . .            $3,586,076.00             $4,145,924.00


    The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

    The Underwriters propose to offer the Offered Certificates in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such prices less concessions not to exceed 0.10%, 0.15%, 0.20%, 0.175%, 0.175%, 0.25, 0.28%, 0.25%, 0.28%, 0.325% and 0.325% of the
respective Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1F, Class M-2F, Class M-1A, Class M-2A, Class B-1F and Class B-1A Certificates. The Underwriters may allow, and such dealers may reallow, concessions not to exceed 0.08%, 0.12%, 0.16%, 0.14%, 0.14%, 0.20%, 0.224%, 0.20%, 0.224%, 0.26% and 0.26% of the respective
Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1F, Class M-2F, Class M-1A, Class M-2A, Class B-1F
and Class B-1A Certificates to certain brokers and dealers. After the Offered Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

    Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor either of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    After the initial public offering of the Offered Certificates, the public offering price and such concessions may be changed.

    The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    An affiliate of Greenwich and the Depositor has significant contractual relations with Cityscape and provides periodic funding of its origination of mortgage loans, including the Mortgage Loans. Accordingly, a portion of the proceeds payable to Cityscape will be paid to such affiliate in connection with the sale of the Mortgage Loans.


                                LEGAL MATTERS

    Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, New York, New York, and for Cityscape by Dewey Ballantine, New York, New York.


                                   RATINGS

    It is a condition to the issuance of the Offered Certificates that (i) the Group I Senior Certificates and the Group II Senior Certificates be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and Fitch Investor Service, L.P. ("Fitch" and, together with S&P and DCR, the "Rating Agencies"), (ii) the Class M-1F Certificates be rated "AA" by each of the Rating Agencies; (iii) the Class M-1A Certificates be rated "AA+" by S&P and "AA" by DCR and Fitch,
(iv) the Class M-2F Certificates be rated "A" by each of the Rating Agencies,
(v) the Class M-2A Certificates be rated "A+" by S&P, "A" by Fitch and "A-" by DCR, (vi) the Class B-1F Certificates be rated "BBB" by each of the Rating Agencies and (vii) the Class B-1A Certificates be rated "BBB" by S&P and Fitch and "BBB-" by DCR. No rating addresses whether Group I Subsequent Mortgage Loans will be purchased by the Trust Fund, the amount of any such Mortgage Loans to be so purchased, or the impact any such purchase might have on the yields of the Offered Certificates.

    The ratings on the Offered Certificates address the likelihood of the receipt by the holders of the Offered Certificates of all distributions on the Mortgage Loans to which they are entitled. The ratings on the Offered Certificates also address the structural, legal and issuer-related aspects of the Offered Certificates, including the nature of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The ratings on the Offered Certificates do not represent any assessment of the likelihood that principal prepayments of the Mortgage Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from rapid prepayments of the Mortgage Loans or the application of the General Excess Available Amount as described herein, or in the event that a Mortgage Loan Group is terminated prior to the Assumed Final Maturity Date of the related classes of Offered Certificates. The ratings on the Group I Offered Certificates do not address the ability of the Trust to acquire Group I Subsequent Mortgage Loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

    The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.


                            INDEX OF DEFINED TERMS

2/28 LIBOR Mortgage Loans . . . . . . . . . . . . . . . . . . . . . S-8, S-33
Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Actuarial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Additional Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Adjustment Date . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-32
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Aggregate Senior Certificate Principal Balance  . . . . . . . . . . . .  S-54
Allocable Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Assumed Final Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-62
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Average Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Average Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Balloon Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Beneficial Owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Call Option Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . S-9, S-51
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-18, S-47
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Certificate Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Certificate Owner . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . i, S-54
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-46
Cityscape . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Civil Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Class A-1 Available Funds Cap . . . . . . . . . . . . . . . . . . . . . . S-4
Class A-4 Priority Excess Distribution Amount . . . . . . . . . . . . .  S-54
Class A-4 Priority General Distribution Amount  . . . . . . . . . . . .  S-54
Class A-4 Priority Percentage . . . . . . . . . . . . . . . . . . . . .  S-54
Class A-4 Pro Rata Excess Distribution Amount . . . . . . . . . . . . .  S-54
Class A-4 Pro Rata General Distribution Amount  . . . . . . . . . . . .  S-55
Class B Optimal Principal Balance . . . . . . . . . . . . . . . . . . .  S-55
Class M-1 Optimal Principal Balance . . . . . . . . . . . . . . . . . .  S-55
Class M-2 Optimal Principal Balance . . . . . . . . . . . . . . . . . .  S-55
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . i, S-1, S-5, S-62
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-79
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . S-7
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-80
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Cut-Off Date Principal Balance  . . . . . . . . . . . . . . . . . . . .  S-25
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-82, S-87
Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Delinquency Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-47
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
Distribution Date . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-48
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-81
Exception . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
Exemption Rating Agencies . . . . . . . . . . . . . . . . . . . . . . .  S-82
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-47
First Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-82, S-87
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Foreign Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81
Foreign Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-81
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
General Excess Available Amount . . . . . . . . . . . . . . . . . . . .  S-56
Greenwich . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Gross Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Gross Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-32
Group I Certificates  . . . . . . . . . . . . . . . . . . . . . . . S-1, S-46
Group I Initial Cut-Off Date Principal Balance  . . . . . . . . . . S-5, S-25
Group I Mezzanine Certificates  . . . . . . . . . . . . . . . . . . S-1, S-46
Group I Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Group I Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Group I Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . S-2
Group I Prepayment Assumption . . . . . . . . . . . . . . . . . . . . .  S-62
Group I Residual Certificates . . . . . . . . . . . . . . . . . . . S-1, S-46
Group I Senior Certificates . . . . . . . . . . . . . . . . . . . . S-1, S-46
Group I Subordinate Certificates  . . . . . . . . . . . . . . . . . S-1, S-46
Group I Subsequent Mortgage Loans . . . . . . . . . . . . . . .  i, S-2, S-25
Group II  Mezzanine Certificates  . . . . . . . . . . . . . . . . . . . . S-1
Group II Available Funds Cap  . . . . . . . . . . . . . . . . . . . . . . S-4
Group II Certificates . . . . . . . . . . . . . . . . . . . . . . . S-1, S-46
Group II Initial Cut-Off Date Principal Balance . . . . . . . . . . S-5, S-32
Group II Mezzanine Certificates . . . . . . . . . . . . . . . . . . S-1, S-46
Group II Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Group II Mortgaged Properties . . . . . . . . . . . . . . . . . . . . . . S-2
Group II Prepayment Assumption  . . . . . . . . . . . . . . . . . . . .  S-62
Group II Residual Certificates  . . . . . . . . . . . . . . . . . . . . . S-1
Group II Senior Certificates  . . . . . . . . . . . . . . . . . . . S-1, S-46
Group II Subordinate Certificates . . . . . . . . . . . . . . . . . S-1, S-46
Group Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Initial Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Initial Group I Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . S-6
Initial Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Interest Distributable Amount . . . . . . . . . . . . . . . . . . . . .  S-56
Interest Remittance Amount  . . . . . . . . . . . . . . . . . . . . . .  S-56
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-80
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  S-60
Lifetime Cap  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-33
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Loan Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
Loss Reimbursement Deficiency . . . . . . . . . . . . . . . . . . . . .  S-56
Majority Residual Interestholders . . . . . . . . . . . . . . . . . . .  S-11
Maximum Collateral Amount . . . . . . . . . . . . . . . . . . . . . . .  S-56
Maximum Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . S-8, S-33
Mezzanine Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Minimum Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . S-9, S-33
Monthly Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-57
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-82
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-5
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Net income from foreclosure property  . . . . . . . . . . . . . . . . .  S-80
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-45
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
One-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . i, S-60
Optimal Principal Balance . . . . . . . . . . . . . . . . . . . . . . .  S-57
Original Certificate Principal Balance  . . . . . . . . . . . . . . . . . . i
Overcollateralization Deficiency Amount . . . . . . . . . . . . . . . .  S-57
Overcollateralization Target Amount . . . . . . . . . . . . . . . . . .  S-57
Overcollateralized Amount . . . . . . . . . . . . . . . . . . . . . . .  S-57
Pass-Through Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Periodic Rate Cap . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-33
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . .  S-84
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-81
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . S-2, S-46
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-51
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . .  i, S-9, S-51
Pre-Funding Limit . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Pre-Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . .  S-10, S-45
Principal Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
Principal Remittance Amount . . . . . . . . . . . . . . . . . . . . . .  S-57
Pro Rata Pre-Funding Distribution Amount  . . . . . . . . . . . . . . .  S-57
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . .  S-80
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
PTCE 95-60  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-87
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
Realized Loss Percentage  . . . . . . . . . . . . . . . . . . . . . . .  S-58
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Regular Pre-Funding Distribution Amount . . . . . . . . . . . . . . . .  S-58
Regular Principal Distribution Amount . . . . . . . . . . . . . . . S-3, S-58
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, S-11, S-79
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-23
Replacement Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  S-45
Reserve Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . S-1, S-46
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
Rolling Delinquency Percentage  . . . . . . . . . . . . . . . . . . . .  S-58
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-82, S-87
Second Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Senior Class Subordination Deficit  . . . . . . . . . . . . . . . . . .  S-53
Senior Credit Enhancement Percentage  . . . . . . . . . . . . . . . . .  S-58
Senior Optimal Principal Balance  . . . . . . . . . . . . . . . . . . .  S-58
Senior Principal Distribution Amount  . . . . . . . . . . . . . . . . .  S-59
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Servicer Remittance Date  . . . . . . . . . . . . . . . . . . . . . . .  S-46
Servicer Termination Trigger Event  . . . . . . . . . . . . . . . . . .  S-78
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-45
Simple Interest Loans . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Six-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-32
Stepdown Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Stepdown Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Stepup Cumulative Loss Test . . . . . . . . . . . . . . . . . . . . . .  S-60
Stepup Rolling Delinquency Test . . . . . . . . . . . . . . . . . . . .  S-59
Stepup Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . S-1
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . .  S-43
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Trustee Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Trustee Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Trustee's Mortgage File . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
Unpaid Interest Shortfall Amount  . . . . . . . . . . . . . . . . . . .  S-60
Unutilized Funding Amount . . . . . . . . . . . . . . . . . . . . . S-3, S-51
Upgrade . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21

NO  DEALER,  SALESMAN  OR  OTHER  PERSON HAS  BEEN           CITYSCAPE HOME EQUITY LOAN TRUST
AUTHORIZED  TO GIVE ANY INFORMATION OR TO MAKE ANY                     SERIES 1997-C
REPRESENTATION NOT  CONTAINED  IN THIS  PROSPECTUS
SUPPLEMENT  OR THE  PROSPECTUS  AND,  IF GIVEN  OR
MADE, SUCH INFORMATION  OR REPRESENTATION MUST NOT                 $39,600,000 CLASS A-1
BE  RELIED UPON AS  HAVING BEEN AUTHORIZED  BY THE              VARIABLE PASS-THROUGH RATE
DEPOSITOR OR  THE UNDERWRITERS.   THIS  PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN                 $27,500,000 CLASS A-2
OFFER  OF ANY SECURITIES OTHER THAN THOSE TO WHICH                6.78% PASS-THROUGH RATE
THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION
OF   AN  OFFER  TO  BUY,  TO  ANY  PERSON  IN  ANY                 $12,438,000 CLASS A-3
JURISDICTION WHERE SUCH  AN OFFER OR  SOLICITATION                7.38% PASS-THROUGH RATE
WOULD BE UNLAWFUL.   NEITHER THE DELIVERY  OF THIS
PROSPECTUS SUPPLEMENT  AND THE PROSPECTUS  NOR ANY                 $7,800,000 CLASS A-4
SALE    MADE    HEREUNDER    SHALL,    UNDER   ANY                7.00% PASS-THROUGH RATE
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION  THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF  ANY                 $78,527,000 CLASS A-5
TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.                      VARIABLE PASS-THROUGH RATE

                                                                   $6,659,000 CLASS M-1F
                                                                  7.24% PASS-THROUGH RATE
                 TABLE OF CONTENTS

                                                                   $4,867,000 CLASS M-2F
                                              PAGE
                                                                  7.48% PASS-THROUGH RATE
               PROSPECTUS SUPPLEMENT
                                                                   $9,268,000 CLASS M-1A
                                                                VARIABLE PASS-THROUGH RATE
Incorporation of Certain Documents by Reference
                                                ii
                                                                   $5,609,000 CLASS M-2A
Summary of Terms  . . . . . . . . . . .        S-1
                                                                VARIABLE PASS-THROUGH RATE
Risk Factors  . . . . . . . . . . . . .       S-13
Cityscape's Portfolio of Mortgage Loans       S-18
                                                                   $3,586,076 CLASS B-1F
Cityscape Corp. . . . . . . . . . . . .       S-22
                                                                  7.83% PASS-THROUGH RATE
The Mortgage Loan Groups  . . . . . . .       S-25
The Pooling and Servicing Agreement . .       S-44
                                                                   $4,145,924 CLASS B-1A
Description of the Certificates . . . .       S-46
                                                                VARIABLE PASS-THROUGH RATE
Use of Proceeds . . . . . . . . . . . .       S-79
Certain Material Federal Income Tax Consequences
                                              S-79
State Taxes . . . . . . . . . . . . . .       S-81
ERISA Considerations  . . . . . . . . .       S-81
Legal Investment Considerations . . . .       S-85
Method of Distribution  . . . . . . . .       S-85
                                                             FINANCIAL ASSET SECURITIES CORP.
Legal Matters . . . . . . . . . . . . .       S-87
                                                                        (DEPOSITOR)
Ratings . . . . . . . . . . . . . . . .       S-87
Index of Defined Terms  . . . . . . . .       S-88
                                                                ---------------------------
                    PROSPECTUS
                                                                   PROSPECTUS SUPPLEMENT
Prospectus Supplement or Current
Report on Form 8-K . . . . . . . . . . .    2
Incorporation of Certain Documents
by Reference . . . . . . . . . . . . . .    2
Available Information  . . . . . . . . .    2                    ----------------------------
Reports to Securityholders . . . . . . .    3
Summary of Terms . . . . . . . . . . . .    4                   GREENWICH CAPITAL MARKETS, INC.
Risk Factors . . . . . . . . . . . . . .   11
The Trust Fund . . . . . . . . . . . . .   16
Use of Proceeds  . . . . . . . . . . . .   22
The Depositor  . . . . . . . . . . . . .   22
Loan Program . . . . . . . . . . . . . .   22                          PRUDENTIAL SECURITIES
Description of the Securities. . . . . .   24                              INCORPORATED
Credit Enhancement . . . . . . . . . . .   34
Yield and Preyment Considerations. . . .   40
The Agreements . . . . . . . . . . . . .   42                            -------------------
Certain Legal Aspects of the Loans . . .   55
Certain Material Federal Income Tax                                          June 24, 1997
Considerations . . . . . . . . . . . . .   67
State Tax Considerations . . . . . . . .   87
ERISA Considerations . . . . . . . . . .   87
Legal Investment . . . . . . . . . . . .   89
Method of Distribution . . . . . . . . .   90
Legal Matters  . . . . . . . . . . . . .   91
Financial Information  . . . . . . . . .   91
Rating . . . . . . . . . . . . . . . . .   91



PROSPECTUS
                           ASSET BACKED SECURITIES
                             (ISSUABLE IN SERIES)
                       FINANCIAL ASSET SECURITIES CORP.
                                  DEPOSITOR

    This Prospectus relates to the issuance of Asset Backed Certificates (the "Certificates") and the Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), which may be sold from time to time in one or more series (each, a "Series") by Financial Asset Securities Corp. (the "Depositor") on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will evidence beneficial ownership of a trust fund (a "Trust Fund"). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Securities will include certain assets (the "Trust Fund Assets") which will primarily consist of (i) closed-end and/or revolving home equity loans (the "Home Equity Loans") secured primarily by subordinate liens onone-
 to four-family residential properties, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") that are either unsecured or secured primarily by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home
Improvements") and/or (iii) Private Asset Backed Securities (as defined herein). The Home Equity Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans". The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a "Seller"), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, reserve accounts, reinvestment income, guaranties, obligations, agreements, letters of credit or other assets to the extent described in the related Prospectus Supplement.

    Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement.

    Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

    The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Trust Fund Assets in the related Trust Fund.

    The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the Trust Fund Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Material Federal Income Tax Consequences."

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 11.

THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE LOANS ARE INSURED
OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Securities will be distributed by, or sold by underwriters managed by:


                       GREENWICH CAPITAL MARKETS, INC.


June 20, 1997

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

             PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

    The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the Pass-Through Rate or method of determining the rate or the amount of interest, if any, to be passed through to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities;
(ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (xi) information as to the Trustee; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and
(xiii) information as to the Master Servicer.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering of Securities evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Securities, the Depositor will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Paul D. Stevelman, Assistant Secretary, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2756. The Depositor has determined that its financial statements are not material to the offering of any Securities.

                            AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                          REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under an Agreement to be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-- Reports to Securityholders".

                               SUMMARY OF TERMS

    This summary  is qualified in its  entirety by reference to  the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities          Asset  Backed Certificates  (the "Certificates")
                             and  Asset   Backed  Notes  (the   "Notes"  and,
                             together    with    the    Certificates,     the
                             "Securities"), which are issuable in Series.

Depositor        Financial Asset Securities Corp., a Delaware corporation, an indirect  limited  purpose  finance  subsidiary  of National
                 Westminster Bank Plc  and an affiliate of  Greenwich Capital
                 Markets, Inc.  See "The Depositor" herein.

Trustee The trustee (the "Trustee") for each Series of Securities will be specified in the related Prospectus Supplement. See "The Agreements" herein for a description of the Trustee's rights and obligations.

Master Servicer      The entity  or entities  named as  Master Servicer  (the
                     "Master  Servicer") will  be  specified in  the  related
                     Prospectus  Supplement.    See "The  Agreements--Certain
                     Matters   Regarding   the   Master   Servicer  and   the
                     Depositor".

Trust Fund Assets        Assets of the Trust Fund for a Series of  Securities
                         will  include   certain  assets  (the   "Trust  Fund
                         Assets") which  will primarily consist  of (a) Loans
                         or  (b)  Private Asset  Backed  Securities, together
                         with payments in  respect of such Trust  Fund Assets
                         and   certain   other   accounts,   obligations   or
                         agreements, in each case as specified in the related
                         Prospectus Supplement.  The Loans will  be collected
                         in a  pool (each, a "Pool")  as of the first  day of
                         the month  of the issuance of the  related Series of
                         Securities  or  such  other date  specified  in  the
                         Prospectus Supplement  (the "Cut-off Date").   Trust
                         Fund  assets  also may  include  insurance policies,
                         cash  accounts,  reinvestment   income,  guaranties,
                         letters  of credit  or other  assets  to the  extent
                         described in the related Prospectus Supplement.  See
                         "Credit Enhancement".   In addition,  if the related
                         Prospectus Supplement so provides, the related Trust
                         Funds' assets will include the funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Loans during the period specified in the related Prospectus Supplement. See
                         "The Agreements--Pre-Funding Accounts".

A.  Loans        The Loans will consist of (i) closed-end loans (the "Closed-
                 End  Loans") and/or  revolving home equity loans  or certain
                 balances  therein   (the  "Revolving   Credit  Line  Loans",
                 together  with  the   Closed-End  Loans,  the  "Home  Equity
                 Loans"),   and  (ii)  home  improvement   installment  sales
                 contracts  and   installment  loan   agreements  (the  "Home
                 Improvement Contracts").  The Home Equity Loans and the Home
                 Improvement Contracts are collectively referred to herein as
                 the  "Loans".   All Loans  will have  been purchased  by the
                 Depositor, either directly or through an affiliate, from one or more Sellers.

        As specified in the related Prospectus Supplement, the Home Equity Loans will, and the Home Improvement Contracts may, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property (the "Mortgaged Property"), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties".

B. Private Asset-
  Backed Securities          Private  Asset Backed Securities may include (a)
                             pass-through      certificates      representing
                             beneficial  interests  in certain  loans  and/or
                             (b) collateralized  obligations secured by  such
                             loans.    Private Asset  Backed  Securities  may
                             include  stripped  securities  representing   an
                             undivided interest  in all or  a part  of either
                             the   principal  distributions   (but  not   the
                             interest   distributions)   or   the    interest
                             distributions    (but    not    the    principal
                             distributions) or  in some specified  portion of
                             the  principal and  interest distributions  (but
                             not   all  of  such  distributions)  on  certain
                             loans.   Although individual loans  underlying a
                             Private Asset  Backed Security may be insured or
                             guaranteed by  the United States or an agency or
                             instrumentality thereof,  they need not  be, and
                             the Private  Asset Backed Securities  themselves
                             will not  be so insured or guaranteed.  Payments
                             on the  Private Asset Backed  Securities will be
                             distributed   directly   to   the   Trustee   as
                             registered  owner of  such Private  Asset Backed
                             Securities.  See "The  Trust Fund--Private Asset
                             Backed Securities".

Description of
  the Securities         Each Security will represent  a beneficial ownership
                         interest in, or will be  secured by the assets of, a
                         Trust Fund created  by the Depositor pursuant  to an
                         Agreement among the  Depositor, the Master  Servicer
                         and  the  Trustee  for  the  related  Series.    The
                         Securities of  any Series  may be issued  in one  or
                         more classes as specified  in the related Prospectus
                         Supplement.   A Series of Securities may include one
                         or more classes  of senior Securities (collectively,
                         the  "Senior Securities") and one or more classes of
                         subordinate     Securities    (collectively,     the
                         "Subordinated  Securities").     Certain  Series  or
                         classes of Securities may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related
                         Prospectus Supplement.

        One or more classes of Securities of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Securities of such Series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

Distributions on
  the Securities         Distributions  on  the Securities  entitled  thereto
                         will be made  monthly or at such other intervals and
                         on  the dates  specified in  the related  Prospectus
                         Supplement  (each, a "Distribution Date") out of the
                         payments  received in respect  of the assets  of the
                         related  Trust Fund or Funds or other assets pledged
                         for  the benefit of  the Securities as  specified in
                         the  related  Prospectus  Supplement.    The  amount
                         allocable to  payments of principal  and interest on
                         any   Distribution  Date   will  be   determined  as
                         specified  in  the  related  Prospectus  Supplement.
                         Allocations of distributions among Securityholders of a single class shall be set forth in the related
                         Prospectus Supplement.

        Unless otherwise specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities will not exceed the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Trust Fund Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Loans (the "Loan Rate") and/or Private Asset Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the "Pass-Through Rate"). If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Fund Assets.

        The rate at which interest will be passed through to holders of each class of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average, notional amount or other basis, in each case as described in the related Prospectus Supplement.

Compensating
  Interest If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to (i) the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee or (ii) such other amount as described in the related Prospectus Supplement. See "Description of the Securities-- Compensating Interest".

Credit Enhancement           The assets in a Trust Fund or the  Securities of
                             one or  more classes in  the related  Series may
                             have the benefit  of one or more types of credit
                             enhancement   as   described  in   the   related
                             Prospectus Supplement.   The protection  against
                             losses  afforded by any  such credit support may
                             be  limited.    The  type,  characteristics  and
                             amount of credit enhancement will  be determined
                             based   on  the  characteristics  of  the  Loans
                             and/or    Private   Asset    Backed   Securities
                             underlying or comprising  the Trust Fund  Assets
                             and  other factors  and will  be  established on
                             the basis of requirements of each Rating  Agency
                             rating  the  Securities  of such  Series.    See
                             "Credit Enhancement."

A. Subordination         The  rights  of  the  holders  of  the  Subordinated
                         Securities of a Series to receive distributions with
                         respect to the assets in the related Trust Fund will
                         be subordinated to such rights of the holders of the
                         Senior Securities of  the same Series to  the extent
                         described  in  the  related  Prospectus  Supplement.
                         This  subordination  is  intended   to  enhance  the
                         likelihood of regular  receipt by holders  of Senior
                         Securities of the full amount of monthly payments of
                         principal  and interest  due them.    The protection
                         afforded  to the holders  of Senior Securities  of a
                         Series by means of the subordination feature will be
                         accomplished by  (i) the preferential  right of such
                         holders to receive, prior  to any distribution being
                         made   in  respect   of  the   related  Subordinated
                         Securities, the amounts of interest and/or principal
                         due them on each Distribution Date out of  the funds
                         available  for  distribution  on  such  date in  the
                         related  Security   Account  and,   to  the   extent
                         described in  the related Prospectus  Supplement, by
                         the   right  of  such   holders  to  receive  future
                         distributions  on the  assets in  the related  Trust
                         Fund that would  otherwise have been payable  to the
                         holders  of Subordinated  Securities; (ii)  reducing
                         the ownership interest  of the related  Subordinated
                         Securities; (iii) a  combination of clauses (i)  and
                         (ii)  above; or (iv)  as otherwise described  in the
                         related  Prospectus Supplement.   If so specified in
                         the related Prospectus Supplement, subordination may
                         apply only in  the event of certain types  of losses
                         not covered by  other forms of credit  support, such
                         as  hazard  losses not  covered  by standard  hazard
                         insurance policies, losses due to  the bankruptcy or
                         fraud  of the  borrower.    The  related  Prospectus
                         Supplement  will set  forth information  concerning,
                         among other things, the amount of subordination of a
                         class  or classes  of  Subordinated Securities  in a
                         Series,    the   circumstances    in   which    such
                         subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.

B. Reserve Account           One or  more reserve accounts (each,  a "Reserve
                             Account")  may be established and maintained for
                             each Series.  The  related Prospectus Supplement
                             will  specify  whether   or  not  such   Reserve
                             Accounts will be included  in the corpus of  the
                             Trust  Fund  for   such  Series  and  will  also
                             specify  the  manner  of  funding   the  related
                             Reserve Accounts and the conditions under which the amounts in any such Reserve Accounts will be used to make distributions to holders of Securities of a particular class or released from the related Reserve Account.


C. Special Hazard Insurance
    Policy Certain classes of Securities may have the benefit of a Special Hazard Insurance Policy. Certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a Special Hazard Insurance Policy or Policies. Each Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard Insurance Policy as described in the related Prospectus Supplement.

D. Bankruptcy Bond           One   or   more   bankruptcy   bonds   (each   a
                             "Bankruptcy  Bond")  may  be  obtained  covering
                             certain losses resulting  from action which  may
                             be  taken by  a bankruptcy  court in  connection
                             with  a Loan.   The  level of  coverage and  the
                             limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus
                             Supplement.

E. Loan Pool
   Insurance Policy          A  mortgage pool  insurance  policy or  policies
                             may  be  obtained   and  maintained  for   Loans
                             relating to any Series, which shall be limited in scope, covering defaults on the related
                             Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-off Date.

F. FHA Insurance         If specified  in the related  Prospectus Supplement,
                         (i) all or a  portion of the Loans in a  Pool may be
                         insured by  the Federal Housing  Administration (the
                         "FHA") and/or (ii) all or a portion of the Loans may
                         be  partially  guaranteed   by  the  Department   of
                         Veterans' Affairs (the  "VA").   See "Certain  Legal
                         Considerations--Title I Program".

G. Cross-Support         If specified  in the related  Prospectus Supplement,
                         the  beneficial  ownership  of  separate  groups  of
                         assets included in  a Trust Fund may be evidenced by
                         separate  classes   of   the   related   Series   of
                         Securities.   In such  case, credit  support may  be
                         provided by a  cross-support feature which  requires
                         that   distributions  be   made   with  respect   to
                         Securities evidencing beneficial ownership of one or
                         more  asset   groups  prior   to  distributions   to
                         Subordinated  Securities  evidencing   a  beneficial
                         ownership interest in, or secured by, other asset groups within the same Trust Fund.

        If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

H.  Other Arrangements           Other  arrangements  as  described   in  the
                                 related  Prospectus  Supplement   including,
                                 but not limited to, one  or more letters  of
                                 credit,  surety bonds,  other  insurance  or
                                 third-party  guarantees   may  be  used   to
                                 provide  coverage   for  certain  risks   of
                                 defaults or various types of losses.

Advances The Master Servicer and, if applicable, each mortgage servicing institution that services a Loan in a Pool on behalf of the Master Servicer (a "Sub-Servicer") may be obligated to advance amounts (each, an "Advance") corresponding to delinquent interest and/or principal payments on such Loan until the date, as specified in the related Prospectus Supplement, following the date on which the related Property is sold at a foreclosure sale or the related Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Advances may be drawn from a cash account available for such purpose as described in such Prospectus Supplement.

        Any such obligation of the Master Servicer or a Sub-Servicer to make Advances may be supported by the delivery to the Trustee of a support letter from an affiliate of the Master Servicer or such Sub-Servicer or an unaffiliated third party (a "Support Servicer") guaranteeing the payment of such Advances by the Master Servicer or Sub-Servicer, as the case may be, as specified in the related Prospectus Supplement.

        In the event the Master Servicer, Support Servicer or Sub-Servicer fails to make a required Advance, the Trustee may be obligated to advance such amounts otherwise required to be advanced by the Master Servicer, Support Servicer or Sub-Servicer. See "Description of the Securities--Advances."

Optional Termination             The Master  Servicer or the party  specified
                                 in   the   related  Prospectus   Supplement,
                                 including   the  holder   of  the   residual
                                 interest in a  REMIC, may have the option to
                                 effect  early  retirement  of  a  Series  of
                                 Securities  through  the  purchase   of  the
                                 Trust Fund  Assets and other  assets in  the
                                 related Trust  Fund under the  circumstances
                                 and   in  the   manner  described   in  "The
                                 Agreements--Termination;            Optional
                                 Termination"  herein  and  in   the  related
                                 Prospectus Supplement.

Legal Investment         The  Prospectus  Supplement   for  each  series   of
                         Securities  will  specify  which,  if  any,  of  the
                         classes  of  Securities offered  thereby  constitute
                         "mortgage related  securities" for  purposes of  the
                         Secondary Mortgage  Market Enhancement  Act of  1984
                         ("SMMEA").   Classes  of Securities that  qualify as
                         "mortgage   related   securities"  will   be   legal
                         investments  for  certain   types  of  institutional
                         investors to the extent provided in  SMMEA, subject,
                         in  any case,  to any  other  regulations which  may
                         govern investments by  such institutional investors.
                         Institutions whose investment activities are subject
                         to review  by federal  or  state authorities  should
                         consult  with   their  counsel  or   the  applicable
                         authorities to  determine whether an investment in a
                         particular class of Securities (whether or  not such
                         class  constitutes  a "mortgage  related  security")
                         complies   with   applicable    guidelines,   policy
                         statements or restrictions.  See "Legal Investment."

Certain Material
  Federal Income Tax
  Consequences       The  material   federal  income   tax  consequences   to
                     Securityholders will  vary depending  on whether  one or
                     more  elections  are made  to  treat the  Trust  Fund or
                     specified  portions thereof  as a  real  estate mortgage
                     investment  conduit   ("REMIC") under the  provisions of
                     the  Internal  Revenue  Code of  1986,  as  amended (the
                     "Code").  The  Prospectus Supplement for each  Series of
                     Securities will specify whether such an election will be
                     made.     See  "Certain  Material   Federal  Income  Tax
                     Consequences".

ERISA Considerations             A fiduciary of  any employee benefit plan or
                                 other   retirement   plan   or   arrangement
                                 subject  to the  Employee Retirement  Income
                                 Security Act of 1974, as amended  ("ERISA"),
                                 or the  Code  should  carefully review  with
                                 its legal  advisors whether the purchase  or
                                 holding of Securities  could give rise to  a
                                 transaction  prohibited  or  not   otherwise
                                 permissible  under ERISA  or the  Code.  See
                                 "ERISA Considerations".  Certain  classes of
                                 Securities  may not  be  transferred  unless
                                 the Trustee and the Depositor  are furnished
                                 with  a  letter  of  representation  or   an
                                 opinion of counsel  to the effect that  such
                                 transfer will not result  in a violation  of
                                 the  prohibited  transaction  provisions  of
                                 ERISA and the  Code and will not subject the
                                 Trustee,   the  Depositor   or  the   Master
                                 Servicer  to additional  obligations.    See
                                 "Description of the Securities-General"  and
                                 "ERISA Considerations".

                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

    There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED ASSETS

    The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series will be payable solely from the Trust Fund for such Securities and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Securities. Further, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Security Account immediately after making all payments due on the Securities of such Series, after making adequate provision for future payments on certain classes of Securities and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Securityholders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the Seller or originator of such Loan, or (ii) from a Reserve Account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor or Master Servicer will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Loan upon conversion to a fixed rate.

CREDIT ENHANCEMENT

    Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. See "Credit Enhancement".

PREPAYMENT AND YIELD CONSIDERATIONS

    The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans and, in the case of Private Asset Backed Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Securities may be affected by the rate of prepayment of the Loans comprising or underlying the Trust Fund Assets. See "Yield and Prepayment Considerations".

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See "Description of the Securities - Distributions of Interest".

BALLOON PAYMENTS

    Certain of the Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

    There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could be higher than those currently experienced in the mortgage lending industry in general.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of the Loans".

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

    Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances. See "Certain Legal Aspects of the Loans--Environmental Risks."

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS

    The Loans may also be subject to federal laws, including:

        (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

        (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

    The Riegle Act. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of the Loans".

RATING OF THE SECURITIES

    It will be a condition to the issuance of a class of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will respect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

    If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in Securities can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing the Securities.

    In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on the Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of
Securityholders either directly or indirectly through Financial Intermediaries. See "Description of the Securities--Book-Entry Registration of Securities".

PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. In no event shall the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ("Subsequent Loans") in a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

LOWER CREDIT QUALITY TRUST FUND ASSETS

    Certain of the Trust Fund Assets underlying or securing, as the case may be, a Series of Securities may have been made to lower credit quality borrowers who have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks and other traditional sources of lenders, and customers with a derogatory credit report including a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans and garnishment of wages. The average interest rate charged on such Trust Fund Assets made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. The payment experience on loans made to these types of borrowers is likely to be different (i.e., greater likelihood of later payments or defaults, less likelihood of prepayments) from that on loans made to borrowers with higher credit quality, and is likely to be more sensitive to changes in the economic climate in the areas in which such borrowers reside. See "The Mortgage Pool" in the related Prospectus Supplement.

DELINQUENT TRUST FUND ASSETS

    No more than 5% (by principal balance) of the Trust Fund Assets for any particular Series of Securities will be between 30 and 59 days past due as of the related Cut-off Date.

OTHER CONSIDERATIONS

    There is no assurance that the market value of the Trust Fund Assets or any other assets of a Series will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

--------------------
    /F1/     Whenever the  terms "Pool", "Certificates"  and "Notes"  are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Certificates representing certain undivided interests in, or Notes secured by the assets of, a single trust fund (the "Trust Fund") consisting primarily of the Loans in such Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates or Notes of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.


                                THE TRUST FUND

    The Certificates of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the "Trust Fund Assets") consisting of a pool (each, a "Pool") comprised of Loans or Private Asset Backed Securities, in each case as specified in the related Prospectus Supplement, together with payments in respect of such Trust Fund Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement./F1/ The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the Prospectus Supplement (the "Cut-off Date"). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

    The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program-Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Loan Program--Underwriting Standards".

    The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ("Sub-Servicers"), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series of Certificates, or a servicing agreement (each, a "Servicing Agreement") between the Trustee and the Servicer with respect to a Series of Notes, and will receive a fee for such services. See "Loan Program" and "The Pooling and Servicing Agreement". With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

    As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

    If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

    Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See "The Agreements-- Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Loan Program--Representations by Sellers; Repurchases" and "The Agreements--Sub-Servicing of Loans", "--Assignment of Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust
Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Fund Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

    General. For purposes hereof, "Home Equity Loans" includes "Closed-End Loans" and "Revolving Credit Line Loans". The real property which secures repayment of the Loans is referred to as "Properties". Unless otherwise specified in the related Prospectus Supplement, the Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Property, which may be subordinated to one or more senior liens on the related Properties, each as described in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, the Loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

    The Properties relating to Loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ("Single Family Properties") or Small Mixed-Used Properties (as defined herein) which consist of structures of not more than three stories which include one- to four-family residential dwelling units and space used for retail, professional or other commercial uses. Such Properties may include vacation and second homes, investment properties and leasehold interests. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    The payment terms of the Loans to be included in a Trust Fund will be described in the related
Prospectus Supplement and may include any of the following features (or combination thereof) or other features, all as described above or in the related Prospectus Supplement:

        (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is
    convertible  from an  adjustable rate  to a  fixed rate.   Changes  to an
    adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and  under  such  circumstances  as  may  be  specified  in  the  related
    Prospectus Supplement.   Loans may provide for the payment of interest at
    a rate lower than the specified interest rate borne by such Mortgage (the "Loan Rate") for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the Seller of the Property or another source.

        (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may
    change  from period  to period.   Loans  may include  limits on  periodic
    increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods
    ("lockout  periods").     Certain  loans  may  permit  prepayments  after
    expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

    As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loan will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

    The Loans may include fixed-rate, closed-end mortgage loans having terms to maturity of up to 30 years and secured by first-lien mortgages originated on Properties containing one to four residential units and no more than three income producing non-residential units ("Small Mixed-Use Properties"). At least 50% of the units contained in a Small Mixed-Use Property will consist of residential units. Income from such non-residential units will not exceed 40% of the adjusted gross income of the related borrower. The maximum Loan-to-Value Ratio on Small Mixed-Use Properties will not exceed 65%. Small Mixed-Use Properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

    Home Improvement Contracts. The Trust Fund Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interest in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    Except as otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

    Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., one- to four-family houses, individual units in condominium apartment buildings, vacation and second homes or other real property), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the Loans, and (viii) the geographical location of the Loans on a state-by-state basis. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

    Except as otherwise specified in the related Prospectus Supplement, the "Combined Loan-to-Value Ratio" of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to (ii) the Collateral Value of the related Property. Except as otherwise specified in the related Prospectus Supplement, the "Collateral Value" of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

PRIVATE ASSET BACKED SECURITIES

    General. Private Asset Backed Securities may consist of (a) pass-through certificates or participation certificates evidencing an undivided interest in a pool of home equity or home improvement loans, or (b)
collateralized mortgage obligations secured by home equity or home improvement loans. Private Asset Backed Securities may include stripped asset backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain home equity or home improvement loans. Private Asset Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PABS Agreement"). The seller/servicer of the underlying Loans will have entered into the PABS Agreement with the trustee under such PABS Agreement (the "PABS Trustee"). The PABS Trustee or its agent, or a custodian, will possess the loans underlying such Private Asset Backed Security. Loans underlying a Private Asset Backed Security will be serviced by a servicer (the "PABS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PABS Servicer. Except as otherwise specified in the related Prospectus Supplement, the PABS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Asset Backed Securities, approved by HUD as an FHA mortgagee.

    The issuer of the Private Asset Backed Securities (the "PABS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. The PABS Issuer shall not be an affiliate of the Depositor. The obligations of the PABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Except as otherwise specified in the related Prospectus Supplement, the PABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Asset Backed Securities issued under the PABS Agreement. Additionally, although the loans underlying the Private Asset Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Asset Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Asset Backed Securities on the dates specified in the related Prospectus Supplement. The Private Asset Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Asset Backed Securities by the PABS Trustee or the PABS Servicer. The PABS Issuer or the PABS Servicer may have the right to repurchase assets underlying the Private Asset Backed Securities after a certain date or under other circumstances as specified in the related Prospectus Supplement.

    Underlying Loans. The home equity or home improvement loans underlying the Private Asset Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, buydown loans, adjustable rate loans, or loans having balloon or other special payment features. Such loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related Prospectus Supplement, the underlying loans will have the following characterizations: (i) no loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property that had a Loan-to-Value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PABS Agreement, (v) each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each loan (other than a cooperative loan or a contract secured by a manufactured home) will be covered by a title insurance policy.

    Credit Support Relating to Private Asset Backed Securities. Credit support in the form of reserve funds, subordination of other private certificates issued under the PABS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Asset Backed Securities themselves.

    Rating of Private Asset Backed Securities.   The PABS upon their issuance
will have been assigned a rating in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

    Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Asset Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Asset Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the loans which comprise the underlying assets for the Private Asset Backed Securities including (A) the payment features of such loans, (B) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the loans, and (D) the minimum and maximum stated maturities of the underlying loans at origination, (iii) the maximum original term-to-stated maturity of the Private Asset Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Asset Backed Securities, (v) the pass-through or certificate rate of the Private Asset Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Asset Backed Securities, (vii) the PABS Issuer, the PABS Servicer (if other than the PABS Issuer) and the PABS Trustee for such Private Asset Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Asset Backed Securities or to such Private Asset Backed Securities themselves, (ix) the term on which the underlying loans for such Private Asset Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Asset Backed Securities, (x) the terms on which loans may be
substituted   for  those  originally  underlying  the  Private  Asset  Backed
Securities and (xi) to the extent provided in a periodic report to the Trustee in its capacity as holder of the PABS, certain information regarding the status of the credit support, if any, relating to the PABS.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                THE DEPOSITOR

    Financial Asset Securities Corp., the Depositor, is a Delaware corporation organized on August 2, 1995 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. It is an indirect limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc., a registered securities broker-dealer. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

    Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                 LOAN PROGRAM

    The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

    Each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, the borrower's income will be verified by the Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

    In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

    Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

QUALIFICATIONS OF SELLERS

    Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Seller will be a seller/servicer approved by either FNMA or FHLMC.

REPRESENTATIONS BY SELLERS; REPURCHASES OR SUBSTITUTIONS

    Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Except as otherwise specified in the related Prospectus Supplement, such representations and warranties include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower;
(iii) that each Loan constituted a valid lien on the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property;
(v) that no required payment on a Loan was more than thirty days' delinquent; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representationes and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

    The  Master Servicer  or  the  Trustee, if  the  Master Servicer  is  the
Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) to substitute for such Loan a replacement loan that satisfies certain requirements set forth in the Agreement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Securities--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

    Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under "The Agreements--Assignment of Trust Fund Assets".

                        DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that mainly differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

GENERAL

    Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Notes of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will be secured by the pledge of the assets of the related Trust Fund and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under "The Agreements--Payments on Loans; Deposits to Security Account";
(iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a Special Hazard Insurance Policy, a Bankruptcy Bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Fund Assets in the related Trust Fund. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Trust Fund Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made in the manner specified in the Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register"); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

    The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of other interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in prohibited transactions within the meaning of ERISA and the Code. See "ERISA Considerations". Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

    As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Securityholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, to the extent set forth in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

    General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a "Reserve Account"). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the distributions to any class of Securities will be made pro rata to all Securityholders of that class.

    Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

        (i)  the  aggregate  of  all  previously  undistributed  payments   on
    account of  principal  (including  Principal  Prepayments,  if  any,  and
    prepayment  penalties,   if  so  provided   in  the   related  Prospectus
    Supplement) and interest on the Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except

             (a) all payments which were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after the interest accrual period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period relating to such Distribution Date;

             (d) amounts received on particular Loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Security Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

             (f) that portion of each collection of interest on a particular Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Loans purchased pursuant to the Agreement;

        (ii) the amount of any advance made by the Master Servicer, Sub Servicer, Support Servicer or Trustee as described under "Advances" below and deposited by it in the Security Account;

        (iii)    if applicable, amounts withdrawn from a Reserve Account;

        (iv) if applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party guaranties; and

        (v)  if applicable, the amount of prepayment interest shortfall.

    Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities (i) entitled only to distributions allocable to interest, the aggregate notional principal balance or (ii) which, under certain circumstances, allow for the accrual of interest otherwise scheduled for payment to remain unpaid until the occurrence of certain events specified in the related Prospectus Supplement) of each class of Securities entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Security Principal Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

    Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

    With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Security Principal Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Security Principal Balance as so adjusted.

    Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Security Principal Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

    If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securityholders will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by other Securities in the Trust Fund. Increasing the interests of the other Securities relative to that of certain Securities allocated by the principal prepayments is intended to preserve the availability of the subordination provided by such other Securities. See "Credit Enhancement-Subordination".

    Unscheduled Distributions. The Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, the distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal will be made on the same basis as such distributions would have been made on the next Distribution Date on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

    To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Security Account for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In addition, to the extent provided in the related Prospectus Supplement, a cash account may be established to provide for Advances to be made in the event of certain Trust Fund Assets payment defaults or collection shortfalls.

    In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related  Insurance Proceeds,  Liquidation  Proceeds or  proceeds of  any Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or a Support Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

    The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a Support Servicer pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings then in effect on the Securities.

    Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "Description of the Securities-- Distributions on Securities" herein.

COMPENSATING INTEREST

    If so specified in the related Prospectus Supplement, the Master Servicer will be required to remit to the Trustee, with respect to each Loan in the related Trust Fund as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any Due Period, an amount, from and to the extent of amounts otherwise payable to the Master Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Loan at the Loan Rate net of the per annum rate at which the Master Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Loan during such Due Period, net of the Master Servicer's servicing fee.

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

        (i)  the  amount   of  such   distribution  allocable   to  principal,
    separately identifying the aggregate amount of any Principal Prepayments and any applicable prepayment penalties included therein;

        (ii)     the amount of such distribution allocable to interest;

        (iii)    the amount of any Advance;

        (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

        (v) the outstanding principal balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

        (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

        (vii) the percentage of Principal Prepayments on the Loans, if any, which such class will be entitled to receive on the following Distribution Date;

        (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

        (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent
    (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

        (xi) if a class is entitled only to a specified portion of payments of interest on the Loans in the related Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Loans expected to be applicable to the next distribution to such class;

        (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

        (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date;
    and

        (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Securities ("Security Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholders" of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Security Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

    Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and Participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

    Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

    Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear
Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of Notes--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust will be provided to CEDE, as nominee of DTC, and may be made available by CEDE to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    None of the Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                              CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the Trust Fund Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered be credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of deficiencies.

SUBORDINATION

    Protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. Delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve
Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.

    Various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

    As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

    A separate Special Hazard Insurance Policy may be obtained for the Pool and issued by the insurer (the "Special Hazard Insurer") named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from
(i) loss by reason of damage to Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Properties are located or under a flood insurance policy if the Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreements-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reactions, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the Loan have been kept in force and other protection and preservation expenses have been paid.

    Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to Property securing a foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the Property to the Special Hazard Insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such Property. If the unpaid principal balance of a Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will further reduce coverage by such amount.

    The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Securities in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such Rating Agency.

BANKRUPTCY BONDS

    A bankruptcy bond ("Bankruptcy Bond") for proceedings under the federal Bankruptcy Code may be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each Rating Agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Securities. See "Certain Legal Aspects of the Loans-Anti-Deficiency Legislation and Other Limitations on Lenders".

RESERVE ACCOUNTS

    Credit support with respect to a Series of Securities may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

    The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

    Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which may include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

    A separate pool insurance policy ("Pool Insurance Policy") may be obtained for the Pool and issued by the insurer (the "Pool Insurer") named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the
Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled;
(ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

    Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to purchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

    Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid may include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

FHA INSURANCE; VA GUARANTEES

    Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Considerations -- Title I Program", certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured.

    The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect to a defaulted FHA-insured Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Loan upon default for an amount equal to the principal amount of any such debenture.

    Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

    Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Loan.

    The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

    With respect to a defaulted VA guaranteed Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Property.

    The amount payable under the guarantee will be the percentage of the VA-insured Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Loan, interest accrued on the unpaid balance of the Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

CROSS-SUPPORT

    The beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

    A Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                     YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. With respect to a Trust Fund which includes Private Asset Backed Securities, the possible effects of the amount and timing of principal payments received with respect to the underlying mortgage loans will be described in the related Prospectus Supplement. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Unless otherwise specified in the related Prospectus Supplement, Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Loans in a Pool will affect the life of the related Series of Securities.

    The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses". The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

    Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

    Unless otherwise specified in the related Prospectus Supplement, the Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. If prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans may experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

    When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Unless the Master Servicer remits amounts otherwise payable to it as servicing compensation, see "Description of the Securities-Compensating Interest", the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through until the month following receipt.

    Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

    If  the rate  at  which interest  is  passed through  to  the holders  of
Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

    Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See "The Agreements--Termination; Optional Termination".

    Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                THE AGREEMENTS

    Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Except as otherwise specified, the Agreement described herein contemplates a Trust Fund comprised of Loans. The provisions of an Agreement with respect to a Trust Fund which consists of or includes Private Asset Backed Securities may contain provisions similar to those described herein but will be more fully described in the related Prospectus Supplement.

ASSIGNMENT OF THE TRUST FUND ASSETS

    Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the Loan, the Combined Loan-to-Value Ratios at origination and certain other information.

    Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

    Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

    The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within a specified number of days after receipt of such notice (or such other period as may be specified in the related Prospectus Supplement), the Seller will be obligated either (i) to purchase the related Loan from the Trust at the Purchase Price or (ii) to remove such Loan from the Trust Fund and substitute in its place one or more other Loans. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Loan Program-Representations by Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

    The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase or replace the Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

    Assignment of Private Asset Backed Securities. The Depositor will cause Private Asset Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Asset Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Asset Backed Security. See "The Trust Fund-Private Asset Backed Securities" herein. Each Private Asset Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Asset Backed Security conveyed to the Trustee.

    Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    Each Sub-Servicer servicing a Loan pursuant to a Sub-Servicing Agreement (as defined below under "-Sub-Servicing of Loans") will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")) of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day of receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "-Sub-Servicing of Loans" that are received by it in respect of the Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Loans that are required to be so remitted. The Sub-Servicer may also be required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of interest and/or principal, less its servicing or other compensation, on any Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, any such obligation of the Sub-Servicer to advance will continue up to and including the first of the month following the date on which the related Property is sold at a foreclosure sale or is acquired on behalf of the Securityholders by deed in lieu of foreclosure, or until the related Loan is liquidated.

    The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the "Security Account") must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF,
(iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

    The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund on a daily basis, to the extent applicable and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

        (i) all payments on account of principal, including Principal Prepayments and any applicable prepayment penalties, on the Loans;

        (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

        (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

        (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Loan Program-Representations by Sellers;
    Repurchases" or "-Assignment of Trust Fund Assets" above and all proceeds of any Loan repurchased as described under "-Termination; Optional Termination" below;

        (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

        (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account; and

        (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

PRE-FUNDING ACCOUNT

    If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

SUB-SERVICING OF LOANS

    Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

    With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Loan; processing assumptions or substitutions, although, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Properties under certain circumstances; maintaining accounting records relating to the Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of interest and/or principal on Loans, as described more fully above under "-Payments on Loans; Deposits to Security Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

    As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the Mortgage Note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Loans if the Sub-Servicer elects to release the servicing of such Loans to the Master Servicer. See "-Servicing and Other Compensation and Payment of Expenses".

    Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

    Each Sub-Servicer will be required to service each Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

    The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

    The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer may be obligated to make Advances during any period of such an arrangement.

    Except as otherwise specified in the related Prospectus Supplement, in any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses". In connection with any such assumption, the terms of the related Loan may not be changed.

HAZARD INSURANCE

    Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement-Special Hazard Insurance Policies".

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds in an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See "Credit Enhancement".

REALIZATION UPON DEFAULTED LOANS

    Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

    Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Loan will consist of the insured percentage of the unpaid principal amount of the covered Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

    Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Loans; (ii) failure to construct the Property subject to the Loan in accordance with specified plans; (iii) physical damage to the Property; and (iv) the related Master Servicer or Sub-servicer not being approved as a servicer by the Primary Insurer.

    Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Property, to have the Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Property.

    In those cases in which a Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collection thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master
Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

    If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, except as otherwise specified in the Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Loan, such amounts will decrease as the Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers may be entitled to retain all assumption fees and late payment charges, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Security Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

    In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Audit Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans or Private Asset Backed Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

    Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

    Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

    Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance or gross negligence in the performance of duties thereunder or by reasons of reckless disregard of obligations and duties thereunder. To the extent provided in the related Agreement, the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor may be entitled to indemnification by the related Trust Fund and may be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

    Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Pooling and Servicing Agreement; Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the aggregate Percentage Interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

    So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of
Securities of any class evidencing not less than 51% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of its rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

    No Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

    Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for five (5) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have a Pass-Through Rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 662/3% of the Percentage Interests of the Notes of such Series.

    Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATIONS; OPTIONAL TERMINATION

    Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

    Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

    Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

    The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                      CERTAIN LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

    The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

    Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.
After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees".

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks, and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

    Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act ("SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

    A regulation promulgated by the U.S. Environmental Protection Agency ("EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

    On September 30, 1996, Congress amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the 1996 amendments specify the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

    Generally, the amendments state that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender
(i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or
(ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for
(x) overall management of the facility encompassing daily-decision making with respect to environmental compliance or (y) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The amendments also specify certain activities that are not considered to be "participation in management", including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

    The 1996 amendments also specify that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator", even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

    The CERCLA and SWDA lender liability amendments specifically address the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Home Equity Loans and the Home Improvement Contracts. The amendments do not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract, such as the Trust Fund does in connection with the Installment Contracts.

    If a lender (including a lender under an Installment Contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties", including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans (or at a property subject to an Installment Contract), would be imposed on the Trust Fund, and thus occasion a loss to the Securityholders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

    The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does
"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board (the "FHLBB") prohibit the imposition of a prepayment penalty or equivalent fee in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Loans.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of
Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1993 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

    General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Consumer  Protection Laws.  The so-called  "Holder-in-Due Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

    General. Certain of the Loans contained in a Trust Fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

    There are two basic methods of lending or originating such loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

    Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I Loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the "Premium"). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a Premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the Premium paid for such year.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender's insurance coverage reserve account.

    Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than 9 months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the "Claimable Amount" means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

    The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

OTHER LEGAL CONSIDERATIONS

    The Loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the Loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and in addition could subject the Sellers to damages and administrative enforcement.

              CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

    The federal income tax consequences to holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

TAXATION OF DEBT SECURITIES

    Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

    Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

    Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The  issue  price  of a  Debt  Security is  the  first price  at  which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. In the opinion of Tax Counsel, the interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The Internal Revenue Services (the "IRS") recently issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that Loans will be prepaid at that rate or at any other rate.

    The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

    Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

    Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust-- Discount or Premium on Pass-Through Securities."

    Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

    Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

    Premium. In the opinion of Tax Counsel, a holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

    Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in clause (i) or (ii) above, then a Security will qualify for the tax treatment described in clause (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

    Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    Prohibited  Transactions  and  Contributions Tax.    The  REMIC  will  be
subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    In the opinion of Tax Counsel, the holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    In the opinion of Tax Counsel, the holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

    Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    Sale or Exchange. In the opinion of Tax Counsel, a holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

    Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

    Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

    In the opinion of Tax Counsel, each holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

    In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped  Securities.   A  Stripped Security  may  represent a  right  to
receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

    Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

    Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

    Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

    Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest
Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

    If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

    Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

    In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

    The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

    Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies .

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and  taxpayer identification number of the nominee  and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a
Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Certain Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

    The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

    ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

    On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

    In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory or administrative exemption applies.

    In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ("Single Family Securities") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Securities. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i)
Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of Trust Securities; provided that the Securities in the case of clause
(i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

    PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See "Description of the Securities" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

    Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc., an individual exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374, 55 Fed. Reg. 36724) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

    The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables. The definition of "trust", however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

    The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

    All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement such "high-risk mortgage securities" include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

    There may be other restrictions on the ability of certain investors, including depositors institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

    The Securities offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

    Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by GCM acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Securities, GCM will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Trust Fund Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Securities as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

    The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

    In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's loans or private asset backed securities, pending the sale of such loans or private asset backed securities, or interests therein, including the Securities.

    The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                LEGAL MATTERS

    The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York 10048.

                            FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

    Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

    There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.